     As filed with the Securities and Exchange Commission on March 30, 1999
                                                 Registration Nos. 333-07593
                                                                   333-07593-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                          ML PRINCIPAL PROTECTION L.P.
                      ML PRINCIPAL PROTECTION TRADING L.P.
                            (RULE 140 CO-REGISTRANT)
             (Exact name of registrant as specified in its charter)

                                                       13-3750642 (REGISTRANT)
       DELAWARE                      6793             13-3775509(CO-REGISTRANT)
(State of Organization)  (Primary Standard Industrial       (IRS Employer
                          Classification Code Number)  Identification Number)

                   C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                           PRINCETON CORPORATE CAMPUS
                             800 SCUDDERS MILL ROAD
                                   SECTION 2G
                          PLAINSBORO, NEW JERSEY 08536
                                   (609) 282-8560
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JOHN R. FRAWLEY, JR.
                   C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                           PRINCETON CORPORATE CAMPUS
                             800 SCUDDERS MILL ROAD
                                   SECTION 2G
                          PLAINSBORO, NEW JERSEY 08536
                                   (609) 282-8560
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   COPIES TO:

                                 James B. Biery
                              Catherine L. Fletcher
                                 Sidley & Austin
                            One First National Plaza
                             Chicago, Illinois 60603

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                               ------------------

          IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") CHECK THE FOLLOWING BOX. |X|

          IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

          IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

          IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 426(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

          IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

[MERRILL LYNCH BULL LOGO]

                                    PART ONE
                               DISCLOSURE DOCUMENT
--------------------------------------------------------------------------------
                          ML PRINCIPAL PROTECTION L.P.
                                    2,500,000
                            LIMITED PARTNERSHIP UNITS

THE FUND                                       THE GENERAL PARTNER AND                        THE UNITS
                                               TRADING MANAGER
A multi-strategy, multi-market                                                                A new series of Units is issued as of
managed futures investment which               Merrill Lynch                                  the beginning of each calendar quarter
trades in the U.S. and international           Investment Partners Inc.                        at $100 per Unit.
futures and forward markets under
the direction of multiple                      Offering managed futures, hedge fund           This is a best efforts offering. No
independent Advisors.                          and currency investments for individuals,      minimum number of Units of a
                                               corporations and financial institutions.       series need be sold for any Units of
Seeks, through speculative trading,            As of March 1, 1999, there was                 such series to be sold. All series of
long-term capital appreciation while           approximately $3 billion invested in           Units trade in the same account, but
controlling performance volatility.            funds sponsored by MLIP.                       fees and Net Asset Values are
                                                                                              calculated separately in respect of
Provides "principal protection"                Selects the Fund's independent Advisors        each series.
through ML&Co.                                 and allocates and reallocates the Fund's
                                               trading assets among them.                     As of March 1, 1999, the Net Asset
Potentially provides a valuable                                                               Value of a Series A Unit initially
element of diversification to a                MERRILL LYNCH & CO., INC.                      issued at $100 per Unit as of
traditionally structured portfolio.                                                           October 12, 1994 had increased by
                                               ML&Co. guarantees that the Net Asset           34.74% to $134.36 (adding back
Began trading on October 12, 1994              Value of each Unit as of the fifth             distributions of $19.00). PAST
with a capitalization of $32 million;          anniversary of its issuance will be no         PERFORMANCE IS NOT NECESSARILY
as of March 1, 1999 its capitalization         less than its initial $100 purchase price.     INDICATIVE OF FUTURE RESULTS.
was approximately $79 million.


THE RISKS

These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider The Risks You Face beginning on page 8.

o The Fund is speculative and leveraged. The face amount of the Fund's open positions can be as much as 5 to 10 times the amount of assets allocated to trading.

o You could lose all or substantially all of the time value of your investment in the Fund.

o Because of the ML&Co. guarantee, MLIP currently does not allocate all of any series' assets to trading. This de leveraging reduces profit potential.

o The Fund's substantial expenses must be offset by trading profits and interest income or the Net Asset Value per Unit will drop, and trading may be deleveraged or even terminated.

o The Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as are their U.S. counterparts.

o Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax advisor.

o There is no market for the Units, and they may only be redeemed as of the end of a calendar month.

   MINIMUM INVESTMENTS

   FIRST-TIME INVESTORS:
   50 Units ($5,000);
   IRAS/TAX EXEMPTS:
   20 Units ($2,000);
   CURRENT INVESTORS:
   10 Units ($1,000)

   THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF
        ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH
                         CONTAIN IMPORTANT INFORMATION.
                              --------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------
        THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
       MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED
            ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                              --------------------
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                  SELLING AGENT
                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                 GENERAL PARTNER
                                 _______ , 1999

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 35 TO 38 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 13.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                --------------------------

      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

      THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

      THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

                            -------------------------

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                 GENERAL PARTNER
                           PRINCETON CORPORATE CAMPUS
                             800 SCUDDERS MILL ROAD
                                   SECTION 2G
                          PLAINSBORO, NEW JERSEY 08536
                                   (609) 282-8560

                       SPECIAL DISCLOSURES REGARDING THE
                  "PRINCIPAL PROTECTION" FEATURE OF THE FUND

            1. ML&CO'S GUARANTEE IS NOT A GUARANTEE OF PROFIT. AT A 5% ANNUAL INTEREST RATE, THE PRESENT VALUE OF RECEIVING $100 IN FIVE YEARS IS ONLY $78.35.

            2. IN ORDER TO PROTECT ML&CO. FROM ANY LIABILITY UNDER ITS GUARANTEE, ALL UNITS WILL BEGIN WITH APPROXIMATELY 85% TO 95% OF THEIR ASSETS ALLOCATED TO TRADING. THIS INITIAL DELEVERAGING REDUCES PROFIT POTENTIAL.

            3. RELATIVELY SMALL LOSSES COULD RESULT IN MLIP FURTHER DELEVERAGING OR EVEN TERMINATING TRADING. MLIP WOULD TERMINATE TRADING IF THE NET ASSET VALUE OF A NEWLY-ISSUED UNIT DECLINED BY APPROXIMATELY 20%, AND WOULD BEGIN TO DELEVERAGE TRADING WELL BEFORE LOSSES APPROACHING 20% HAD BEEN INCURRED.

            4. UNLESS THE FUND EARNS SUFFICIENT PROFITS FOR THE NET ASSET VALUE PER UNIT TO INCREASE, AFTER ALL FEES, MLIP WILL FURTHER DELEVERAGE OR TERMINATE TRADING.

            5. IF MLIP DELEVERAGES OR TERMINATES THE TRADING OF ANY SERIES OF UNITS, IT MUST DO SO FOR ALL SERIES. (TO DATE, MLIP HAS NOT TERMINATED THE TRADING OF ANY SERIES.)

            6. MLIP MONITORS THE LEVERAGE AT WHICH THE FUND TRADES WITH THE PRIMARY OBJECTIVE OF PREVENTING ML&CO. FROM INCURRING ANY LIABILITY UNDER ITS GUARANTEE. ML&CO. HAS NEVER BEEN REQUIRED TO MAKE ANY PAYMENTS UNDER ITS GUARANTEE.

            7. IF THE ADVISORS' TRADING FOR FUND IS SUCCESSFUL, THE FUND'S PERFORMANCE WOULD HAVE BEEN SUBSTANTIALLY BETTER WITHOUT ITS "PRINCIPAL PROTECTION" FEATURE.

            8. "PRINCIPAL PROTECTION" DOES NOT TAKE INTO CONSIDERATION INFLATION OR THE TAX CONSEQUENCES OF INVESTING IN THE FUND.

            9. THE ML&CO. GUARANTEE ONLY APPLIES TO UNITS WHICH REMAIN OUTSTANDING ON THEIR RESPECTIVE PRINCIPAL ASSURANCE DATES.

            10. THE ML&CO. GUARANTEE IS A CONTRACT BETWEEN ML&CO. AND THE FUND, NOT BETWEEN ML&CO. AND THE INVESTORS. INVESTORS COULD ENFORCE THIS GUARANTEE ONLY THROUGH BRINGING A DERIVATIVE ACTION IN THE NAME OF THE FUND.

            11. THE ML&CO. GUARANTEE IS A GENERAL, UNSECURED OBLIGATION OF
ML&CO.

            12. AN INVESTOR COULD CONTROL THE ASSETS HE OR SHE COMMITTED TO THE FUTURES MARKET IN SUCH A WAY SO AS TO ACHIEVE THE SAME "PRINCIPAL PROTECTION" OFFERED BY THE FUND, WITHOUT BEING SUBJECT TO THE FUND'S REDEMPTION RESTRICTIONS OR COST STRUCTURE.

            13. IRRESPECTIVE OF THE FUND'S "PRINCIPAL PROTECTION" FEATURE, ITS MULTI-ADVISOR STRATEGY MAKES IT UNLIKELY THAT IT WILL INCUR MAJOR LOSSES.

            14. PROSPECTIVE INVESTORS MUST CAREFULLY CONSIDER WHETHER THE "PRINCIPAL PROTECTION" FEATURE OF THE FUND MERITS THE OPPORTUNITY COSTS INVOLVED.

                              ------------------

          SEE "LEVERAGING CONSIDERATIONS" AND "THE ML&CO. GUARANTEE."

                             ORGANIZATIONAL CHART

                         ML PRINCIPAL PROTECTION L.P.


                               [GRAPHIC OMITTED]












OTHER THAN THE ADVISORS, ALL ENTITIES INDICATED IN THE ORGANIZATIONAL CHART ARE MERRILL LYNCH AFFILIATES. SEE "CONFLICTS OF INTEREST" AT PAGE 47 AND "TRANSACTIONS BETWEEN THE FUND AND MERRILL LYNCH" AT PAGE 50.

FOR CONVENIENCE, ML&CO. AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS "MERRILL LYNCH."

                          ML PRINCIPAL PROTECTION L.P.

CONTENTS

                                    PART ONE
                               DISCLOSURE DOCUMENT

SECTION                                                                   PAGE
-------                                                                   ----
Summary......................................................................4
The Risks You Face...........................................................8
How the Fund Works...........................................................13
Performance of the Fund......................................................15
Selected Financial Data......................................................17
Management's Analysis of Operations..........................................18
Quantitative and Qualitative Disclosures About the
   Fund's Market Risk........................................................23
The Advisor Selection Process................................................27
Leverage Considerations......................................................28
The ML&Co. Guarantee.........................................................29
Interest Income Arrangements.................................................31
Net Asset Value .............................................................33
The Two-Tier Structure of the Fund...........................................34
Analysis of Fees and Expenses Paid
   by the Fund...............................................................35
Managed Futures Funds in General.............................................39
The Role of Managed Futures in
   Your Portfolio............................................................40
Merrill Lynch Investment Partners Inc........................................45
Conflicts of Interest........................................................47
Transactions Between the Fund and
   Merrill Lynch.............................................................50
Summary of the Limited Partnership
  Agreement..................................................................50
Tax Consequences.............................................................51
Selling Commissions..........................................................53
Lawyers; Accountants.........................................................53
Index to Financial Statements................................................54

                                    PART TWO
                                  STATEMENT OF
                             ADDITIONAL INFORMATION

Futures Markets and Trading Methods..........................................1

---------------
Exhibit A -- Limited Partnership Agreement...............................LPA-1
Exhibit B -- Subscription Requirements....................................SR-1
Exhibit C -- Subscription Agreement.......................................SA-1

                               ------------------

      THE SERIES OF UNITS ISSUED AFTER MAY 1, 1997 HAVE A 5-YEAR TIME HORIZON, DO NOT PAY ANY DISTRIBUTIONS AND MUST BE UPLEVERAGED OR DELEVERAGED TOGETHER. UNITS ISSUED BEFORE MAY 1, 1997 HAVE SEVEN-YEAR TIME HORIZONS, PAY ANNUAL DISTRIBUTIONS AND MAY BE UPLEVERAGED AND DELEVERAGED SEPARATELY, ON A SERIES-BY-SERIES BASIS. ALL REFERENCES IN THIS PROSPECTUS ARE TO THE POST-MAY 1, 1997 SERIES UNLESS THE CONTEXT OTHERWISE REQUIRES.

SUMMARY

THE FUND

     ML PRINCIPAL PROTECTION L.P. is a limited partnership which trades in the international futures, commodity options and forward markets, with the objectives of achieving, through speculative trading, long-term capital appreciation while providing "principal protection" and controlling performance volatility.

     The general partner of the Fund is MERRILL LYNCH INVESTMENT PARTNERS INC.

     The Fund's trading assets are allocated and reallocated by MLIP to the management of independent professional trading advisors (the "Advisors") applying proprietary strategies in numerous markets.

THE OFFERING

     The Fund generally issues a new series of Units each quarter. All Units are issued at $100 per Unit.

PERFORMANCE OF THE FUND

     The Fund began trading in October 1994. Its annual rates of return since inception have been:

      1994 (22/3 mos.)        1.76%
      1995                   10.55
      1996                    9.36
      1997                    6.01
      1998                    4.60


      Through March 1, 1999, the highest Net Asset Value per Series A Unit was $135.27 (September 1998) (adding back $15.50 in distributions) and the lowest $101.04 (October 1994).

      The Fund's rates of return are materially affected by the percentage of its assets allocated to trading. This percentage has increased substantially over time. All series of Units issued prior to May 1, 1997 began trading with only 60% of their assets allocated to trading. Units issued after May 1, 1997 began trading with 75% of their assets allocated to trading, and this percentage was increased, in respect of all Units issued after May 1, 1997, to 85% as of May 1, 1998. Since May 1, 1998, all new series of Units allocate at least 85% of their assets to trading, and certain series are currently trading at approximately a 95% allocation.

ML&CO. GUARANTEE

      ML&Co. has agreed to make any payments to the Fund necessary to ensure that the Net Asset Value per Unit of each series will be no less than $100 as of its Principal Assurance Date. The Principal Assurance Date for each series will occur approximately five years from each series' date of issuance.

      The ML&Co. guarantee is effective only in respect of Units outstanding on their Principal Assurance Date and is not a guarantee of profit nor a guarantee that the Fund will achieve its objectives or avoid substantial present value losses. See "Risk Factors," "Leverage Considerations," "The ML&Co. Guarantee" and "Conflicts of Interest" in this Prospectus.

THE FUND'S MULTI-ADVISOR APPROACH

      The Fund is a multi-strategy, multi-market managed futures investment, employing a range of proprietary strategies diversified across major sectors of the global economy -- financials, currencies, energy, metals and agriculture. MLIP allocates Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios.

      The Fund has to date retained between 7 and 18 Advisors at any one time, each trading independently of each other and employing diverse trading methods. Numerous Advisor changes and asset reallocations have been made over time.

      The Fund offers investors the opportunity to diversify a limited portion of the risk segment of their portfolios into an investment field that has historically often been non-correlated with traditional stock and bond holdings. If such non-correlation is in fact achieved and the Fund is also profitable, investing in the Units has the potential to enhance the risk/reward profile of an overall portfolio. Since it began trading, the Fund's returns have, in fact, frequently been significantly NON-correlated (not, however, NEGATIVELY correlated) with the United States stock and bond markets. See "The Role of Managed Futures in Your Portfolio" at page 40.

MLIP

GENERAL

      Offering managed futures, hedge funds and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986: to provide investors with an opportunity for long-term capital appreciation and diversification through professionally managed investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a wide variety of instruments and trading strategies. As of March 1, 1999, MLIP was acting as trading manager or sponsor to funds in which approximately $3 billion of client assets were invested.

       SEE THE ORGANIZATIONAL CHART OF THE MERRILL LYNCH ENTITIES AT PAGE 3 AND "TRANSACTIONS BETWEEN THE FUND AND MERRILL LYNCH" AT PAGE 50.

MARKETS TRADED BY THE FUND

       The Advisors participate in most major sectors of the global economy, including but not limited to:

CURRENCIES
------------------------------------------------------------------------------
Australian Dollar                   New Zealand Dollar
British Pound                       Norwegian Kron
Canadian Dollar                     Singapore Dollar
Euro                                South African Rand
Hong Kong Dollar                    Swedish Krone
Japanese Yen                        Swiss Franc

FINANCIAL INSTRUMENTS
------------------------------------------------------------------------------
Australian (90-day)                 French PIBOR
   Bank Bills                       German Bonds
Australian (3-year and              Italian Bonds
   10-year) Treasury Bonds          Japanese Bonds
Canadian Bonds                      Spanish Bonds
Eurodollar                          Spanish MIBOR
Eurolira                            U.K. Long "Gilts"
Euromark                            U.K. Short Sterling
Euroswiss                           U.S. 10-year Treasury
Euroyen                                Notes
French Notionnel Bonds              U.S. Treasury Bonds

STOCK INDICES
------------------------------------------------------------------------------
Australian All Ordinaries          FTSE 100 (UK) Index
CAC 40 Stock Index                 New York Composite
  (France)                         Nikkei 225 Index
DAX (Germany)                      (Japan)
S&P 500 Stock Index

METALS
------------------------------------------------------------------------------
Aluminum                           Palladuim
Copper                             Platinum
Gold                               Silver
Lead                               Tin
Nickel                             Zinc

AGRICULTURAL PRODUCTS
------------------------------------------------------------------------------
Cattle                             Orange Juice
Cocoa                              Soybeans
Coffee                             Soymeal
Corn                               Soy Oil
Cotton                             Sugar
Hogs                               Wheat
Lumber

ENERGY
------------------------------------------------------------------------------
Crude Oil                          No. 2 Heating Oil
Natural Gas                        Unleaded Gasoline

      THERE IS NO WAY TO PREDICT WHICH MARKETS THE FUND WILL TRADE OR WHAT ITS RELATIVE COMMIT MENTS TO DIFFERENT MARKETS WILL BE.

CASH MANAGEMENT

      Merrill Lynch Asset Management, L.P. provides cash management services to the Fund, investing in U.S. Government and agency securities within parameters established by MLIP for which MLAM assumes no responsibility. As of December 31, 1998, the Asset Management Group of ML&Co. (which includes MLAM) had a total of approximately $501 billion in investment company and other portfolio assets under management. This figure includes assets managed for some of MLAM's affiliates.

TWO-TIER STRUCTURE OF THE FUND

      The Fund trades through a subsidiary limited partnership, ML PRINCIPAL PROTECTION TRADING L.P., of which the Fund is the sole limited partner and MLIP the sole general partner. The Fund's liability for any trading losses is limited to the Fund's investment in the Trading Partnership, a structure which ensures that the assets attributable to one series of Units cannot become subject to trading losses attributable to any other series.

MAJOR RISKS OF THE FUND

      Although the Fund has a principal protection feature, it is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term.

      Investors must be prepared to lose all or substantially all of the time value of their investment in the Units.

      There can be no assurance that the past performance of the Fund is indicative of how it will perform in the future.

      The performance of many of the Advisors is dependent upon market trends of the type that their trading models are designed to identify. Trendless periods are frequent, and during such periods the Fund is unlikely to be profitable.

      The "principal protection" feature of the Fund involves both immediate opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially allocates approximately 85% to 95% of each series' capital to trading in order to protect ML&Co. from any liability under its guarantee. There is also the risk of MLIP further deleveraging or even terminating trading in the event that the Fund does not realize sufficient profits for the Net Asset Value per Unit of any series to increase above its initial $100 per Unit, after all fees and expenses.

      Relatively small losses could result in MLIP further deleveraging or terminating trading.

      If MLIP changes the leverage of any series, MLIP must make the same leverage changes with respect to all series. (This restriction applies only to series issued after May 1, 1997.)

      The risk control characteristics of the Fund's multi-advisor approach make it highly unlikely that the ML&Co. guarantee will ever benefit investors, despite its significant opportunity costs.

      ML&Co. provides guarantees like that provided to the Fund to many MLIP funds; ML&Co. has never had to make any payment under any such guarantees.

      The Fund is subject to substantial charges. The Fund must earn overall trading profits and interest income of approximately 9% of its average Net Asset Value each year simply to break even after operating expenses.

      Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Fund. Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.

      The Units are not transferable and may only be redeemed once a month.

      Because investors must submit irrevocable redemption notices at least 10 days before the redemption of Units, they cannot know the Net Asset Value at which they will redeem Units. Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

      As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of MLIP and the Advisors for the success of their investment.

FEES AND EXPENSES

      The Profit Shares payable to the Advisors are calculated based on the individual performance of each Advisor and, consequently, could be substantial even in a breakeven or losing year. The Fund's other significant expenses are its Brokerage Commissions and Administrative Fees. If the Fund's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return.

      Investors pay redemption charges on all Units redeemed 2 years or less after purchase. These charges are payable to MLIP (reducing the redemption proceeds otherwise payable to investors).

      In order for an investor to "break-even" on an investment during the first year, an initial investment of $5,000 must earn trading profits of $193.75, or 3.875% (without including the redemption charge).

                                 BREAKEVEN TABLE

                                                    TWELVE-MONTH
                                                       DOLLAR
                             TWELVE-MONTH             BREAKEVEN
                              PERCENTAGE           ($5,000 INITIAL
EXPENSES                       BREAKEVEN            INVESTMENT)++
--------                       ---------            -------------
Brokerage Commissions+           6.375%               $ 318.75

Administrative Fees               0.25%               $  12.50

Profit Share*                     2.00%               $ 100.00

Currency Trading Costs*           0.25%               $  12.50

Interest Income*                 (5.00)%              $(250.00)

TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                 3.875%              $ 193.75

Redemption Charge
(first 24 months only)            3.10%*              $ 155.00

TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE                 6.975%              $ 348.75

---------------
+    Assumes 85% of assets allocated to trading.
* Estimated. The Profit Shares are generally 15%-20% of any annual or quarterly New Trading Profits achieved by each Advisor (irrespective of the overall performance of the Fund).
** The redemption charge is 3% of the month-end Net Asset Value per Unit which, after subtraction of such charge, equals $100. ++ Assumes a constant $5,000 Net Asset Value.

                       SEE "ANALYSIS OF FEES AND EXPENSES
                          PAID BY THE FUND" AT PAGE 35.

PRINCIPAL TAX ASPECTS OF OWNING UNITS

      Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

      40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at a maximum 39.6% ordinary income rate, while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts will be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

      Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year.

Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Tax Consequences" beginning at page 51.

AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED AS A 3 TO 5 YEAR COMMITMENT

      The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. An investor should plan to hold Units for long enough to have a realistic chance for a number of such trends to develop. Furthermore, allocating less than 100% of the Fund's assets to trading reduces profit potential. Even if successful, the Fund's objective is long-term capital appreciation, not significant short-term gain.

      MLIP believes that investors should consider the Units at least a 3 to 5 year commitment. The ML&Co. guarantee itself is effective only as of a series' Principal Assurance Date -- the end of the 5th year after such series is issued. However, Limited Partners may redeem their Units as of the end of any calendar month subject to redemption charges through the end of the 24th month after sale.

SEE "EXHIBIT B -- SUBSCRIPTION REQUIREMENTS."

IS THE FUND A SUITABLE INVESTMENT FOR YOU?

      You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, enhanced returns that are generally noncorrelated to the returns of the traditional debt and equity markets. The Fund may be a suitable investment if you are interested in a managed futures fund with a principal protection feature and are prepared to risk losing the entire time value of your investment for 5 years.

      The Fund is not a complete investment program. MLIP offers the Fund as a diversification opportunity, and an investment in the Fund should only represent a limited portion of an investor's overall portfolio.

      No one should invest more than 10% of their readily marketable assets in the Fund.

      Your Financial Consultant can assist you in deciding whether the Units are suitable for you.

THE RISKS YOU FACE

POSSIBLE TOTAL LOSS OF THE TIME VALUE OF YOUR INVESTMENT

      You could lose all or substantially all of the time value of your investment. At a 5% annual interest rate, this would constitute a loss of approximately 25% over a 5-year Time Horizon.

NO ASSURANCE OF ANY MINIMUM NET ASSET VALUE PER UNIT PRIOR TO ITS PRINCIPAL ASSURANCE DATE

The ML&Co. guarantee is effective only as of the Principal Assurance Date for a given series of Units. Prior to such Date, the Net Asset Value per Unit could be well below $100.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF THE FUND IN DECIDING WHETHER TO BUY UNITS

      The performance of the Fund is entirely unpredictable, and its past performance is not necessarily indicative of its future results.

      The price data which the Advisors have researched in developing their strategies may not reflect the changing dynamics of future markets. If not, the Advisors would have little chance of being profitable. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated. Not all of these factors can be identified, much less quantified. There can be no assurance that the Advisors will trade profitably.

THE OPPORTUNITY COSTS AND RISKS OF "PRINCIPAL PROTECTION"

      MLIP currently allocates 85% to 95% of each series' assets to the Advisors for trading. Allocating less than 100% of a series' assets to trading reduces profit potential in order to protect ML&Co. from any liability under its guarantee. In addition to the opportunity costs of this initial deleveraging, there is the risk of further deleveraging in the event that the Fund does not recognize sufficient profits for the Net Asset Value per Unit of a given series to increase above the guarantee minimum $100.

      In the event that the Fund incurs even relatively small losses, MLIP may significantly deleverage or even terminate trading.

      In the event that MLIP deleverages any series, it must deleverage all series to the same degree. This significantly increases the risk of deleveraging.

      Were MLIP to terminate trading, a particular series of Units may not have had a realistic opportunity to trade profitably.

MULTI-ADVISOR RISK CONTROL AND "PRINCIPAL PROTECTION"

      The multi-advisor strategy of the Fund involves the opportunity costs of combining independent trading strategies. Each Advisor trades without regard to the positions taken by any other Advisor. Consequently, the profits earned by certain Advisors are frequently offset by losses incurred by others. The loss control features of MLIP's multi- advisor strategy significantly reduce the possibility of the ML&Co. guarantee ever being of any tangible benefit to investors.

THE LARGE SIZE OF THE FUND'S TRADING POSITIONS INCREASES THE RISK OF SUDDEN, MAJOR LOSSES

      The Fund takes positions with face values up to as much as approximately 5 to 10 times its assets allocated to trading. Consequently, even small price movements can cause major losses.

A NUMBER OF ADVISORS ANALYZE ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

      The strategies used by a number of the Advisors focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but a number of Advisors would not adjust their positions until their programs indicated that they should do so as a result of market price movements.

      The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets are dictating prices.

LACK OF PARTICULAR TYPES OF PRICE TRENDS MAY CAUSE MAJOR LOSSES

      The Fund's profit potential is reduced during periods without major price trends. Many markets are trendless most of the time, and in static markets without the type of price trends certain Advisors' systems or strategies have been designed to identify, the Fund is likely to incur losses. In fact, a number of Advisors expect more than half of their trades to be unprofitable, depending on significant gains from a few major trends to offset these losses.

THE DANGER TO THE FUND OF "WHIPSAW" MARKETS

      Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, systematic Advisors are likely to establish a series of losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

THE SIMILARITIES AMONG CERTAIN ADVISORS' STRATEGIES REDUCE DIVERSIFICATION, INCREASING THE RISK OF LOSS

      The similarities among a number of Advisors' strategies reduce the Fund's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different Advisors at the same time, increasing losses.

OVERLAP OF THE MARKETS TRADED BY CERTAIN ADVISORS ALSO REDUCES DIVERSIFICATION, INCREASING THE RISK OF LOSS

      The Advisors as a group emphasize trading in the financial instrument and currency markets. The degree of market overlap changes with the Advisor mix. However, in general, MLIP expects a minimum 50% concentration in these two sectors. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Fund's positions at or about the same time.

SYSTEMATIC STRATEGIES

      A number of Advisors implement technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and adversely affecting market liquidity.

DISCRETIONARY STRATEGIES

      Certain of the Fund's Advisors are discretionary rather than systematic traders. Relying on subjective trading judgment may produce less consistent results than systematic approaches.

THE FUND'S SUBSTANTIAL EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS

      The Fund pays fixed annual expenses of approximately 9% of its average month-end assets (not including the redemption charges in effect for the first twenty-four months after a Unit is issued). In addition to expenses, the Fund is also subject to Profit Shares payable separately to each Advisor based on such Advisor's individual performance. Profit Shares could represent a substantial expense to the Fund even in a breakeven or losing year.

      The Fund's expenses could, over time, result in significant losses. Moreover, if these expenses deplete Net Assets to even a limited extent, MLIP might deleverage or even terminate trading. Except for the Profit Shares, these expenses are not contingent and are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 7.

UNIT VALUES ARE UNPREDICTABLE AND VARY SIGNIFICANTLY MONTH-TO-MONTH

      The Net Asset Value per Unit of any series can vary significantly month-to-month.

      The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be, and the restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.

      Your ability to transfer Units is restricted. There is no market in the Units.

UNCERTAIN TIMING OF SUBSCRIPTIONS

      Investors are unable to know whether they are subscribing for Units after a significant upswing in profits -- often a time when the Fund has an increased probability of entering into a losing period.

INVESTING IN THE UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO

      One of the objectives of the Fund is to add an element of diversification to a traditional securities portfolio. While the Fund may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. Investors must not consider the Fund to constitute a hedge against losses in their core securities portfolios.

      Prospective investors should consider whether diversification in itself is worthwhile even if the Fund is unprofitable.

INCREASED COMPETITION COULD REDUCE ADVISORS' PROFITABILITY

      There has been a dramatic increase over the past 20 years in the amount of assets invested in managed futures. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by the end of 1998, this estimate had risen to approximately $34.9 billion. This means increased trading competition. The more competition there is for the same positions, the more costly and harder they are to acquire.

THE AMOUNT OF ADVISORS' EQUITY UNDER MANAGEMENT COULD LEAD TO DIMINISHED RETURNS

      All of the Advisors have a significant amount of assets under management; some Advisors are at all-time highs in client accounts. The more money an Advisor manages, the more difficult it may be to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades may result in more price slippage than smaller orders.

NO ASSURANCE OF ANY ADVISOR'S CONTINUED SERVICES; COMPETITION FOR ADVISORS

      There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Fund. There is strong competition for the services of successful Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms.

      MLIP must allocate Advisor availability among its different funds, including the Fund, and, accordingly, may not at all times select for the Fund those Advisors which MLIP would otherwise believe to be in its best interests.

ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE FOR THE ADVISORS TO REALIZE PROFITS OR LIMIT LOSSES

      In illiquid markets, an Advisor could be unable to capitalize on trading opportunities or close out losing positions. There are numerous different factors which can contribute to market illiquidity, far too many for Advisors to be able to predict illiquid markets. There can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

      Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund from time to time. The large size of the positions which the Advisors acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

THE FUND TRADES EXTENSIVELY IN FOREIGN MARKETS; THESE MARKETS ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO EXCHANGE RATE, MARKET PRACTICE AND POLITICAL RISKS

      The Advisors trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which many Advisors base their strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

POSSIBLE EFFECTS OF THE EUROPEAN MONETARY UNION

      Most of the Advisors trade European currencies. The January 1, 1999 inauguration of the Euro and the market's reaction to the Euro, or to any nation's possible future withdrawal from the European Monetary Union, may adversely affect the trading opportunities, or trading results generally, of currency traders. The absence of historical Euro pricing data may also be detrimental to certain Advisors' technical, systematic strategies.

      The conversion to a single euro-currency is a very significant and novel political and economic event. There can be no certainty about its direct or indirect future effects on the currency markets. Unforeseen effects of the European Monetary Union could result in trading losses for the Fund.

      During the last quarter of 1998, a number of Advisors phased out positions in the various European currencies which were replaced by the Euro on January 1, 1999. Euro risk, in the form of Euro forward contracts and futures contracts on Euro- denominated bond interest rates, were introduced by most of the Advisors and gradually increased over the first quarter of 1999. This process is expected to ultimately restore the Fund's European currency exposure to a level similar to its aggregate pre-Euro weightings.

      Most of the Advisors have been ready to accept and process data relating to the Euro since January 1, 1999. If unanticipated difficulties arise in connection with adapting to the Euro, the Advisors have each undertaken to notify MLIP in a timely manner, and MLIP will promptly notify investors.

THE FUND'S CASH MANAGEMENT STRATEGIES COULD LOSE BOTH YIELD AND PRINCIPAL

      MLAM's cash management attempts to generate yields in excess of the 91-day Treasury bill rate. However, there can be no assurance that the securities MLAM buys for the Fund will not lose value. The Fund could lose not only its aggregate interest income, but also the principal managed by MLAM.

THE FUND COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF MLF OR OTHERS

      The Fund is subject to the risk of MLF, exchange or clearinghouse insolvency. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, MLIP might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. No MLIP fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

REGULATORY CHANGES COULD RESTRICT THE FUND'S OPERATIONS

      The Fund implements speculative, highly leveraged strategies. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, the Malaysian government recently blamed the collapse of its currency on speculative funds and imposed restrictions on speculative trading in certain markets.

      Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject. As an example, in the mid-1980s the CFTC raised doubts concerning the legality of futures funds trading currency forwards. If the Advisors could not trade currency forwards, the effect on the Fund could be material and adverse. MLIP is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.

PREMATURE TERMINATION OF THE FUND

      MLIP may withdraw as general partner upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as substantial losses, could also cause the Fund to terminate before the expiration of its stated term. This could force you to prematurely liquidate your investments and upset the overall maturity and timing of your investment portfolio.

                              --------------------

      THE FOLLOWING ARE NOT RISKS BUT RATHER IMPORTANT TAX FEATURES OF INVESTING IN THE FUND WHICH ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER BEFORE DECIDING WHETHER TO PURCHASE UNITS.

INVESTORS ARE TAXED EVERY YEAR ON THEIR SHARE OF THE FUND'S PROFITS -- NOT ONLY WHEN THEY REDEEM, AS WOULD BE THE CASE IF THEY HELD STOCKS OR BONDS

      Investors are taxed each year on their, share of the Fund's income and gains irrespective of whether they redeem any Units.

      All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

      Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

THE FUND'S TRADING GAINS TAXED AT HIGHER CAPITAL GAINS RATE

      Investors are taxed on their share of any trading profits of the Fund at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE FUND'S INTEREST INCOME DESPITE OVERALL LOSSES

      Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

HOW THE FUND WORKS

BUYING UNITS

      You buy Units as of the first business day of any calendar quarter at $100 per Unit. Your subscrip tion must be submitted by the 20th day of the preceding month.

      MLIP has no present intention to terminate the offering, but may do so at any time.

      Merrill Lynch officers and employees subscribe at $97 per Unit. MLIP adds the remaining $3 to their subscriptions, so that the Fund receives subscription proceeds of $100 per Unit.

      Only first-time investors need to submit Subscription Agreements, unless the Selling Agent feels it is necessary to reconfirm their suitability in writing. To purchase additional Units, contact your Financial Consultant.

      The minimum purchase for first-time investors is 50 Units ($5,000); 20 Units ($2,000) for IRAs and other tax exempt accounts; 10 Units ($1,000) for current investors.

      You must have a Merrill Lynch customer securities account in order to buy Units.

USE OF PROCEEDS

      100% of all subscription proceeds are invested into the Fund. Neither the Fund nor any subscriber pays any selling commissions directly. MLIP pays all such commissions as part of the ongoing offering costs of the Fund. In return, MLIP receives substantial revenues from the Fund over time.

      The Fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. At the same time that the Fund's assets are being used as margin, they are also available for cash management. Substantially all the cash management return earned on the Fund's assets is paid to the Fund, although Merrill Lynch does retain certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" beginning at page 31.

      The Fund's assets are held either in bank custodial accounts or in regulated customer accounts maintained at one or more Merrill Lynch entities. MLAM applies its yield-enhancement strategies to approximately 70% of the Fund's assets. As mentioned above, while being managed by MLAM, these assets are also available to support the Fund's futures and forward trading.

REDEEMING UNITS

      You can redeem Units monthly. To redeem at month-end, contact your Financial Consultant by the 20th of the month. Financial Consultants may be contacted by telephone; written redemption requests are not required. Your Merrill Lynch customer securi ties account will be credited with the proceeds within 10 business days of redemption.

      Those limited partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLIP, Attention: Mr. Winston Clinton, Princeton Corporate Campus, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      Units redeemed 12 months or less after issuance are subject to 3%, Units redeemed 18 or less but more than 12 months after issuance to a 1.5%, and Units redeemed 24 or less but more than 18 months after issuance to a 1%, redemption charge. These charges are paid to MLIP.

UNCERTAIN REDEMPTION VALUE OF UNITS

      The Fund redeems Units at redemption date Net Asset Value, not at the Net Asset Value as of the date that redemption requests are submitted. Investors must submit irrevocable redemption requests at least 10 days prior to the effective date of redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will redeem their Units.

POSSIBILITY OF MATERIAL ADVERSE DEVELOPMENTS BETWEEN REDEMPTION REQUEST AND REDEMPTION

      Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to redeem Units and the time the redemption is made.

DISTRIBUTIONS

      No distributions have been made to date on any Units issued after May 1, 1997, and none are anticipated.

SMALL MINIMUM INVESTMENT

      By investing in the Fund, you participate in multiple trading strategies with a minimum investment of only 50 Units ($5,000); 20 Units ($2,000) for IRAs and other tax exempt accounts; 10 Units ($1,000) for existing investors.

      A direct investment with many of the Advisors would require a minimum commitment of at least $1 million. A prospective investor could trade futures directly or invest in other managed futures accounts for much less than $1 million but not under the direction of the Advisors.

LIMITED LIABILITY FOR FUND INVESTORS

      Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

ADMINISTRATIVE CONVENIENCE

      MLIP provides all administrative services needed for the Fund, including trade processing and financial and tax reporting.

      The Net Asset Value per Unit of each series is available at any time upon request. Contact your Financial Consultant or MLIP at (800) 765-0995.

      Investors receive monthly financial summaries and annual audited financials.

PERFORMANCE OF THE FUND

      The following are the monthly rates of return from the inception of the Fund through December 31, 1998. THERE CAN BE NO ASSURANCE THAT THE FUND WILL CONTINUE TO PERFORM IN THE FUTURE THE WAY IT HAS IN THE PAST.

       TYPE OF POOL: Multi-Advisor; Publicly-Offered/"Principal Protected"
                     INCEPTION OF TRADING: October 12, 1994
                      AGGREGATE SUBSCRIPTIONS: $162,932,895
                       CURRENT CAPITALIZATION: $79,106,838
                     WORST MONTHLY DRAWDOWN: (3.70)% (2/96)
                  WORST PEAK-TO-VALLEY DRAWDOWN: (3.70)% (2/96)
                                  -------------

NET ASSET VALUE PER SERIES A UNIT, MARCH 1, 1999: $134.36 (adding back $19.00 in distributions) The Fund's monthly rates of return in January and February 1999 were (1.09)% and 0.84%, respectively.

----------------------------------------------------------------------------------------
                                 MONTHLY RATES OF RETURN
----------------------------------------------------------------------------------------
     MONTH            1998           1997          1996          1995          1994
----------------  ------------   ------------  ------------  ------------  -------------
    January          0.07%          2.06%         2.45%        (0.55)%          --
----------------  ------------   ------------  ------------  ------------  -------------
    February        (0.56)%         1.44%        (3.70)%         2.24%          --
----------------  ------------   ------------  ------------  ------------  -------------
     March           0.10%          0.05%         1.06%         4.17%           --
----------------  ------------   ------------  ------------  ------------  -------------
     April          (1.96)%        (0.70)%        3.10%          0.91%          --
----------------  ------------   ------------  ------------  ------------  -------------
      May            0.95%         (1.43)%       (1.98)%        1.20%           --
----------------  ------------   ------------  ------------  ------------  -------------
      June          (0.86)%         0.70%         1.36%        (0.21)%          --
----------------  ------------   ------------  ------------  ------------  -------------
      July          (0.67)%         3.14%        (1.68)%       (1.30)%          --
----------------  ------------   ------------  ------------  ------------  -------------
     August          4.80%         (2.71)%        0.49%         0.95%           --
----------------  ------------   ------------  ------------  ------------  -------------
   September         3.55%          0.86%         1.62%        (0.32)%          --
----------------  ------------   ------------  ------------  ------------  -------------
    October          0.06%         (0.43)%        4.25%         0.29%          1.04%
----------------  ------------   ------------  ------------  ------------  -------------
    November        (1.00)%         0.80%         2.50%         0.69%          0.32%
----------------  ------------   ------------  ------------  ------------  -------------
    December         0.20%          2.22%        (0.20)%        2.12%          0.40%
----------------  ------------   ------------  ------------  ------------  -------------
    Compound         4.60%          6.01%         9.36%         10.55%         1.76%
 Rate of Return                                                            (2 2/3 months)
----------------  ------------   ------------  ------------  ------------  -------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                            -------------------------
     ALL UNITS ISSUED ON OR PRIOR TO MAY 1, 1997 COMMENCED TRADING WITH 60%, AND UNITS ISSUED AFTER MAY 1, 1997 WITH 75%, OF THEIR ASSETS ALLOCATED TO TRADING. BEGINNING MAY 1, 1998, ALL UNITS ISSUED AFTER MAY 1, 1997 HAVE ALLOCATED 85% TO 95% OF THEIR ASSETS TO TRADING, AS WILL THE UNITS ISSUED UNDER THIS PROSPECTUS. CONSEQUENTLY, THE COMPOSITE PAST PERFORMANCE OF THE FUND MAY NOT BE REPRESENTATIVE OF HOW THE UNITS WOULD HAVE PERFORMED OVER THE SAME PERIOD. THE GREATER THE PERCENTAGE OF A SERIES' ASSETS ALLOCATED TO TRADING, THE GREATER THE RISK AS WELL AS THE PROFIT POTENTIAL.
                            -------------------------

                              CUMULATIVE STATISTICS
                    CORRELATION COEFFICIENT VS. S&P 500: 0.05
                             BETA VS. S&P 500: 0.02
                               SHARPE RATIO: 0.40
                SEE NOTES TO PERFORMANCE OF THE FUND ON PAGE 16.
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO PERFORMANCE OF THE FUND

      MONTHLY RATES OF RETURN are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month. The Monthly Rates of Return reflect the Fund's aggregate performance, not the performance of any single series.

      COMPOUND (ANNUAL) RATE OF RETURN is calculated by compounding the monthly rates of return. For example, the compound rate of return for 1994 was calculated by multiplying (1.0104 x 1.0032 x 1.0040) - 1 = 1.76%

      WORST PEAK-TO-VALLEY DECLINE is the largest decline in the Net Asset Value per Unit of any series without such Net Asset Value per Unit being subsequently equaled or exceeded. For example, if the Net Asset Value per Unit of a given series dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately (3)%, whereas if such Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level.

      CORRELATION COEFFICIENT VS. S&P 500: Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% POSITIVE CORRELATION. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% NEGATIVE CORRELATION. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates non- correlation. Since inception, the Fund has had a positive correlation coefficient of 0.05 with the S&P 500. For every up-move of the S&P 500 above its average monthly return, the Fund has moved in the same direction above its average monthly return in approximately 5% of the months.

      BETA VS. S&P 500: Beta is a measure of the sensitivity of the returns of an investment to the returns of a benchmark such as the S&P 500. A Beta of 1.5 would indicate that for every 1% move up in the S&P, the investment moves up 1.5% on average. Consequently, the Fund's Beta of 0.02 indicates that, to date, it has a 2% sensitivity to movements in the S&P 500.

      SHARPE RATIO: The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability -- often referred to as the "standard deviation" -- of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The Fund's 0.40 Sharpe Ratio indicates that to date the Fund's return has been marginally less than its risk, as compared to a "risk-free" 91-day Treasury bill.

                                 ---------------

SELECTED FINANCIAL DATA

THE FOLLOWING SELECTED FINANCIAL DATA IS DERIVED FROM THE CONSOLIDATED FINANCIAL STATEMENTS OF THE FUND FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 WHICH HAVE BEEN AUDITED BY DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS, AS STATED IN THEIR REPORT INCLUDED IN THIS PROSPECTUS, AS WELL AS FROM THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994, ALSO AUDITED BY DELOITTE & TOUCHE LLP BUT NOT INCLUDED IN THIS PROSPECTUS. THE FOLLOWING INFORMATION, AS WELL AS THE FINANCIAL STATEMENTS OF THE FUND FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996, IS INCLUDED HEREIN IN RELIANCE UPON THE AUTHORITY OF DELOITTE & TOUCHE LLP AS EXPERTS IN AUDITING AND ACCOUNTING. SEE "INDEX TO FINANCIAL STATEMENTS" AT PAGE 54 .

                              --------------------

                                                                                                   OCT. 12, 1994
                                JAN. 1, 1998     JAN. 1, 1997     JAN. 1, 1996     JAN. 1, 1995    (COMMENCEMENT
                                    TO               TO               TO               TO        OF OPERATIONS) TO
INCOME STATEMENT DATA          DEC. 31, 1998    DEC. 31, 1997    DEC. 31, 1996    DEC. 31, 1995    DEC. 31, 1994
---------------------          -------------    -------------    -------------    -------------    -------------
Revenues:
  Trading Profits (Loss)
     Realized                   $  8,746,563     $  5,412,457     $  9,038,064     $  4,407,833     $   (363,054)
    Change in Unrealized          (2,053,193)       1,083,826         (396,221)       1,355,377        1,115,935
                                ------------     ------------     ------------     ------------     ------------
       Total Trading Results       6,693,370        6,496,283        8,641,843        5,763,210          752,881
  Interest Income                  5,434,851        4,873,872        4,545,186        3,415,670          377,303
                                ------------     ------------     ------------     ------------     ------------
       Total Revenues             12,128,221       11,370,155       13,187,029        9,178,880        1,130,184
                                ------------     ------------     ------------     ------------     ------------

Expenses:
  Brokerage Commissions            6,159,359        4,833,598        4,775,116        3,216,364          405,653
  Administrative Fees1               193,861          138,103          129,057           86,928           10,964
  Profit Shares                    1,658,306          931,522          978,264          652,366          129,169
                                ------------     ------------     ------------     ------------     ------------
       Total Expenses              8,011,526        5,903,223        5,882,437        3,955,658          545,786
                                ------------     ------------     ------------     ------------     ------------
Income Before
       Minority Interest           4,116,695        5,466,932        7,304,592        5,223,222          584,398
Minority Interest2                   (27,056)         (46,687)         (81,228)         (36,730)          (4,504)
                                ------------     ------------     ------------     ------------     ------------
Net Income                      $  4,089,639     $  5,420,245     $  7,223,364     $  5,186,492     $    579,894
                                ============     ============     ============     ============     ============


BALANCE SHEET DATA3             DEC. 31, 1998    DEC. 31, 1997    DEC. 31, 1996    DEC. 31, 1995    DEC. 31, 1994
-------------------             -------------    -------------    -------------    -------------    -------------

Fund Net Asset Value            $ 79,106,838     $101,226,685     $ 78,905,273     $ 74,988,233     $ 32,314,228
                                ------------     ------------     ------------     ------------     ------------
NET ASSET VALUE PER UNIT4
   Series A                          $115.74          $113.73          $110.70          $106.96          $101.76
   Series B                           113.98           114.15           114.24           110.36               --
   Series C                           108.92           108.15           109.33           103.35               --
   Series D                           111.45           109.94           108.19           102.34               --
   Series E                           111.14           109.40           108.58           102.72               --
   Series F                           108.95           109.04           108.92               --               --
   Series G                           107.67           106.52           107.32               --               --
   Series H                           107.81           106.62           106.47               --               --
   Series K                           109.61           104.77               --               --               --
   Series L                           106.81           102.08               --               --               --
   Series M                           108.34           103.70               --               --               --
   Series N                           104.43               --               --               --               --
   Series O                           104.77               --               --               --               --
   Series P                           106.92               --               --               --               --
   Series Q                            98.86

----------
1 The Brokerage Commissions have been restated, to reflect the reclassification of a portion of Brokerage Commissions as Administrative Fees, for the period from October 12, 1994 to December 31, 1994 and the year ended December 31, 1995.

2 MLIP is general partner of the Trading Partnership. Because the Fund owns substantially all of the Trading Partnership, Trading Partnership activities are referred to as Fund activities in this Prospectus. The minority interest represents MLIP's share, as general partner of the Trading Partnership, of the Trading Partnership's profit or loss.

3 Balance Sheet Data is based on redemption values which differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principles ("GAAP") due to the treatment of organizational and initial offering cost reimbursements.

4    Net of distributions. No Series I or J Units were issued.

                              ____________________

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

AT ANY GIVEN TIME, CERTAIN UNITS MAY HAVE INCREASED IN NET ASSET VALUE FROM THE DATE OF PURCHASE WHILE OTHERS MAY HAVE DECREASED. OVER TIME, THE DIFFERENT SERIES OF UNITS MAY TRADE AT DIFFERENT LEVERAGE. THE UNITS SOLD UNDER THIS PROSPECTUS WILL BEGIN TRADING AT 85% TO 95% LEVERAGE, WHEREAS THE UNITS PREVIOUSLY ISSUED BEGAN TRADING AT 60% TO 75% LEVERAGE (ALTHOUGH ALL UNITS ISSUED AFTER MAY 1, 1997 BEGAN TO ALLOCATE 85% OF THEIR ASSETS TO TRADING AS OF MAY 1, 1998). HIGHER LEVERAGE INVOLVES HIGHER RISK AS WELL AS GREATER PROFIT POTENTIAL.

MANAGEMENT'S ANALYSIS OF OPERATIONS

RESULTS OF OPERATIONS

ADVISOR SELECTIONS

      The Fund's results of operations depend on MLIP's ability to select Advisors and the Advisors' ability to trade profitably. MLIP's selection procedures and trading leveraging analysis, as well as the Advisors' trading methods, are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

      MLIP has made and expects to continue making frequent changes to both trading asset allocations among Advisors and Advisor combinations as well as from time to time adjusting the percentage of the Fund's assets committed to trading. All series of Units trade under the direction of the same Advisor allocation and combination, as the same may be changed from time to time by MLIP.

      MLIP's decision to terminate or reallocate assets among Advisors is based on a combination of numerous factors, as described under "The Advisor Selection Process" beginning at page 27. Advisors are, in general, terminated primarily for unsatisfactory performance, but other factors -- for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its asset allocation decisions.

      MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. There can be no assurance as to the frequency or number of Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.

GENERAL

      A number of the Advisors are trend-following traders, whose programs do not attempt to predict price movements. No fundamental economic supply or demand analyses are used by these Advisors, and no macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the programs apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. These technical traders base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

      If a trend-following Advisor's models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, these Advisors' programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Fund's positions while retaining most of the profits made from following the trend.

      In analyzing the performance of trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into trading results. Furthermore, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, a trend-following Advisor may miss the trend altogether.

      In the case of the Advisors which implement strategies which rely more on discretion and market judgment, it is not possible to predict, from their performance during past market cycles, how they will respond to future market events.

PERFORMANCE SUMMARY

      This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future. In addition, the general causes to which certain price movements are attributed may or may not in fact have caused such movements, but simply occurred at or about the same time.

      The Advisors, as a group, are unlikely to be profitable in markets in which such trends do not occur. Static or erratic prices are likely to result in losses. Similarly, unexpected events (for example, a political upheaval, natural disaster or governmental intervention) can lead to major short-term losses as well as gains.

      While there can be no assurance that any Advisor will be profitable, under any given market condition, markets in which substantial and sustained price movements occur typically offer the best profit potential for the Fund.

1998

SECTOR                           GAIN (LOSS)
                                ------------

Interest Rates.............       $7,116,336
Stock Indices .............          824,905
Agricultural ..............         (967,695)
Currencies.................        2,085,218
Metals.....................       (1,482,985)
Energy.....................         (882,409)
                                ------------
      Total                       $6,693,370
                                ============

        Global interest rate markets provided the Fund with its most profitable positions in the first quarter, particularly in European bonds where an extended bond market rally continued despite an environment of robust growth in the United States, Canada and the United Kingdom, as well as a strong increase in European growth. In the second quarter, swings in the U.S. dollar and developments in Japan affected bond markets, resulting in losses in the Fund's interest rate trading. However, in the third quarter, the "Market Crisis" developed in the securities markets, the Fund's performance was significantly non-correlated with the general equity and debt markets, and trading was particularly profitable in positions in Eurodollars, German and Japanese bonds, and U.S. Treasury notes and bonds. Global investors staged a major flight to quality, resulting in a significant widening of credit spreads on a global basis. In October, investors pushed the yields on U.S. Treasury bonds to a 31-year low. In all, the long bond yield fell approximately 75 basis points in 1998 as the world economy slowed more than expected, inflation continued to fall, the anticipated small U.S. budget deficit turned into substantial surplus, and the Fed lowered interest rates.

      In energy markets, trading was unprofitable. Initially buoyed by concerns about a U.S.-led military strike against Iraq, crude oil fell to a 9-year low, as the globally warm winter, the return of Iraq as a producer and the Asian economic crisis added to OPEC's supply glut. Short heating oil positions in the third quarter proved profitable for the Fund as the market for heating oil prices dropped to its lowest level in more than a decade. In early December, oil and natural gas prices dropped sharply, causing continued problems for many emerging market countries that depend on commodity exports for economic growth and government financing. These price pressures were mainly due to excessive supply availability and near-term weather indications that inventories would remain at more than adequate levels even in the event of a cold Northern Hemisphere winter. Also, the December U.S. air attack on Iraq failed to cause any damage to oil pumping and shipping operations, and oil prices fell over 10%.

      In the currency markets, results early in the year were mixed, although marginally profitable. During the second quarter, strong gains were realized in positions in the Japanese yen, which weakened during June to an 8-year low versus the U.S. dollar. Significant gains from Japanese yen trading continued into the third quarter, and Japan's economic problems spread to other sectors of the global economy, causing commodities prices to decline as demand from the Asian economies weakened. Japan's deepening recession and credit crunch continued through the fourth quarter, and the Fund profited from long yen positions.

      Gold prices began the year drifting sideways, and continued to weaken following news in the second quarter of a European Central Bank consensus that ten to fifteen percent of reserves should be made up of gold bullion, which was at the low end of expectations. Gold was unable to extend third quarter rallies or to build any significant upside momentum, resulting in a trendless environment. This was also the case in the fourth quarter, as gold's cost of production declined. Also, sliver markets remained range-bound, while also experiencing a significant selloff in November, and aluminum traded at its lowest levels since 1994, with many aluminum smelters operating at a loss.

      Trading results in stock index markets were mixed in early 1998, despite a strong first-quarter performance by the U.S. equity market. Second quarter results were profitable as the Asia-Pacific region's equity markets weakened across the board. In particular, Hong Kong's Hang Seng index trended downward during most of the second quarter and traded at a three-year low. As U.S. equity markets declined in July and August, the Fund profited from short positions in the S&P 500, most notably during August, when the index dropped 14.5%. Volatility in September made for a difficult trading environment in the stock index sector, and the Fund incurred modest losses, although results remained profitable for the quarter and the year overall in these markets

      In agricultural markets, 1998 began with strong gains as live cattle and hog prices trended downward throughout the first quarter. In the second quarter, although the U.S. soybean crop got off to a good start which contributed to higher yield expectations and a more plentiful supply outlook, soybean prices traded in a volatile pattern. Sugar futures maintained mostly a downtrend, as no major buyers emerged to support the market. Similarly, coffee prices trended downward, as good weather conditions in Central America and Mexico increased the prospects of more output from these countries. The third quarter resulted in losses as the estimated size of the U.S. soybean crop increased relative to the USDA's production estimate as a result of timely rains, contributing to lower prices. These losses continued into the fourth quarter as the Fund was caught on the short side of the soybean complex when the predicted soybean supply surplus became more manageable following the November 10th USDA reports, causing prices to gain upward momentum.

1997

SECTOR                        GAIN (LOSS)
------                        -----------

Interest Rates.............  $  1,706,686
Stock Indices .............       232,314
Commodities................       679,157
Currencies.................     3,911,109
Metals.....................     1,245,020
Energy.....................  $(1,278,003)
                             -----------
                Total        $ 6,496,283
                             ===========

    In currency markets, the U.S. dollar rallied and started 1997 on a strong note, rising to a four-year high versus the Japanese yen and two-and-a-half year highs versus the Deutsche mark and the Swiss franc. However, the dollar underwent two significant corrections during the year. The first correction occurred in the spring against the Japanese yen, due to the G7 finance ministers' determination that a further dollar advance would be counter-productive to their current goals. From August through mid-November, the dollar corrected against the Eurocurrencies in advance of a well-advertised tightening by the Bundesbank. By mid-December the dollar had bounced back to new highs against the yen and was rallying against the mark.

    Global interest rate markets began the year on a volatile note, as investors evaluated economic data for signs of inflation. By the middle of the year, economic data in key countries was positive indicating lower inflation and igniting a worldwide rally in the bond markets. Specifically, investor sentiment was particularly strong in the U.S., where prices on the 30- year Treasury bond and 10-year Treasury note rose to their highest levels in over two years. This followed a largely positive economic report delivered by Federal Reserve Chairman Greenspan in testimony before Congress. Effects of the plunge in the Hong Kong stock market in late October spread rapidly throughout the world's financial markets, including global bond markets. After continued volatility in subsequent months made trading difficult, 1997 interest rate trading ended on a positive note when U.S. and Japanese bond markets rallied as a flight to safety from plunging stock markets around the world occurred in December.

    In energy markets, a slump in crude oil prices was characteristic of its lackluster performance from the beginning of the year. Early in 1997, volatility returned in the energy markets, reflecting the impact of a winter significantly warmer than normal. By mid-year, the decline in prices reversed sharply as Saudi

Arabia and Iran, together representing about 45% of OPEC's oil production, joined forces to pressure oil- producing nations to stay within OPEC production quotas. In December, financial and economic problems in Asia reduced demand for oil, and in combination with ample supplies, resulted in crude oil prices declining once again.

1996

SECTOR                            GAIN (LOSS)
------                            -----------

Interest Rates.............       $3,183,955
Stock Indices .............        (746,255)
Commodities................           20,119
Currencies.................        3,301,360
Metals.....................        (398,013)
Energy.....................       $3,280,677
                                  ----------
               Total              $8,641,343
                                  ==========

    1996 began with the East Coast blizzard, continuing difficulties in the U.S. federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to the strong profits in currency trading as the U.S. dollar reached a 23-month high against the Japanese yen. In February, however, the Fund incurred its worst monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In the late summer and early fall months, the Fund continued to trade profitably as trending prices in a number of key markets favorably impacted the Fund's performance. In September heating oil hit a five-year high on soaring prices in Europe, and the Fund was also able to capitalize on downward trends in the metals markets. Strong trends in the currency and global bond markets produced significant gains in October and November, but the year ended with declining performance as December witnessed the reversal of several strong upward trends and increased volatility in key markets.

VARIABLES AFFECTING PERFORMANCE

    MLIP believes that the principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth under "Selected Financial Data," the interest rates in many countries were at unusually low levels. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

    The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of the Fund's assets allocated to trading and total assets, respectively. The only Fund costs (other than the insignificant currency trading costs) which are not based on a percentage of the Fund's assets (allocated to trading or total) are the Profit Shares payable to the Advisors on an Advisor-by-Advisor basis. During periods when Profit Shares are a high percentage of net trading gains, it is likely that there has been substantial performance non-correlation among the Advisors (so that the total Profit Shares paid to those Advisors which have traded profitably are a high percentage, or perhaps even in excess, of the total profits recognized, as other Advisors have incurred offsetting losses, reducing overall trading gains but not the Profit Shares paid to the successful Advisors) -- suggesting the likelihood of generally trendless, non-consensus markets.

    Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time.

    Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

THE DIFFERENT SERIES OF UNITS

    All series of Units trade in a common trading account and are subject to the same method of calculating their fees. Furthermore, any discretionary action taken by MLIP -- E.G., adjusting trading leverage -- must be done in such a way that all Units have the same percentage of capital allocated to trading after the adjustment (this restructuring applies only to Units issued after May 1, 1997). Despite these fundamental similarities among the different series, because the series begin trading at different times they are likely, as a result of trading profits and losses, to pay different Profit Shares (although to the same group of Advisors) and have different Net Asset Values.

LIQUIDITY AND CAPITAL RESOURCES

    The amount of assets invested in the Fund generally does not affect its trading, as typically this amount is not a limiting factor on the positions acquired by the Advisors and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

    The Fund sells no securities other than the Units. The Fund borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund's dollar deposits. These borrowings are at a prevailing short-term local rate in the relevant currency. They have been immaterial to the Fund's operation to date and are expected to continue to be so. See "Interest Income Arrangements -- Interest Paid by Merrill Lynch on the Fund's Non-U.S. Dollar Available Assets" at page 33.

    The Fund's assets are held primarily in short-term debt securities with maturities under one year, and to a lesser extent in short- and mid-term debt securities with maturities up to five years, as well as in cash. The Net Asset Value of the Fund's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Fund's debt securities to decline, but only to a limited extent. More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases. Inflation in commodity prices could also generate price movements which the strategies might successfully follow.

    The Fund's assets are held in cash and highly liquid U.S. government securities. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This permits an Advisor to limit losses as well as reduce market exposure on short notice should its strategies indicate doing so. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise, and investors need only wait 10 business days to receive the full redemption proceeds of their Units.

YEAR 2000 ISSUE

Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the Year 2000 from the Year 1900 (commonly known as the "Year 2000 Problem"). The Fund could be adversely affected if the computer systems used by MLIP, the Advisors or other Fund service providers do not properly address this problem before January 1, 2000. MLIP expects to have addressed this problem before then, and does not anticipate that the services it provides will be adversely affected. The Fund will bear no costs in connection with addressing the Year 2000 Problem. The Fund's other service providers, including the Advisors, have told MLIP that they also expect to resolve their Year 2000 Problems, and MLIP will continue to monitor the situation as the Year 2000 approaches. However, if the problem has not been fully addressed, the Fund could be negatively affected. The Year 2000 Problem could also have a negative impact on the exchanges or markets in which the Fund trades, and this could hurt the Fund's returns.

    A possible worst case scenario is that the Year 2000 Problem could make it impossible for the Fund to continue trading. If MLIP or the Advisors foresee such a situation in advance of December 31, 1999, the Fund will either attempt to liquidate its positions prior to that date and/or establish relationships with additional counterparties to permit trading to continue. However, there can be assurance that MLIP, the Advisors or the Fund's other service providers have anticipated, or will anticipate, every step necessary to avoid any adverse effect on the Fund attributable to the Year 2000 Problem.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT THE FUND'S MARKET RISK

INTRODUCTION

     The Fund is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments traded by it is integral, not incidental, to the Fund's main line of business.

     Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

     The Fund, under the direction of the Advisors, rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a possible future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

     Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (I.E., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.

QUANTIFYING THE FUND'S TRADING VALUE AT RISK

     QUANTITATIVE FORWARD-LOOKING STATEMENTS

     THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING THE FUND'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARDLOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

     The Fund's risk exposure in the various market sectors traded by the Advisors is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

     Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum loss in the fair value of any given contract incurred in 95% to 99% of the one-day time periods included in the historical sample (generally approximately one year) researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

     In the case of market sensitive instruments which are not exchange-traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.

     The fair value of the Fund's futures and forward positions does not have any optionally component. However, certain of the Advisors trade commodity options. The Value at Risk associated with options is reflected in the following table as the margin requirement attributable to the instrument underlying each option.

     100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects (which would reduce the Value at Risk estimates) resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

THE FUND'S TRADING VALUE AT RISK IN DIFFERENT
MARKET SECTORS

     The following table indicates the trading Value at Risk associated with the Fund's open positions by market category as of December 31, 1998. As of December 31, 1998, the Fund's total capitalization was approximately $79,106,838 million, of which approximately $63,015,168 was allocated to trading.


                                          DECEMBER 31, 1998
                              ---------------------------------------------
                                                                PERCENTAGE
                                              PERCENTAGE         OF ASSETS
MARKET                         VALUE           OF TOTAL          ALLOCATED
SECTOR                        AT RISK        CAPITALIZATION      TO TRADING
------                        ---------      --------------      ----------
Interest Rates               $  567,386           0.71%             0.89%
Currencies                   $1,050,731           1.33%             1.65%
Stock Indices                   283,117           0.36%             0.45%
Metals                          315,100           0.40%             0.50%
Commodities                     280,302           0.35%             0.44%
Energy                          226,400           0.29%             0.36%
                             ----------      --------------      ----------
  Total                      $2,723,036           3.44%             4.29%
                             ----------      --------------      ----------

MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

      The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. Even comparatively minor losses could cause MLIP to further deleverage or terminate the Fund's trading. The foregoing Value at Risk table -- as well as the past performance of the Fund -- give no indication of this "risk of ruin."

NON-TRADING RISK

      FOREIGN CURRENCY BALANCES; CASH ON DEPOSIT WITH MLF

      The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial.

      The Fund also has non-trading market risk on the approximately 20% of its assets which are held in cash at MLF. The value of this cash is not interest rate sensitive, but there is cash flow risk in that if interest rates decline so will the cash flow generated on these monies. This cash flow risk is immaterial.

      MLAM'S CASH MANAGEMENT

      MLAM invests approximately 70% of the Fund's assets in Government Securities. As of December 31, 1998, the Fund's MLAM account totalled approximately $61,154,183.

      As of December 31, 1998, the Fund's MLAM account held the following securities.

                                               MATURITY        INTEREST
DESCRIPTION                                      DATE            RATE
-----------                                    --------        --------

LONG-TERM

U.S. Treasury Note                              02/29/00        5.500%
U.S. Treasury Note                              05/15/00        6.375%
U.S. Treasury Note                              08/15/00        6.000%
U.S. Treasury Note                              11/15/00        5.750%
U.S. Treasury Note                              11/30/00        5.625%
U.S. Treasury Note                              12/31/99        5.625%
U.S. Treasury Note                              03/31/00        5.500%
U.S. Treasury Note                              05/15/00        6.375%
U.S. Treasury Note                              09/30/00        4.500%
U.S. Treasury Note                              11/15/00        5.750%
U.S. Treasury Note                              11/30/00        5.625%
U.S. Treasury Note                              02/15/01        5.375%
U.S. Treasury Note                              04/30/03        5.750%
U.S. Treasury Note                              08/15/03        5.250%
Federal National Mortgage Association           12/18/00        4.820%
Federal National Mortgage Association           01/09/01        5.720%
Federal National Mortgage Association           01/23/01        4.820%
Federal National Mortgage Association           01/09/01        5.720%
Federal National Mortgage Association           01/23/01        5.420%

SHORT-TERM

U.S. Treasury Note                              12/31/99        5.625%
Federal Home Loan Mortgage Association          01/08/99        5.090%
Federal Home Loan Mortgage Corporation          01/08/99        5.090%
Federal Home Loan Mortgage Corporation          01/11/99        5.100%

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

      THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING THE FUND'S MARKET RISK EXPOSURES -- EXCEPT FOR (I) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (II) THE DESCRIPTIONS OF HOW THE FUND MANAGES ITS PRIMARY MARKET RISK EXPOSURES -- CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THE FUND'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY MLIP AND THE ADVISORS FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF THE FUND'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF THE FUND. THERE CAN BE NO ASSURANCE THAT THE FUND'S CURRENT MARKET EXPOSURE AND/OR RISK MANAGEMENT STRATEGIES WILL NOT CHANGE MATERIALLY OR THAT ANY SUCH STRATEGIES WILL BE EFFECTIVE IN EITHER THE SHORT- OR LONG-TERM. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THE TIME VALUE OF THEIR INVESTMENT IN THE FUND.

      The following were the primary trading risk exposures of the Fund as of December 31, 1998, by market sector.

      INTEREST RATES. Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes positions in the government debt of smaller nations -- E.G., New Zealand and Australia. MLIP anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.

      CURRENCIES. The Fund trades in a large number of currencies. However, the Fund's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. MLIP does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on the Advisors' currency trading strategies. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk of maintaining Value at Risk in a functional currency other than dollars.

      STOCK INDICES. The Fund's primary equity exposure is to G-7 equity index price movements. As of December 31, 1998, the Fund's primary exposures were in the S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. MLIP anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices.

      METALS. The Fund's primary metals market exposure is to fluctuations in the price of gold and silver. Although certain of the Advisors will from time to time trade base metals such as aluminum, copper and tin, the principal market exposures of the Fund have consistently been in the precious metals, gold and silver (and, to a much lesser extent, platinum). The Advisors' gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. However, silver prices have remained volatile over this period, and the Advisors have from time to time taken substantial positions as they have perceived market opportunities to develop. MLIP anticipates that gold and silver will remain the primary metals market exposure for the Fund.

      COMMODITIES. The Fund's primary commodities exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions. Soybeans, grains and orange juice accounted for the substantial bulk of the Fund's commodities exposure as of December 31, 1998. In the past, the Fund has had material market exposure to live cattle and hogbellies and may do so again in the future. However, MLIP anticipates that the Advisors will maintain an emphasis on soybeans, grains and orange juice, in which the Fund has historically taken its largest positions.

      ENERGY. The Fund's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Advisors trade natural gas to a limited extent, oil is by far the dominant energy market exposure of the Fund. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

      The following were the only non-trading risk exposures of the Fund as of December 31, 1998.

      FOREIGN CURRENCY BALANCES. The Fund's primary foreign currency balances are in Japanese yen, German marks, British pounds and French francs. The Fund has DE MINIMIS exchange rate exposure on these balances.

      SECURITIES POSITIONS. The Fund holds only cash or interest-bearing Government Securities. The Fund's market exposure in instruments held other than for trading is in the interest rate risk exposure of the Fund's Government Securities portfolio, managed by MLAM pursuant to policies established by MLIP for which MLAM assumes no responsibility, as well as on the Fund's cash on deposit with MLF. In a period of rapidly rising interest rates (since the Fund's inception in 1994, interest rates have generally declined until quite recently), the Fund could incur marked-to-market losses on its MLAM account, but MLIP would attempt to prevent or control these losses by further reducing the permissible durations of the Fund's Government Securities in order to reduce the interest rate sensitivity of these instruments.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

      TRADING RISK

      MLIP has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Fund, adjusting the percentage of the Fund's total assets investing in the Trading Partnership with respect to each series of Units and reviewing outstanding positions for over-concentrations -- both on an Advisor-by-Advisor and on an overall Fund basis. While MLIP does not itself intervene in the markets to hedge or diversify the Fund's market exposure, MLIP may urge Advisors to reallocate positions, or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month), in an attempt to avoid over-concentrations. However, such interventions are unusual.

      One important aspect of MLIP's risk controls is its adjustments to the leverage at which each series of Units trades. By controlling the percentage of each series' assets investing in the Trading Partnership, MLIP can directly affect the market exposure of the Fund. Leverage control is the principal means by which MLIP hopes to be able to ensure that Merrill Lynch is never required to make any payments under its guarantee that the Net Asset Value per Unit of each series will equal no less than $100 as of the Principal Assurance Date for such series, subject to the limitation that all series of Units issued after May 1997 must be adjusted, if any such series is adjusted, so that they all trade at the same degree of leverage.

      At the Advisor level, each Advisor applies its own risk management policies to its trading. These policies generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, many Advisors follow diversification guidelines (often formulated in terms of the maximum margin which they will commit to positions in any one contract or group of related contracts), as well as imposing "stop-loss" points at which open positions must be closed out. Occasionally, Advisors will limit the market exposure of their Fund account through acquiring put or call options which "collar" the risk of open positions. However, because of the typically high degree of liquidity in the markets traded by the Fund and the expense of acquiring options, most Advisors rely simply on stop-loss policies, requiring the liquidation of positions once losses of a certain magnitude have been incurred.

      Certain Advisors treat their risk control policies as strict rules; others only as general guidelines for controlling risk.

      NON-TRADING RISK

      The Fund controls the non-trading exchange rate risk by regularly converting foreign currency balances back into dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually high).

      MLIP controls the interest-rate risk of the Fund's non-trading instruments (Government Securities invested by MLAM for cash management purposes) by limiting the overall duration of such instruments to no more than 2 years and the maximum duration of any Government Securities held by the Fund to no later than the Principal Assurance Date for the most recently issued series of Units. These risk control policies have been successful in the Fund's operations to date, and MLIP does not anticipate any change in these policies. MLIP has applied essentially the same risk control policies to the Fund's MLAM account since inception, and the Fund has never experienced a material loss on this account. However, were the interest rate environment to change materially, MLIP might shorten the permissible duration of the Fund's Government Securities portfolio.

      The Fund has cash flow interest rate risk on its cash on deposit with MLF in that declining interest rates would cause the income from such cash to decline. However, a certain amount of cash or cash equivalents must be held by the Fund in order to facilitate margin payments and pay expenses and redemptions. MLIP does not take any steps to limit the cash flow risk on the approximately 30% of its cash held on deposit at MLF.

THE ADVISOR SELECTION PROCESS

MLIP AND ITS ADVISOR SELECTION AND MONITORING PROCESS

      MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess Advisors on an individual basis. Advisor analysis includes the qualitative appraisal of an Advisor's strategy and performance combined with quantitative statistical evaluation of the performance of individual Advisors and of different possible Advisor combinations.

      MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastructure; and low correlation in the past with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other Advisors selected. In addition to certain qualitative factors concerning the Advisors, certain mathematical optimization procedures are used to develop an Advisor combination which, based on a trading scenario in which the past performance of the respective Advisors is combined for purposes of MLIP's selection analysis, exhibits a risk/reward profile consistent with MLIP's objectives. By identifying Advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.

      In selecting Advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies. MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. MLIP may allocate Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios. By diversifying strategies as well as markets, MLIP can, if successful, create Advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.

      MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different Advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective Advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections. Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors which

MLIP believes to have excellent potential to trade successfully.

      No Advisor selected by MLIP has any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors is affiliated with any other Advisor. (However, MLAM and MLIP are affiliates.)

      MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's Advisor portfolio will not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

THE ADVISORY AGREEMENTS

      The Advisory Agreements among the Fund, MLIP and each Advisor terminate at various times. MLIP generally attempts to negotiate advisory agreements with comparable terms (although advisory fees differ) for all of the public funds which MLIP sponsors. MLIP, but generally not the Advisors, has the right to terminate any Advisory Agreement at will and upon short notice.

      Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund.

      Under the exculpatory provisions of the Advisory Agreements, none of the Advisors or any related parties will be liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.

      The Advisors are generally required by MLIP to invest $10,000 in the Fund during their tenure of providing advisory services to it.

THE MLAM INVESTMENT ADVISORY CONTRACT

      The Investment Advisory Contract executed and delivered among MLIP, the Fund, the Trading Partnership, MLF and MLAM exculpates MLAM for actions or omissions in connection with managing the Fund's portfolio of Government Securities, provided such actions or omissions do not constitute gross negligence or willful and reckless misconduct. Under the Investment Advisory Contract, MLF is obligated to pay MLAM's management fees (MLIP, not the Fund, would be responsible for paying these fees should MLF for some reason fail to do
so). In the Limited Partnership Agreement, MLIP agrees to indemnify and hold harmless the Fund for any loss or expense the Fund may incur as a result of the difference between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability under the Limited Partnership Agreement.

LEVERAGE CONSIDERATIONS

TRADING LEVERAGE ADJUSTED TO PROTECT ML&CO.

      MLIP, in consultation with ML&Co. personnel, controls the percentage of the Fund's assets committed to trading with the objective of eliminating market exposure before losses are incurred that might require ML&Co. to make any payment under its guarantee.

      MLIP will terminate trading of all series of Units (issued after May 1, 1997) if the Net Asset Value per Unit of any series (issued after May 1, 1997) falls to 110% or less of the present value of $100 discounted back from the Principal Assurance Date for such series at ML&Co.'s cost of borrowing for the period remaining to such Principal Assurance Date.

      For example, assume that when a particular series of Units is issued the present value of the $100 subscription price per Unit as of its Principal Assurance Date (five years from when such series was issued) is $78.35 (assuming ML&Co.'s five-year cost of funding to be 5%). As of the date that such series is issued, MLIP would terminate trading if the Net Asset Value per Unit of such series declined to approximately 110% of $78.35 or approximately $86.19. At the beginning of the second year after issuance, the trading termination point would be determined by calculating 110% of the then present value of $100 discounted back from the Principal Assurance Date at approximately ML&Co.'s four-year cost of funding, and so on.

      Unless a series of Units recognizes revenues sufficient both to (i) cover all expenses and (ii) increase the Net Asset Value per Unit at a rate faster than the increase in the mandatory trading termination level, resulting from the diminution in the time remaining until such series' Principal Assurance Date, the assets available to support such series' trading will be diminished or eliminated.

      Due to its trading leverage policies, declining interest rates would adversely affect the Fund in two respects. First, such declines would reduce the yield earned by the Fund on its Government Securities and cash deposits. Second, by decreasing the discount rate used by MLIP in calculating the mandatory trading termination point, such declines would reduce the assets available for trading.

POSSIBILITY OF ONE SERIES HAVING TO DELEVERAGE AS A RESULT OF LOSSES INCURRED BY ANOTHER SERIES

      If MLIP deleverages any series of Units, it must similarly deleverage all such series. Consequently, MLIP could deleverage or even terminate trading with respect to a series under circumstances in which MLIP would not otherwise have done so. The risk that a series which has been profitable might be required to deleverage its trading because a subsequently issued series (which had not participated during earlier profitable periods) is required to do so materially increases the potential opportunity costs of the Fund's "principal protection."

REDUCED POSSIBILITY OF UPLEVERAGING

      Any deleveraging of trading involves an inherent opportunity cost, sacrificing profit potential in return for reducing the risk of major losses. If the Fund achieves sufficient profits, MLIP would intend to commit more than 85% of all series' capital to trading. However, MLIP must upleverage all series to the same level if MLIP upleverages any such series -- a constraint which substantially reduces the prospects of any upleveraging occurring. (Upleveraging can also be caused simply by the reinvestment over time of the different series' trading profits, if any, in the Trading Partnership. Such reinvestment can and will, over time, lead to different series trading at different levels of leverage.)

THE EFFECT OF PARTIAL DELEVERAGING IN HIGHLY LEVERAGED MARKETS

      There is very little direct connection between the amount of assets allocated to a particular Advisor and the face value of the positions which such Advisor acquires for the Fund. Market positions with an aggregate face value ranging up to $100 million or more could be acquired for a $10 million Fund account, depending upon an Advisor's strategy. Each Advisor has broad flexibility in determining the appropriate market exposure for its Fund account. Consequently, even should MLIP intervene to adjust the leverage at which the Units trade, there will not necessarily be a corresponding adjustment in the market exposure of the Fund.

THE ML&CO. GUARANTEE

THE ML&CO. GUARANTEE

      The ML&Co. guarantee that the Net Asset Value of each Unit will be at least $100 as of such Unit's Principal Assurance Date is effective only in respect of Units which remain outstanding on their Principal Assurance Date.

      The ML&Co. guarantee is irrevocable unless the Limited Partners exercise their voting rights under the Limited Partnership Agreement either to remove MLIP as the general partner or dissolve the Fund. If the Fund is otherwise dissolved (for example, due to the bankruptcy of MLIP), the ML&Co. guarantee will continue in full force and effect. MLIP has undertaken that it will not take any action voluntarily to dissolve the Fund prior to the latest Principal

Assurance Date established for any outstanding series of Units.

      There is no assurance that the ML&Co. guarantee will be renewed in respect of any series of Units subsequent to such series' Principal Assurance Date. However, MLIP will provide all investors in each series of Units with advance information concerning the proposed operation of their series following its Principal Assurance Date, and those who wish to do so may redeem, without penalty and with the full benefits of the ML&Co. guarantee, as of such Principal Assurance Date.

      The ML&Co. guarantee has been obtained privately by the Fund; it is not offered to, and it does not directly benefit, investors. Consequently, Limited Partners could only enforce such guarantee through a derivative action on behalf of the Fund. Derivative actions are subject to a variety of potentially material procedural requirements that would not be applicable to actions brought in the names of the Limited Partners themselves. In evaluating the "principal protection" feature of the Fund, prospective investors should consider not only that this feature is highly unlikely to be of any value to investors, but also that they would be in a materially worse position to enforce the ML&Co. guarantee than other creditors of ML&Co. would be to enforce their claims.

                SEE "SPECIAL DISCLOSURES REGARDING THE 'PRINCIPAL
                   PROTECTION' FEATURE OF THE FUND" AT PAGE 2
                          AND "LEVERAGE CONSIDERATIONS"
                              BEGINNING AT PAGE 38.

THE GUARANTOR

      ML&Co. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products; and a distributor of investment products of the Merrill Lynch Asset Management group. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. The Company's asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are ML&Co.'s primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. ML&Co's operations in insurance services consist of the underwriting and sale of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of ML&Co. include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      As of December 25, 1998, the aggregate net worth (stockholders' equity) of ML&Co. was approximately $10.13 billion.

      The following is certain summary financial information for ML&Co. for fiscal years ended December 25, 1998, December 26, 1997 and December 27, 1996. Because the ML&Co. guarantee is a general, unsecured obligation of ML&Co., the value of the ML&Co. guarantee is dependent upon the continued financial soundness of ML&Co.

                            MERRILL LYNCH & CO., INC.
                         SUMMARY FINANCIAL INFORMATION*
                      (IN MILLIONS, EXCEPT WHERE INDICATED)


                                                  YEAR ENDED           YEAR ENDED           YEAR ENDED
                                               DECEMBER 25, 1998    DECEMBER 26, 1997    DECEMBER 27, 1996
                                               -----------------    -----------------    -----------------
INCOME STATEMENT DATA
   Net revenues ...............................    $   17,547           $   16,256            $   13,621
   Earnings before income taxes and cumulative
     effect of changes in accounting principles    $    2,096           $    3,111            $    2,628
   Net earnings ...............................    $    1,259           $    1,935            $    1,648

SHARE DATA
  Average number of basic shares outstanding ..        355.60               340.10                346.40
  Common shares outstanding ...................        356.28               339.26                332.35

BALANCE SHEET DATA
   Total assets (billions) ....................    $   299.80           $   296.98            $   217.27
   Total liabilities (billions) ...............    $   289.67           $   288.44            $   210.20
   Stockholders' equity (billions) ............    $   10.13            $     8.54            $     7.07

                            -------------------------

 *All Share and per-Share data have been restated for the 1997 two-for-one common stock split.

     The financial results for ML&Co. are more fully set forth in its Annual Report to Stockholders for the 1998 fiscal year. MLIP will provide, without charge, copies of such Annual Report to any prospective or existing investor upon written or oral request to MLIP at John R. Frawley, Jr., c/o Merrill Lynch Investment Partners Inc., Princeton Corporate Campus, 800 Scudders Mill Road,
Section 2G, Plainsboro, New Jersey 08536; telephone: (609) 282-8560.

     In addition, ML&Co. is an electronic filer of information with the SEC. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

INTEREST INCOME ARRANGEMENTS

CUSTODY OF ASSETS

     All of the Fund's assets are currently held either in custodial or customer accounts at Merrill Lynch. Fund assets managed by MLAM are generally held in custodial accounts at a major bank, separate from all other Merrill Lynch or banking client assets. Assets held in customer accounts are held at MLPF&S or MLF. These customer accounts are maintained in the Fund's name, but the assets deposited by the Fund in such accounts are commingled with those of other MLPF&S and MLF customers.

AVAILABLE ASSETS

     The Fund earns income, as described below, on its "Available Assets," which can be generally described as the cash actually held by the Fund or invested in Treasury bills or Government Securities. Available Assets are held primarily in U.S. dollars or in U.S. dollar denominated Government Securities, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's assets managed by MLAM and the Fund's cash balances held in the offset accounts (as described below) -- which include "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund's account on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

     The Fund's Available Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

THE FUND'S U.S. DOLLAR AVAILABLE ASSETS MANAGED BY MLAM

     Approximately 70% of the Fund's U.S. dollar Available Assets are managed directly by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLIP's objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's U.S. dollar Available Assets managed by MLAM to slightly above the 91-day Treasury bill rate. However, cash management returns cannot be assured, and there may be losses of principal.

      The Government Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account at Merrill Lynch and are specifically traceable to the Fund. All income earned on such Government Securities inures to the benefit of the Fund.

INTEREST EARNED ON THE FUND'S U.S. DOLLAR AVAILABLE ASSETS NOT MANAGED BY MLAM

     THE FOLLOWING DESCRIPTION RELATES TO THE APPROXIMATELY 30% OF THE FUND'S U.S. DOLLAR AVAILABLE ASSETS NOT MANAGED BY MLAM.

OFFSET ACCOUNTS AND SHORT-TERM TREASURY BILLS

     The Fund's U.S. dollar Available Assets not managed by MLAM are held in cash in offset accounts and in short-term Treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.

     MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the daily U.S. dollar Available Assets held in the offset accounts during such month. The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

POSSIBLE DISCONTINUATION OF THE OFFSET ACCOUNTS

     The use of the offset account arrangements for the Fund's U.S. dollar Available Assets not managed by MLAM may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credits available to Merrill Lynch, which, in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co. credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets not managed by MLAM to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund not managed by MLAM would be kept in cash to meet variation margin payments and pay expenses, but would not earn interest for the Fund.

OFFSET ACCOUNT BENEFIT TO MERRILL LYNCH

     The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the Fund and the fee (of approximately 0.25% per annum) paid to the offset banks -- from the offset accounts have not exceeded 0.75% per annum of the Fund's average daily U.S. dollar Available Assets held in the offset accounts. These benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.

INTEREST PAID BY MERRILL LYNCH ON THE FUND'S NON-U.S. DOLLAR AVAILABLE ASSETS

     Under the single currency margining system implemented for the Fund, the Fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and options, if any, MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S. dollar Available Assets. The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at prevailing local short-term rates on realized and unrealized gains on non-U.S. dollar denominated posi tions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

     The Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange-rate risk.

NET ASSET VALUE

     The Net Asset Value of each series of Units equals its assets less its liabilities, as determined generally in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of each series of Units equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund allocable to such series, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities -- for example, Profit Shares -- are ever paid) allocable to such series, in each case as determined by MLIP generally in accordance with Generally Accepted Accounting Principles.

THE TWO-TIER STRUCTURE OF THE FUND

     The Fund does not trade directly through opening managed accounts with the Advisors, but rather through investing in the Trading Partnership. The Trading Partnership, in turn, allocates its capital to the Advisors. No series of Units can lose more in its trading than the amount which such series has invested in the Trading Partnership.

     Although different series of Units invest different percentages of their overall capital in the Trading Partnership, all assets so invested are 100% allocated to trading. All trading profits and losses are shared PRO RATA among the different series based on their respective investments in the Trading Partnership.

     The use of the Trading Partnership by the Fund has no effect on the leverage at which the different series of Units trade. The Fund trades through investing in the Trading Partnership rather than directly, solely in order to eliminate the highly unlikely risk that one series of Units might be subject to paying trading debts attributable to another.

     There is no benefit (or detriment) to investors from the two-tier Fund/Trading Partnership structure other than permitting the Fund to issue the series of Units at different times, which series, may, over time, trade with different percentages of their capital allocated to trading.

                               [GRAPHIC OMITTED]






                     SEE THE ORGANIZATIONAL CHART ON PAGE 3.

ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND

FEES AND EXPENSES

        The following table summarizes the charges incurred by the Fund.


                                        1998**                           1997                           1996
                              ----------------------------     ---------------------------    ---------------------------
                                              $ OF AVERAGE                    $ OF AVERAGE                  $ OF AVERAGE
                                DOLLAR          MONTH-END      DOLLAR           MONTH-END     DOLLAR          MONTH-END
             CHARGES            AMOUNT         NET ASSETS*     AMOUNT          NET ASSETS*    AMOUNT          NET ASSETS*
-------------------------------------------------------------------------------------------------------------------------
Brokerage Commissions         $6,159,359           6.43%     $4,833,598           5.64%     $4,775,116           5.77%
Administrative Fees ..           193,861           0.20%        138,103           0.16%        129,057           0.16%
Reimbursement of
  Organizational and
  Initial Offering Costs            --             0.00%         61,989           0.07%         79,700           0.10%
Profit Shares ........         1,658,306           1.73%        931,522           1.09%        978,264           1.18%
                               ---------           ----         -------           ----         -------           ----
Total ................        $8,011,526           8.36%     $5,965,212           5.96%     $5,962,137           7.21%
                              ==========           ====      ==========           ====      ==========           ====

* ONLY APPROXIMATELY 60% OF THE FUND'S AVERAGE MONTH-END NET ASSETS WERE ALLOCATED TO TRADING UNTIL MAY 1997. UNITS ISSUED AFTER MAY 1, 1997 COMMENCED TRADING WITH 75% OF THEIR ASSETS ALLOCATED TO TRADING. SUCH UNITS BEGAN TO ALLOCATE 85% OF THEIR ASSETS TO TRADING AS OF MAY 1, 1998, AS DID ALL UNITS SUBSEQUENTLY ISSUED. UNITS ISSUED UNDER THIS PROSPECTUS WILL COMMENCE TRADING WITH 85% OF THEIR ASSETS ALLOCATED TO TRADING. AS OF OCTOBER 31, 1998, ALL UNITS ISSUED AFTER MAY 1, 1998 BEGAN ALLOCATING 95% OF THEIR ASSETS FOR TRADING. THE HIGHER THE PERCENTAGE OF ASSETS ALLOCATED TO THE ADVISORS, THE HIGHER THE BROKERAGE COMMISSIONS.

** EFFECTIVE OCTOBER 1, 1998, THE BROKERAGE COMMISSIONS WERE REDUCED FROM 8.75% TO 7.50% PER ANNUM OF ASSETS ALLOCATED TO TRADING. UNITS ISSUED UNDER THIS PROSPECTUS WILL BEGIN TRADING WITH APPROXIMATELY 85% TO 95% OF THEIR ASSETS ALLOCATED TO TRADING. IN CONJUNCTION WITH THE BROKERAGE COMMISSION REDUCTION, THE ADMINISTRATIVE FEE BEGAN TO BE CALCULATED BASED ON THE FUND'S TOTAL ASSETS (PRIOR TO REDUCTION FOR ACCRUED EXPENSES), NOT THE FUND'S ASSETS ALLOCATED TO TRADING.

     The Fund's average month-end Net Assets during 1996, 1997 and 1998 equalled $82,789,767, $85,646,152 and $95,777,172, respectively.

     The foregoing table does not reflect the Fund's currency trading costs, or the benefits which MLF derives from possession of the Fund's assets. See "Interest Income Arrangements" at page 31.

     During 1996, 1997 and 1998, the Fund earned $4,545,186, $4,873,872 and
$5,434,851 in interest income, or approximately 5.49%, 5.69% and 5.67% of the Fund's average month-end Net Assets, respectively.

        See the Breakeven Table included in the "Summary" at page 7.

FEES AND EXPENSES PAID BY THE FUND

      THE DOLLAR AMOUNTS INDICATED IN PARENTHESES REPRESENT THE AMOUNT OF THE RELEVANT FLAT-RATE CHARGE ASSUMING AN AVERAGE FUND CAPITALIZATION OF $100 MILLION (ASSUMING 100% LEVERAGE).

PAID TO                  TYPE                   AMOUNT
-------                  ----                   ------
MLF                      Brokerage          Monthly Brokerage Commissions are paid on a percentage-of-assets basis at the
                         Commissions        rate of 0.625 of 1% of the Fund's month-end assets allocated to trading; a 7.50%
                                            annual rate ($7,500,000).

MLIP                     Administrative     Monthly Administrative Fees are paid on a percentage-of-total-assets basis at a
                         Fees               rate of 0.021 of 1% of the Fund's average month-end assets; a 0.25 of 1% annual rate ($250,000).

MLIB; Other              Bid-ask spreads    Bid-ask spreads on forward and related trades.
Counterparties

Government Securities    Bid-ask spreads    Bid-ask spreads on Government Securities trades.
Dealers
                                            All spreads and service fees are estimated not to exceed 0.25% of average month-end assets annually ($250,000).

Advisors                 Profit Shares      As of the date of this Prospectus, ranging from 15% to 20% (depending on the
                                            Advisor) of any New Trading Profit as of the end of each calendar quarter or year and upon redemption of Units. New Trading Profit is calculated separately in respect of each Advisor's individual performance for each series of Units, not the overall performance of such series or the Fund's account managed by such
                                            Advisor.

MLF, Others              Extraordinary      Actual costs incurred; none paid to date.
                         Expenses

                              --------------------

BROKERAGE COMMISSIONS; ADMINISTRATIVE FEES

     Month-end assets are not reduced for purposes of calculating Brokerage Commissions or Administrative Fees by any accrued but unpaid Profit Shares, or by the accrued Brokerage Commissions or Administrative Fees being calculated.

     During 1996, 1997 and 1998, the Fund's percentage-of-assets Brokerage Commissions were the equivalent of about $116, $116 and $80, respectively, per round-turn trade. A round-turn trade includes the purchase and sale or sale and purchase of a single futures contract. However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, cover all of the Fund's costs and expenses other than extraordinary expenses, bid-ask spreads and certain trading fees. The Fund could negotiate lower rates from firms other than MLF.

     THE FUND'S BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES CONSTITUTE A "WRAP FEE," WHICH COVER ALL OF MERRILL LYNCH'S COSTS AND EXPENSES, OTHER THAN BID-ASK SPREADS AND CERTAIN TRADING FEES, NOT JUST THE COST OF BROKERAGE EXECUTIONS.

     THE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES MAY NOT BE INCREASED ABOVE THE CURRENT 7.75% LEVEL WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

CURRENCY TRADING COSTS

     Many of the Fund's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers in the FX Markets, including Merrill Lynch International Bank ("MLIB"), take a "spread" between the prices at which they are prepared to buy and sell a particular currency and such spreads are built into the pricing of the spot or forward contracts with the Fund. The General Partner anticipates that some of the Fund's foreign currency trades will be executed through MLIB, an affiliate of the General Partner. MLIB has discontinued operation of the foreign exchange service desk, which included seeking multiple quotes from counterparties unrelated to MLIB.

     In its exchange for physical ("EEP") trading, the Fund acquires cash currency positions through banks and dealers, including Merrill Lynch. The Fund pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.

EXTRAORDINARY EXPENSES

     The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date, and in MLIP's experience, such expenses have been negligible. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Profit Shares.

PROFIT SHARES

     The Advisors generally receive quarterly or annual Profit Shares ranging from 15% to 20% of any New Trading Profit which they earn for each series, also considered individually. Advisors could receive Profit Shares from one series of Units but not from others due to the different times at which the series begin trading. For example, the account managed by an Advisor for the series of Units sold as of October 1, 1999 might incur losses during the fourth quarter of 1999. Accordingly, such Advisor would have a loss carryforward with respect to such series at the time that the series sold as of January 1, 2000 was issued. The January 1, 2000 series would not, of course, be issued with any loss carryforward (as such series would have incurred no losses as of its date of issuance). Consequently, if such Advisor traded profitably in the first quarter of 2000, such Advisor (if receiving a quarterly Profit Share) would be entitled to a Profit Share in respect of the January 1, 2000 series, although such Advisor may not have recovered the losses previously incurred by the October 1, 1999 series.

     Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by all or a portion of the annual Brokerage Commissions and Administrative Fees and by no other costs.

     Accrued Profit Shares on redeemed Units are allocated to the appropriate Advisor. Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

     Trading Profit is not reduced by redemption charges.

     For example, assume that as of January 1, 2000, the Fund's account managed by an Advisor with a 20% quarterly Profit Share is at a High Water Mark. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $100,000 Profit Share. Assume also that by the end of the next month, losses, Brokerage Commissions and Administrative Fees have reduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and the Advisor would be entitled to a Profit Share of $22,000.

                                 --------------

FEES AND EXPENSES PAID BY MERRILL LYNCH

SELLING COMMISSIONS; ONGOING COMPENSATION

     MLIP pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 53.

ADVISORS' CONSULTING FEES

     The Advisors each enter into a Consulting Agreement with MLF. Pursuant to such Consulting Agreements, MLF pays monthly Consulting Fees to each of the Advisors generally ranging from 1.0% to 2.0% annually of the average month-end assets of the Fund allocated to the management of each of them, respectively.

     MLIP anticipates that the Consulting Fees paid to Advisors in the future will generally fall within the range of a 1.0% to 2.0% annual rate, but such fees could fall outside of such range in certain cases.

     During 1996, 1997 and 1998, MLF paid Consulting Fees of $1,248,233, $1,095,676 and $1,154,486, respectively, or approximately 1.51%, 1.28% or 1.21%
of the Fund's average month-end Net Assets during these periods.

MLAM  FEES

     MLAM receives annual cash management fees of approximately 0.20 of 1% on the first $25 million of certain assets ("Capital") including, but not limited to, assets of the Fund managed by MLAM, 0.15 of 1% on the next $25 million of Capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on Capital in excess of $100 million.

     During 1996, 1997 and 1998, MLF expended approximately $146,259, $80,296 and $101,443, respectively, in cash management fees paid or accrued to MLAM.

                              --------------------

REDEMPTION CHARGES

     Units redeemed on or prior to the end of the twenty-fourth month after trading begins with respect to such Units are subject to redemption charges. A 3% redemption charge applies through the end of the twelfth month after such Units begin trading. Units redeemed after the twelfth month but on or before the end of the eighteenth month after they begin trading are subject to a redemption charge of 1.5%. Units redeemed after the eighteenth month but on or before the end of the twenty-fourth month after they begin trading are subject to a 1% redemption charge. For example, Units issued July 1, 1999 will be redeemed with a 3% redemption charge through June 30, 2000, a 1.5% redemption charge from July 1, 2000 through December 31, 2000 and a 1% redemption charge from January 30, 2001 through June 30, 2001.

     Redemption charges are paid to MLIP.

     If a Limited Partner redeems Units during or as of the end of a calendar quarter, AND SUBSCRIBES ON OR BEFORE THE REDEMPTION DATE TO THE NEW SERIES OF UNITS TO BE ISSUED IMMEDIATELY FOLLOWING SUCH QUARTER, any otherwise applicable redemption charge is waived to the extent that the redemption proceeds are reinvested. However, the Units acquired upon reinvestment of redemption proceeds are subject to redemption charges for the twenty-four months following the date such Units begin trading (just like any other newly-issued Units), not following the date the redeemed series began trading.

     For purposes of determining whether redemption charges apply, Units are considered to be issued as of the first day of the calendar quarter immediately following the quarter during which the subscriptions for such Units are accepted.

     Receipt of redemption charges does not reduce any expense charged to the Fund as described herein.

     During 1996, 1997 and 1998, MLIP received a total of $43,305, $33,734 and $57,359, respectively, in redemption charges.

MANAGED FUTURES FUNDS IN GENERAL

     THE FUND IS ONE OF MANY VARIETIES OF MANAGED FUTURES FUNDS. ALL OF THESE INVESTMENTS OFFER, IN VARYING DEGREES, THE POSSIBILITY OF ACHIEVING SUBSTANTIAL CAPITAL APPRECIATION AS WELL AS DIVERSIFYING A PORTION OF A TRADITIONAL PORTFOLIO. THE PURPOSE OF THIS SECTION IS TO GIVE PROSPECTIVE INVESTORS A GENERAL OVERVIEW OF WHERE IN THE SPECTRUM OF MANAGED FUTURES FUNDS THE FUND IS POSITIONED, AND TO INDICATE THE GENERAL TYPES OF OTHER MANAGED FUTURES FUNDS AVAILABLE FOR INVESTMENT.

MANAGED FUTURES FUNDS

     A futures fund is a professionally managed portfolio typically trading in a wide range of markets. These markets may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area.

     Not all managed futures funds are the same. Like other investment products, futures funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

THE DIFFERENT TYPES OF MANAGED FUTURES FUNDS

     Risk/reward parameters of a managed futures fund may be modified by adjusting the number of Advisors, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

     Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, in many cases, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

     Volatility can be reduced by a multi-advisor approach, such as that implemented by the Fund. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more than many other investments).

     Investors can also choose "principal protected" funds (such as the Fund) which guarantee at least the return of their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time-value of their capital.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

     Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. (In its performance to date, the Fund has demonstrated a certain degree of positive correlation to the S&P 500 Stock Index.) Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

     "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

THE POTENTIAL BENEFITS OF INCORPORATING MANAGED FUTURES INTO A PORTFOLIO

     Managed futures investments have often per formed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                                     * * * *

     You should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, if profitable, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Consultant can help you decide whether the Fund has a place in your portfolio.

THE ROLE OF MANAGED FUTURES IN YOUR PORTFOLIO

     THIS SECTION OUTLINES CERTAIN POINTS TO CONSIDER IN DECIDING WHETHER TO DIVERSIFY A LIMITED PORTION OF YOUR HOLDINGS INTO MANAGED FUTURES. THERE IS NO ASSURANCE THAT AN INVESTMENT IN THE FUND WILL ACHIEVE ANY OF ITS INTENDED OBJECTIVES.

THE FUND IN YOUR PORTFOLIO

     The Fund is a speculative investment, and Limited Partners may lose all or substantially all of the time value of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated (there is no reason to believe that the Fund will be negatively correlated with these markets, moving in the opposite direction to them -- I.E., serving as a hedge, not merely as a diversification) with the debt and equity markets and (ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.

ASSET ALLOCATION STRATEGIES

     World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.

     Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.

     An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.

     A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.

     A successful managed futures investment may increase portfolio return while reducing risk. The Fund can be volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk.

GLOBAL MARKETS

     In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.

     The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.

                         FUTURES VOLUME BY MARKET SECTOR

                                   [PIE CHART]

                                      1980

          Agriculture                                       64.20%
          Currencies                                         4.60%
          Interest Rates                                    13.50%
          Energy                                             0.30%
          Metals                                            16.30%
          Other                                              1.10%

                                      1997

          Agriculture                                       10.48%
          Currencies                                         6.10%
          Interest Rates                                    52.71%
          Energy                                             5.02%
          Metals                                             6.69%
          Other                                              0.08%

THE FUTURES VOLUME FIGURES AND MARKET SECTOR DISTRIBUTIONS PRESENTED ABOVE INCLUDE BOTH SPECULATIVE AND HEDGING TRANSACTIONS, AS WELL AS OPTIONS ON FUTURES. SOURCE: FUTURES INDUSTRY ASSOCIATION. A SIGNIFICANT PORTION OF CURRENCY TRADING IS DONE IN THE FORWARD RATHER THAN IN THE FUTURES MARKETS, AND, ACCORDINGLY, IS NOT REFLECTED IN THE FOREGOING CHART.

SUBSTANTIAL INVESTOR PARTICIPATION

     In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 1998, the estimate had grown to approximately $39.9 billion.

GROWTH IN MANAGED FUTURES INDUSTRY

Source:  Managed Account Reports, Inc.

                          [BAR CHART]

               GROWTH YEAR              BILLIONS
               -----------              --------
                  1980                     0.3
                  1981                     0.3
                  1982                     0.5
                  1983                     0.5
                  1984                     0.7
                  1985                     1
                  1986                     1.4
                  1987                     2.6
                  1988                     4.3
                  1989                     5.2
                  1990                     8.5
                  1991                    11.4
                  1992                    19
                  1993                    22.6
                  1994                    19.1
                  1995                    22.8
                  1996                    28.8
                  1997                    34.9
                  1998                    39.9

THE ASSETS CATEGORIZED ABOVE AS INVESTED IN MANAGED FUTURES ARE INVESTED IN A WIDE RANGE OF DIFFERENT PRODUCTS, INCLUDING SINGLE-ADVISOR AND MULTI-ADVISOR FUNDS, "FUNDS OF FUNDS," "PRINCIPAL PROTECTION POOLS (IN WHICH ONLY A FRACTION OF THE ASSETS INVESTED ARE COMMITTED TO TRADING) AND INDIVIDUAL MANAGED ACCOUNTS.

NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION

      Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

      The following chart compares the Fund's performance since inception with the S&P Stock

Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

                   COMPARISON OF ML PRINCIPAL PROTECTION L.P.
                       AND CERTAIN GENERAL MARKET INDICES
                        OCTOBER 1994 -- DECEMBER 31, 1998

                                  [LINE GRAPH]


             ML Domestic                S&P
                Master                 Stock                                  ML Principal
              Bond Index               Index             U.S. 91-Day           Protection
                (Total              (Dividends            Treasury                L.P.
             Return Basis)          Reinvested)             Bills              (Series A)
                 1000                  1000                 1000                  1000
10/94           999.11                1022.39              1004.25               1010.40
11/94           996.84                985.21               1008.25               1013.59
12/94           1004.45               999.79               1013.27               1017.59
01/95           1023.99               1025.70              1018.36               1011.97
02/95           1047.65               1065.63              1023.27               1034.64
03/95           1054.66               1097.03              1028.45               1077.81
04/95           1069.24               1129.31              1033.24               1087.58
05/95           1111.21               1174.36              1038.59               1100.69
06/95           1119.58               1201.61              1043.91               1098.42
07/95           1117.15               1241.44              1048.89               1084.17
08/95           1130.21               1244.55              1054.18               1094.43
09/95           1141.15               1297.04              1058.76               1090.89
10/95           1156.98               1292.41              1063.71               1094.00
11/95           1173.83               1349.09              1068.54               1101.56
12/95           1190.50               1375.08              1074.36               1125.15
01/96           1198.26               1421.82              1079.26               1152.72
02/96           1177.20               1435.04              1083.56               1110.02
03/96           1169.51               1448.86              1087.58               1121.81
04/96           1162.60               1470.20              1092.23               1156.58
05/96           1160.41               1508.05              1097.07               1133.68
06/96           1175.09               1513.80              1101.59               1149.15
07/96           1178.43               1446.95              1106.59               1129.84
08/96           1176.64               1477.52              1111.58               1135.41
09/96           1196.74               1560.60              1116.81               1153.77
10/96           1223.12               1603.63              1121.59               1202.80
11/96           1244.46               1724.74              1126.38               1232.89
12/96           1233.24               1690.57              1131.35               1230.43
01/97           1236.72               1796.13              1136.52               1255.78
02/97           1238.93               1810.23              1140.96               1273.84
03/97           1226.42               1735.99              1145.77               1274.51
04/97           1245.10               1839.54              1151.24               1265.62
05/97           1256.21               1951.46              1157.14               1247.52
06/97           1271.19               2038.84              1161.37               1256.22


                                      -43-

07/97           1305.60              2201.02               1166.59              1295.67
08/97           1294.43              2077.83               1171.59              1260.59
09/97           1313.70              2191.62               1176.95              1271.42
10/97           1333.09              2118.51               1181.97              1265.95
11/97           1338.58              2216.50               1186.57              1276.14
12/97           1352.32              2254.53               1191.67              1304.46
01/98           1370.24              2279.45               1197.24              1305.47
02/98           1369.09              2443.75               1201.49              1298.12
03/98           1374.25              2568.80               1207.18              1299.41
04/98           1380.93              2594.63               1212.60              1273.95
05/98           1394.61              2550.08               1217.64              1286.05
06/98           1406.76              2653.58               1222.74              1274.99
07/98           1409.78              2625.40               1228.16              1266.45
08/98           1432.49              2246.29               1233.76              1326.73
09/98           1466.14              2390.21               1240.06              1369.85
10/98           1459.80              2584.46               1244.94              1370.67
11/98           1466.74              2741.03               1249.08              1356.96
12/98           1472.23              2898.88               1254.02              1359.68
01/99           1482.65              3020.06               1258.47              1344.99
02/99           1454.22              2926.35               1262.08              1355.21


THE GRAPH REFLECTS THE PERCENTAGE CHANGES IN NET ASSET VALUE SERIES A UNIT (DISTRIBUTIONS ADDED BACK) AND IN THE INDICES. FOR COMPARATIVE PURPOSES, THE PERFORMANCE OF THE INDICES HAS BEEN PRESENTED FROM A "NORMALIZED" STARTING POINT OF 1,000 AS OF OCTOBER 1, 1994. THE FUND BEGAN TRADING OCTOBER 12, 1994.

PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE COMPARISON OF THE FUND, AN ACTIVELY MANAGED INVESTMENT, TO PASSIVE INDICES OF GENERAL SECURITIES RETURNS HAS CERTAIN INHERENT MATERIAL LIMITATIONS.

THE S&P STOCK INDEX IS A CAPITALIZATION-WEIGHTED INDEX OF THE COMMON STOCKS OF PUBLICLY-TRADED UNITED STATES ISSUERS. THE ML DOMESTIC MASTER BOND INDEX IS A TOTAL-RETURN INDEX COMPRISED OF 6,764 INVESTMENT-GRADE CORPORATE BONDS, TREASURIES AND MORTGAGE ISSUES; AVERAGE MATURITY 6.17 YEARS (CALCULATED ON A MARKET-WEIGHTED BASIS AS OF DECEMBER 31, 1998).

GRAPHIC COMPARISONS OF SECURITIES INDICES AND THE FUND MAY NOT ADEQUATELY REFLECT THE DIFFERENCES BETWEEN THE SECURITIES AND FUTURES MARKET OR BETWEEN PASSIVE AND MANAGED INVESTMENTS.

                                ----------------

     Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

MERRILL LYNCH INVESTMENT PARTNERS INC.

BACKGROUND AND PRINCIPALS

      Merrill Lynch Investment Partners Inc., an indirect subsidiary of ML&Co., attempts to provide quality alternative investments for its clients. MLIP is one of the largest sponsors of managed futures funds in terms both of assets invested in funds for which it serves as trading manager or sponsor, and of financial and personnel resources. While MLIP concentrated its efforts primarily on managed futures investments during its early years of operation, since 1996 MLIP has offered a number of multi-advisor and single-advisor hedge funds. MLIP has dedicated significant resources to the growth of its hedge fund business, and has the investment management, operational, administrative, research and risk management experience to manage substantial assets in both managed futures and hedge fund investments in the global financial markets. As of March 1, 1999, MLIP was acting as trading manager or sponsor to futures and hedge funds in which approximately $3 billion of client capital was invested.

      MLIP's registration as a Commodity Pool Operator ("CPO"; a person which organizes or manages investment funds which trade futures) became effective in October 1986.

      The following are the principal officers and the directors of MLIP.

JOHN R. FRAWLEY, JR.                      Chairman, Chief Executive
                                          Officer, President and
                                          Director

JEFFREY F. CHANDOR                        Senior Vice President,
                                          Director of Sales,
                                          Marketing and Research
                                          and Director

JO ANN DI DARIO                           Vice President, Chief
                                          Financial Officer and
                                          Treasurer (until April 30,
                                          1999)

MICHAEL L. PUNGELLO                       Vice President, Chief
                                          Financial Officer and
                                          Treasurer (effective
                                          May 3, 1999)

JOSEPH H. MOGLIA                          Director

ALLEN N. JONES                            Director

STEPHEN G. BODURTHA                       Director

STEVEN B. OLGIN                           Vice President, Secretary
                                          and Director of
                                          Administration

      John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chairman, Chief Executive Officer, President and a Director of MLIP and Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its formation in 1990 through its dissolution in 1994. Mr. Frawley has served four consecutive one-year terms as Chairman of the Managed Funds Association (formerly, the Managed Futures Association), a national trade association that represents the managed futures, hedge funds and fund of funds industry. Mr. Frawley currently serves as a member of the CFTC's Global Markets Advisory Committee.

     Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut. Mr. Chandor is serving a two-year term as a director of the Managed Funds Association.

     Jo Ann Di Dario was born in 1946. Until April 30, 1999, Ms. Di Dario is Vice President, Chief Financial Officer and Treasurer of MLIP. Before joining MLIP in May 1998, she was self-employed for one year. From February 1996 to May 1997, she worked as a consultant for Global Asset Management, an international mutual fund organizer and operator headquartered in London, where she offered advice on restructuring their back-office operations. From May 1992 to January 1996, she served as a Vice President of Meridian Bank Corporation, a regional bank holding company. She was responsible for managing the treasury operations of Meridian Bank Corporation including its wholly-owned subsidiary, Meridian Investment Company Inc. From September 1991 to May 1992, Ms. Di Dario managed the Domestic Treasury Operations of First Fidelity Bank, a regional bank. From January 1991 to September 1991, Ms. Di Dario was self-employed. For the previous five years, Ms. Di Dario was Vice President, Secretary and Controller of Caxton Corporation, a Commodity Pool Operator and Commodity Trading Advisor. Her background includes seven years of public accounting experience, and she graduated with high honors from Stockton State College with a Bachelor of Science degree in Accounting.

     Michael L. Pungello was born in 1957. Effective May 3, 1999, Mr. Pungello will become Vice President, Chief Financial Officer and Treasurer of MLIP. He was First Vice President and Senior Director of Finance for Merrill Lynch's Operations, Services and Technology Group from January 1998 to March 1999. Prior to that, Mr. Pungello spent over 18 years with Deloitte & Touche LLP, and was a partner in their financial services practice from June 1990 to December 1997. He graduated from Fordham University in 1979 with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree in Finance from New York University in 1987.

     Joseph H. Moglia was born in 1949. Mr. Moglia is a Director of MLIP. In 1971, he graduated from Fordham University with a Bachelor of Arts degree in Economics. He later received his Master of Science degree from the University of Delaware. He taught at the high school and college level for sixteen years. Mr. Moglia joined MLPF&S in 1984, and has served in a number of senior roles, including Director of New York Fixed Income Institutional Sales, Director of Global Fixed Income Institutional Sales, and Director of the Municipal Division. He is currently Senior Vice President and Director of the Investment Strategy and Product Group in Merrill Lynch Private Client, and Director of Middle Markets.

     Allen N. Jones was born in 1942. Mr. Jones is a Director of MLIP and, from July 1995 until January 1998, Mr. Jones was also Chairman of the Board of Directors of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. From February 1994 to April 1997, Mr. Jones was the Director of Individual Financial Services of the Merrill Lynch Private Client Group. In April 1997, Mr. Jones became the Director of Private Client Marketing.

     Stephen G. Bodurtha was born in 1958. Mr. Bodurtha is a Director of MLIP. In 1980, Mr. Bodurtha graduated from Wesleyan University, Middletown, Connecticut with a Bachelor of Arts degree in Government, MAGNA CUM LAUDE. From 1980 to 1983, Mr. Bodurtha worked in the Investment Banking Division of Merrill Lynch. In 1985, he was awarded his Master of Business Administration degree from Harvard University, where he also served as Associates Fellow (1985- 1986). From 1986 to 1989, Mr. Bodurtha held the positions of Associate and Vice President with Kidder, Peabody & Co., Incorporated where he worked in their Financial Futures & Options Group. Mr. Bodurtha joined MLPF&S in 1989 and has held the position of First Vice President since 1995. He has been the Director in charge of the Structured Investments Group of MLPF&S since 1995.

     Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In 1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the NFA. Mr. Olgin is also a member of the Committee on Futures Regulation of the Association of the Bar of the City of New York.

MERRILL LYNCH FUTURES INC.

     MLF, the exclusive clearing futures broker for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281- 1323.

     The Customer Agreement between MLF and the Fund provides that MLF will not be liable except for actions constituting negligence or misconduct, or for actions taken by it in compliance with instructions given by an Advisor.

MERRILL LYNCH LITIGATION

     MLIP has never been the subject of any material litigation.

     APPLICABLE CFTC RULES REQUIRE THAT THE FOLLOWING PROCEEDING BE DISCLOSED, ALTHOUGH MLIP DOES NOT CONSIDER IT TO BE MATERIAL.

     On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., ET AL.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the CFTC that MLF had violated Section 4c(a)(A) of the Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous orders without the intent to engage in a BONA FIDE trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.

CONFLICTS OF INTEREST

GENERAL

     Neither MLIP nor any Advisor has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how MLIP or any Advisor resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other MLIP or any Advisor's clients.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by MLIP and/or any Advisor in a manner which causes the Fund losses. The value of limited partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, MLIP does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) The Advisors generally trade all similarly situated accounts in parallel, placing bulk orders which are allocated among the Advisors' accounts pursuant to pre-established procedures. Consequently, the Advisors have little opportunity to prefer another client over the Fund.

(ii) Generally, MLF simply receives and executes the Advisors' bulk orders based on pre-established procedures. MLF has no ability in allocating positions to favor one account over another.

(iii) The Advisors generally charge all similar accounts the same fees.

(iv) MLIP, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

      In MLIP's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated when they were initially established. These business terms are described in detail in this prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

MLIP

      MLIP organized and controls the Fund. MLIP and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures trading is highly competitive. To the extent that Merrill Lynch entities continue to be retained by the Fund despite providing non-competitive services, the Fund is likely to incur losses.

      MLIP allocates its resources among a number of different funds. MLIP has financial incentives to favor certain funds over the Fund.

      The business terms of the Fund -- other than the fees and Profit Shares due to the Advisors which were negotiated between MLIP and each such Advisor -- were not negotiated. MLIP unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to MLIP.

      MLIP'S INTEREST IN MAXIMIZING ITS REVENUES COULD CAUSE IT TO TAKE ACTIONS WHICH ARE DETRIMENTAL TO THE FUND IN ORDER TO INCREASE MLIP'S INCOME FROM THE FUND OR DECREASE ITS COSTS IN SPONSORING THE FUND. ALSO, BECAUSE MLIP DOES NOT HAVE TO COMPETE WITH THIRD PARTIES TO PROVIDE SERVICES TO THE FUND, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF SUCH SERVICES. THEORETICALLY, MLIP MAY LOWER THE QUALITY OF SUCH SERVICES IN ORDER TO MAXIMIZE THE NET REVENUES WHICH IT RECEIVES FROM THE FUND, WHILE AT THE SAME TIME CAUSING THE NET ASSET VALUE PER UNIT TO DECLINE.

      MLIP has a conflict of interest in determining the Fund's trading leverage between MLIP's interest in maintaining the leverage which it believes to be best for the Limited Partners and its interest in protecting ML&Co. from any potential liability under the ML&Co. guarantee.

MLF; MLIB; MLAM

GENERAL

      MLF executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

      Many MLF clients pay lower brokerage rates than the Fund. Brokerage commissions are a major drag on the Fund's performance, and the cumulative effect of the higher rates paid by the Fund is material.

      MLF and MLIB each must allocate their resources among many different clients. They all have financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which they trade, to the extent that any of MLF or MLIB prefer other clients over the Fund, the Fund is likely to incur losses.

      MLF, MLIB AND MLAM DO NOT HAVE TO COMPETE TO PROVIDE SERVICES TO THE FUND; CONSEQUENTLY, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF THEIR SERVICES.

THE ADVISORS

GENERAL

      Each Advisor manages many accounts other than the Fund. Consequently, each Advisor may devote less resources to the Fund's trading than such Advisor otherwise might, to the detriment of the Fund.

      Certain of the respective Advisors' principals may devote a substantial portion of their business time to ventures other than managing the Fund, including ventures unrelated to futures trading. In respect of such Advisors, the Fund may be at a competitive disadvantage to other accounts which are managed by advisors who devote their entire attention to futures trading.

      Most of the Advisors implement a single strategy, but certain Advisors offer a number of different strategies. Advisors may not be willing to make certain highly successful strategies available to the Fund due to the Fund's expense level or other reasons.

      THE LESS SUCCESSFUL THE ADVISORS' STRATEGIES, THE LESS SUCCESSFUL THE FUND WILL BE. IF AN ADVISOR DOES NOT MAKE CERTAIN PROGRAMS AVAILABLE TO THE FUND FOR REASONS OTHER THAN WHAT SUCH ADVISOR CONSIDERS TO BE THE FUND'S BEST INTERESTS, THE FUND WILL SUFFER.

FINANCIAL INCENTIVES TO DISFAVOR THE FUND

      If an Advisor incurs losses, such Advisor may have an incentive to prefer other clients because an Advisor could begin to receive incentive compensation from such clients without having to earn back any losses.

      ANY ACTION WHICH AN ADVISOR TAKES TO MAXIMIZE ITS REVENUES BY DISFAVORING THE FUND, EITHER IN RESPECT OF THE RESOURCES DEVOTED TO ITS TRADING OR THE PROGRAMS SELECTED FOR IT, COULD ADVERSELY AFFECT THE FUND'S PERFORMANCE, PERHAPS TO A MATERIAL EXTENT.

FINANCIAL CONSULTANTS

      Financial Consultants are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Consultants are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Consultants receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.

PROPRIETARY TRADING

      MLIP, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

      The Advisors and their principals may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, the Advisors and their principals may take positions in their own accounts which are the same as or opposite to client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than client accounts. Records for these accounts will not be made available to limited partners.

      Records of proprietary trading will not be available for inspection by limited partners.

      Proprietary trading by MLIP, the Advisors or their respective officers or employees could, if substantial in size, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Fund to earn profits even if its trading were otherwise successful.

TRANSACTIONS BETWEEN MERRILL
LYNCH AND THE FUND

      All of the service providers to the Fund, other than the Advisors, are affiliates of Merrill Lynch. Merrill Lynch negotiated with the Advisors over the level of their advisory fees and Profit Shares. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they are higher than would have been obtained in arm's-length bargaining.

      The Fund pays Merrill Lynch substantial Brokerage Commissions and Administrative Fees as well as bid-ask spreads on forward currency trades. The Fund also pays MLF interest on short-term loans extended by MLF to cover losses on foreign currency positions and permits Merrill Lynch to retain a portion of the benefit derived from possession of the Fund's assets.

      Within the Merrill Lynch organization, MLIP is the direct beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLIP controls the management of the Fund and serves as its promoter. Although MLIP has not sold any assets, directly or indirectly, to the Fund, MLIP makes substantial profits from the Fund due to the foregoing revenues.

      No loans have been, are or will be outstanding between MLIP or any of its principals and the Fund.

      MLIP pays substantial selling commissions ($4 per Unit) and trailing commissions (2% annually of the average month-end percentage of the overall Net Asset Value per Unit allocated to trading, beginning in the thirteenth month after a Unit is sold) to MLPF&S for distributing the Units. MLIP is ultimately paid back for these expenditures from the revenues it receives from the Fund.

      Descriptions of the dealings between the Fund and Merrill Lynch are set forth under "Selected Financial Data," "Interest Income Arrangements" and "Analysis of Fees and Expenses Paid by the Fund."

SUMMARY OF THE LIMITED
PARTNERSHIP AGREEMENT

      The Fund's Limited Partnership Agreement effectively gives MLIP, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, MLIP in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLIP), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLIP determined that such conduct was in the best interests of the Fund.

      Although as limited partners, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by MLIP or its affiliates without their unanimous consent.

      Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of MLIP. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of MLIP as general partner of the Fund.

      Limited partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to the MLIP. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

      The Limited Partnership Agreement contains restrictions on MLIP's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLIP is subject in operating the Fund.

      The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

      A limited partner may transfer or assign his units in the Fund only upon prior written notice to MLIP and subject to approval of the assignee. MLIP will provide consent when it is satisfied that the transfer complies with applicable laws, and it has received an opinion of counsel that such transfer will not adversely affect the tax classification of the Fund as a partnership. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

      The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes MLIP deems advisable so long as they do not change the basic investment policy or structure.

      The Fund has agreed to indemnify MLIP, as general partner, for actions taken on behalf of the Fund, provided that MLIP's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

      1) a successful adjudication on the merits of each count alleged has been obtained, or

      2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

      3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

      4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

TAX CONSEQUENCES

      IN THE OPINION OF SIDLEY & AUSTIN, THE FOLLOWING SUMMARY OF THE TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS IS MATERIALLY CORRECT. SIDLEY & AUSTIN'S OPINION IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

PARTNERSHIP TAX STATUS OF THE FUND

      Both the Fund and the Trading Partnership are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Trading Partnership, neither will be taxed as a "publicly-traded partnership."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

      Each Partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Partner's taxable income whether or not such Partner has redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

      The Fund provides each Partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND
DEDUCTIONS

      A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

      Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley & Austin has opined that the amount, if any, of the Fund's expenses which might be subject to this limitation should be DE MINIMIS. However, the IRS could take a different position. The IRS could contend that the Profit Shares should be characterized as an investment advisory expenses. If the Profit Share were treated as an investment advisory expense, individual taxpayers would pay tax on every $100 of net profits earned by an Advisor for every $80-$85 increase in Net Asset Value of their Units, and the Profit Shares would be subject to limited deductibility.

      Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

      Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Fund's open positions are Section 1256 Contracts. Section 1256 Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST
INCOME

      As described under "-- Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

      Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner be required to pay taxes on his share of the Fund's interest income.

      If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES

      The IRS could contend that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP constitute non-deductible syndication expenses.

THE $3 EMPLOYEE DISCOUNT

      MLIP contributes $3 of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees.

These officers and employees report the MLIP contribution as ordinary income in the year of purchase, and acquire a tax basis in their Units of $100.

POSSIBLE PAYMENTS UNDER THE ML&CO.
GUARANTEE

      Any payment to the Fund pursuant to the ML&Co. guarantee in respect of a series of Units would give rise to taxable income in the amount of such payment to the recipient partners.

UNRELATED BUSINESS TAXABLE INCOME

      Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS PARTNERS

      The IRS is required to audit Fund-related items at the Fund rather than the partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties, and could themselves be audited.

STATE AND OTHER TAXES

       In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.

                              --------------------

                            PROSPECTIVE INVESTORS ARE
                           URGED TO CONSULT THEIR TAX
                            ADVISERS BEFORE DECIDING
                               WHETHER TO INVEST.

SELLING COMMISSIONS

      No selling commissions are paid from the proceeds of subscriptions. MLIP provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which is paid by MLIP in cash to the Selling Agent.

      The Selling Agent receives initial produc tion credits of $4 on all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at $97.

      MLIP also provides ongoing production credits on Units which remain outstanding more than twelve months. Ongoing production credits are only paid on Units sold by Financial Consultants registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination. Ongoing production credits equal 2% per annum of the average month-end Net Asset Value per Unit allocated to trading, beginning in the second year after sale.

      In the Selling Agreement, the Advisors and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur as a result of their respective conduct in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

LAWYERS; ACCOUNTANTS

      Sidley & Austin has advised MLIP, MLF
and MLPF&S on the offering of the Units.  Sidley &
Austin drafted "Tax Consequences."

      The balance sheet of MLIP as of December 25, 1998 and the consolidated financial statements of the Fund as of December 31, 1998 and 1997 included herein have been audited by Deloitte & Touche LLP.

                          INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----

ML PRINCIPAL PROTECTION L.P.

   Independent Auditors' Report........................................  55
   Consolidated Statements of Financial Condition......................  56
   Consolidated Statements of Income...................................  57
   Consolidated Statements of Changes in Partners' Capital.............  58
   Notes to Consolidated Financial Statements..........................  59

MERRILL LYNCH INVESTMENT PARTNERS INC.

   Independent Auditors' Report........................................  68
   Balance Sheet.......................................................  69
   Notes to Balance Sheets.............................................  70

                              --------------------

       Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

TO THE PARTNERS OF
  ML PRINCIPAL PROTECTION L.P.:

We have audited the accompanying consolidated statements of financial condition of ML Principal Protection L.P. (the "Partnership") as of December 31, 1998 and 1997, and the related consolidated statements of income and of changes in partners' capital for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ML Principal Protection L.P. as of December 31, 1998 and 1997, and the results of their operations for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

New York, New York
February 4, 1999

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                        1998            1997
                                                    -----------   -------------
ASSETS
Equity in commodity futures trading accounts:
  Cash and option premiums                          $20,564,400   $   6,127,857
  Net unrealized profit on open contracts               601,178       2,958,175
Government Securities  (Note 1) (Cost:               60,536,271      93,851,028
  $60,032,832 and $93,712,418)

Cash                                                     43,497           1,423
Accrued interest receivable (Note 2)                    685,821         839,464
                                                    -----------   -------------

              TOTAL                                 $82,431,167   $ 103,777,947
                                                    ===========   =============

LIABILITIES AND PARTNERS'
CAPITAL

LIABILITIES:
  Brokerage commissions payable (Note 2)            $   402,923   $     494,349
  Profit Shares payable (Note 4)                        594,328         591,195
  Redemptions payable                                 1,467,829         636,155
  Administrative fees payable (Note 2)                   16,960          14,330
                                                    -----------   -------------

          Total liabilities                           2,482,040       1,736,029
                                                    -----------   -------------

MINORITY INTEREST                                       842,289         815,233
                                                    -----------   -------------
PARTNERS' CAPITAL:
  General Partner (6,654.61 Units, and
   23,141.61 Units)                                     735,280       2,564,153
  Limited Partners (717,784.1628 Units and
    989,140.56 Units)                                78,371,558     105,628,837
  Subscriptions Receivable (0 Units and
    69,663.05 Units)                                       --        (6,966,305)
                                                    -----------   -------------

          Total partners' capital                    79,106,838     101,226,685

                                                    -----------   -------------

              TOTAL                                 $82,431,167   $ 103,777,947
                                                    ===========   =============

NET ASSET VALUE PER UNIT (NOTE 5)
See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                         1998           1997           1996
                                     ------------   ------------   ------------
REVENUES:
Trading profit (loss):
    Realized                         $  8,746,563   $  5,412,457   $  9,038,064
    Change in unrealized               (2,053,193)     1,083,826       (396,221)
                                     ------------   ------------   ------------

        Total trading results           6,693,370      6,496,283      8,641,843

Interest income (Note 2)                5,434,851      4,873,872      4,545,186
                                     ------------   ------------   ------------

        Total revenues                 12,128,221     11,370,155     13,187,029
                                     ------------   ------------   ------------

EXPENSES:
Brokerage commissions
(Note 2)                                6,159,359      4,833,598      4,775,116
Profit Shares (Note 4)                  1,658,306        931,522        978,264
Administrative fees (Note 2)              193,861        138,103        129,057
                                     ------------   ------------   ------------
        Total expenses
                                        8,011,526      5,903,223      5,882,437
                                     ------------   ------------   ------------
INCOME BEFORE
MINORITY INTEREST                       4,116,695      5,466,932      7,304,592
                                     ------------   ------------   ------------

Minority interest in income               (27,056)       (46,687)       (81,228)
                                     ------------   ------------   ------------

NET INCOME                           $  4,089,639   $  5,420,245   $  7,223,364
                                     ============   ============   ============

NET INCOME PER
UNIT:

Weighted average number
of General Partner and
Limited Partner Units
outstanding (Note 6)                      929,254        818,689        754,428
                                     ============   ============   ============
Net income per weighted
average General Partner and
Limited Partner Unit                 $       4.40   $       6.62   $       9.57
                                     ============   ============   ============

See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

             CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
           FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                          LIMITED         GENERAL     SUBSCRIPTIONS
                                         UNITS            PARTNERS        PARTNER      RECEIVABLE        TOTAL
                                    ---------------     -------------   -----------   ------------   -------------
PARTNERS' CAPITAL,
   DECEMBER 31, 1995                   714,318.9800        73,080,141     1,766,403           --        74,846,544
Redemptions                           (245,127.3600)      (25,748,519)          --            --       (25,748,519)
Subscriptions                          254,468.3500        25,102,217       344,618           --        25,446,835
Distributions                                  --          (2,833,925)      (91,014)          --        (2,924,939)
Net Income                                     --           6,942,191       281,173           --         7,223,364
                                    ---------------     -------------   -----------   ------------   -------------
PARTNERS' CAPITAL,
   DECEMBER 31, 1996                   723,659.9700        76,542,105     2,301,180           --        78,843,285
Redemptions                           (183,442.9100)      (19,816,833)         --             --       (19,816,833)
Subscriptions                          472,065.1100        46,994,656       211,855           --        47,206,511
Subscriptions Receivable               (69,663.0500)             --            --       (6,966,305)     (6,966,305)
Distributions                                  --          (3,362,913)      (97,305)          --        (3,460,218)
Net Income                                     --           5,271,822       168,483           --         5,420,245
                                    ---------------     -------------   -----------   ------------   -------------
PARTNERS' CAPITAL
   DECEMBER 31, 1997                   942,619.1200       105,628,837     2,564,153     (6,966,305)    101,226,685
Redemptions                           (426,071.8902)      (43,562,357)   (1,807,512)          --       (45,369,869)
Subscriptions                          138,228.4930        13,822,849          --             --        13,822,849
Subscriptions Receivable                69,663.0500              --            --        6,966,305       6,966,305
Distributions                                  --          (1,595,262)      (33,509)          --        (1,628,771)
Net Income                                     --           4,077,491        12,418           --         4,089,639
                                    ---------------     -------------   -----------   ------------   -------------
PARTNERS' CAPITAL
   DECEMBER 31, 1998                   724,438.7728     $  78,371,558   $   735,280   $       --     $  79,106,838
                                    ===============     =============   ===========   ============   =============

See notes to consolidated financial statements.

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

ORGANIZATION

      ML Principal Protection L.P. (the "Partnership") was organized as an open-end fund under the Delaware Revised Uniform Limited Partnership Act on January 3, 1994 and commenced trading activities on October 12, 1994. The Partnership engages in both the speculative trading of futures, options on futures, forwards and options on forward contracts on a wide range of commodities through ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the Partnership is the sole limited partner and investing in Government Securities, as defined. Merrill Lynch Investment Partners Inc. (the "General Partner" or "MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of both the Partnership and the Trading Partnership. Merrill Lynch Futures Inc. ("MLF"), an affiliate of Merrill Lynch, is the Trading Partnership's commodity broker. Merrill Lynch Asset Management, Inc. ("MLAM"), another affiliate of Merrill Lynch, provides cash management services to the Partnership investing in Government Securities. Substantially all of the Partnership's assets are held in accounts maintained at MLF or Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Merrill Lynch affiliate. The General Partner intends to maintain a general partner's interest of at least 1% of the total capital in each series of units. The General Partner and the Limited Partners share in the profits and losses of the Partnership and the Trading Partnership, in proportion to the respective interests in the Partnership and the Trading Partnership. References to the Partnership include references to the Trading Partnership unless the context otherwise requires.

      The consolidated financial statements include the accounts of the Trading Partnership in which the Partnership is the sole limited partner. All related transactions and intercompany balances between the Partnership and the Trading Partnership are eliminated in consolidation.

      The ownership by the General Partner in the Trading Partnership represents a minority interest when the financial results of the Trading Partnership are consolidated into those of the Partnership. The General Partner's share of the Trading Partnership's profits and losses is deducted from the Consolidated Statements of Income, and the General Partner's interest in the Trading Partnership reduces partners' capital on the Consolidated Statements of Financial Condition and the Consolidated Statements of Changes in Partners' Capital.

      The Partnership issues different series of units of limited partnership interest ("Units") generally as of the beginning of each calendar quarter. Each series has its own Net Asset Value per Unit. For series issued prior to May 1, 1997, each series may allocate different percentages of their total capital to trading. For series issued after May 1, 1997, all such series must allocate the same percentage of their total capital to trading. All series, regardless of when issued, trade under the direction of the same combination of independent advisors (the "Trading Advisors" or the "Advisors"), chosen from time to time by MLIP to manage the Trading Partnership's trading.

      MLIP selects the Advisors to manage the Partnership's trading assets, and allocates and reallocates the Partnership's trading assets among existing, replacement and additional Advisors.

      MLIP determines what percentage of the Partnership's total capital to allocate to trading by investing in the Trading Partnership from time to time, attempting to balance the desirability of reducing the opportunity costs of the Partnership's "principal protection" structure against the necessity of preventing Merrill Lynch from ever being required to make any payments to the

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Partnership under the Merrill Lynch guarantee (see Note 7), and subject to the requirement that all series issued after May 1, 1997 must allocate the same percentage of their capital to trading certain of the prior year balances have been reclassified to conform with the current year's presentation.

ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

      Commodity futures, options on futures, forwards and options on forward contracts are recorded on the trade date, and open contracts are reflected in net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in unrealized (loss) profit on open contracts and Government Securities, as defined below, from one period to the next is reflected in change in unrealized in the Consolidated Statements of Income.

FOREIGN CURRENCY TRANSACTIONS

      The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.

GOVERNMENT SECURITIES

      The Partnership invests a portion of its assets in obligations of the U.S. Treasury and certain other U.S. government agencies ("Government Securities") under the direction of MLAM within the parameters established by MLIP for which MLAM accepts no responsibility. These investments are carried at fair value.

OPERATING EXPENSES AND SELLING COMMISSIONS

      The General Partner pays all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Partnership and the Trading Partnership, including the cost of the ongoing offering of the Units. The General Partner receives administrative fees as well as a portion of the brokerage commissions paid to MLF by the Partnership.

      No selling commissions have been or are paid directly by the Limited Partners. All selling commissions are paid by MLIP.

INCOME TAXES

      No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's consolidated income and expenses as reported for income tax purposes.

REDEMPTIONS

      A Limited Partner may require the Partnership to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after such Units were issued are assessed an early redemption

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

charge of 3% of their Net Asset Value as of the date of redemption. Units redeemed after the twelfth month but on or before the end of the eighteenth month after such Units were issued are subject to a redemption charge of 1.5%. Units redeemed after the eighteenth month but on or before the end of the twenty-fourth month after such Units were issued are subject to a 1% redemption charge.

DISSOLUTION OF THE PARTNERSHIP

      The Partnership will terminate on December 31, 2024, or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (the "Statement"). Such Statement is effective for fiscal years commencing after June 15, 1999. The General Partner does not believe that the Statement will have a significant effect on the financial statements of the Partnership.

2. RELATED PARTY TRANSACTIONS

      MLAM manages a substantial portion of the Partnership's available U.S. dollar assets, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLF pays MLAM annual management fees of .20 of 1% on the first $25 million of certain assets ("Capital"), including the Partnership's assets managed by MLAM, .15 of 1% on the next $25 million of Capital, .125 of 1% on the next $50 million, and .10 of 1% on Capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

      A portion of the Partnership's U.S. dollar assets is maintained at MLF. On assets held in U.S. dollars, Merrill Lynch credits the Partnership with interest at the prevailing 91-day U.S. Treasury bill rate. The Partnership is credited with interest on any of its net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefits, in excess of the interest which Merrill Lynch pays to the Partnership, from possession of such assets.

      Merrill Lynch charges the Partnership Merrill Lynch's cost of financing realized and unrealized losses on the Partnership's non-U.S. dollar-denominated positions.

      The General Partner has determined that there may have been a miscalculation in the interest credited to the Partnership for a period prior to November 1996 (such period may extend prior to that covered by these financial statements). Accordingly, the General Partner credited current and former investors who maintained a Merrill Lynch customer account in December 1997 with interest which was compounded. Former investors who do not maintain a Merrill Lynch customer account have been credited as their response forms are processed. The total amount of the adjustment was approximately $54,000. Since this amount was paid directly to investors by the General Partner, it is not reflected in these financial statements. The General Partner has determined that interest was calculated appropriately since November 1996.

      Prior to January 1, 1996, the Partnership paid brokerage commissions to MLF in respect of each series of Units at a flat monthly rate equal to .792 of 1% (a 9.5% annual rate) of such series' month-end assets invested in the Trading Partnership. Effective January 1, 1996, this rate was reduced to .771 of 1% (a 9.25% annual rate), and the Partnership began to pay MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of each series' month-end assets invested in the Trading Partnership (this recharacterization had no economic effect on the Partnership). Effective January 1, 1997, each series' brokerage commission percentage was reduced to .729 of 1% (an 8.75% annual rate). Effective October 1, 1998, the

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

administrative fee calculation base was changed so as to equal .021 of 1% (a
 .25% annual rate) of the Partnership's month-end total assets, and each series' brokerage commission percentage was reduced to .625 of 1% (a 7.50% annual rate). Assets committed to trading and total assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

      The General Partner estimates that the round-turn equivalent commission rate charged to the Trading Partnership during the years ended December 31, 1998, 1997 and 1996, was approximately $80, $116 and $116, respectively (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

      MLF pays the Trading Advisors annual Consulting Fees, ranging up to 4% of the Partnership's average month-end assets allocated to them for management, after reduction for a portion of the brokerage commissions accrued with respect to such assets.

      Many of the Partnership's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers, including Merrill Lynch International Bank ("MLIB"), in the FX Markets take a "spread" between the prices at which they are prepared to buy and sell a particular currency and such spreads are built into the pricing of the spot or forward contracts with the Partnership. The General Partner anticipates that some of the Partnership's foreign currency trades will be executed through MLIB, an affiliate of the General Partner. MLIB has discontinued the operation of the foreign exchange service desk, which included seeking multiple quotes from counterparties unrelated to MLIB for a service fee and trade execution.

      In its exchange of futures for physical ("EFP") trading, the Partnership acquires cash currency positions through banks and dealers, including Merrill Lynch. The Partnership pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.

3. ANNUAL DISTRIBUTIONS

      The Partnership makes annual fixed-rate distributions, payable irrespective of profitability, of $3.50 per Unit on Units issued prior to May 1, 1997. The Partnership may also pay discretionary distributions on such series of Units of up to 50% of any Distributable New Appreciation, as defined on such Units. No distributions are payable on Units issued after May 1, 1997. As of December 31, 1998, the Partnership has made the following distributions:

         DISTRIBUTION   FIXED-RATE   DISCRETIONARY
SERIES       DATE      DISTRIBUTION  DISTRIBUTION
------       ----      ------------  ------------
1998
Series A   10/1/98       $ 3.50        $  --
Series B    1/1/98         3.50         1.50
Series C    4/1/98         3.50           --
Series D    7/1/98         3.50           --
Series E   10/1/98         3.50           --
Series F    1/1/98         3.50         1.25
Series G    4/1/98         3.50           --
Series H    7/1/98         3.50           --

         DISTRIBUTION   FIXED-RATE   DISCRETIONARY
SERIES       DATE      DISTRIBUTION  DISTRIBUTION
------       ----      ------------  ------------
1997
Series A   10/1/97       $ 3.50        $   --
Series B    1/1/97         3.50          3.00
Series C    4/1/97         3.50          4.00
Series D    7/1/97         3.50          1.00
Series E   10/1/97         3.50          2.00
Series F    1/1/97         3.50          2.50
Series G    4/1/97         3.50          3.50
Series H    7/1/97         3.50          2.50

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1996
Series A   10/1/96       $ 3.50        $ 2.50
Series B    1/1/96         3.50          2.50
Series C    4/1/96         3.50            --
Series D    7/1/96         3.50            --
Series E   10/1/96         3.50            --

4. AGREEMENTS

      The Trading Partnership and the Advisors have each entered into Advisory Agreements. These Advisory Agreements generally terminate one year after they are entered into, subject to certain renewal rights exercisable by the Partnership. The Advisors determine the commodity futures, options on futures, forwards and options on forward contract trades to be made on behalf of their respective Trading Partnership accounts, subject to certain rights reserved for the General Partner.

      Profit Shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor individually, irrespective of the overall performance of any series, either as of the end of each calendar quarter or year and upon the net reallocation of assets away from an Advisor including unit redemptions, are paid to the appropriate Advisors to the extent of the applicable percentage of any New Trading Profit attributable to such Units.

5. NET ASSET VALUE PER UNIT

      At December 31, 1998 the Net Asset Values of the different series of Units were as follows:

                                                            NET ASSET
                          NET ASSET        NUMBER             VALUE
                            VALUE         OF UNITS           PER UNIT
                            -----         --------           --------
Series A Units          $ 12,718,104    109,886.0000        $  115.74
Series B Units             1,498,896     13,150.0000           113.98
Series C Units             2,145,087     19,694.0000           108.92
Series D Units             6,658,019     59,742.0000           111.45
Series E Units             6,063,352     54,556.5800           111.14
Series F Units             3,285,111     30,152.6400           108.95
Series G Units             2,854,082     26,507.1000           107.67
Series H Units             2,185,925     20,275.7250           107.81
Series K Units             7,063,107     64,436.0000           109.61
Series L Units             9,686,313     90,690.0000           106.81
Series M Units            10,476,381     96,696.0600           108.34
Series N Units             5,800,784     55,546.4250           104.43
Series O Units             7,205,406     68,774.2420           104.77
Series P Units               655,841      6,134.0000           106.92
Series Q Units               810,430      8,198.0008            98.86
                        ------------    ------------
                        $ 79,106,838    724,438.7728
                        ============    ============

      As of December 31, 1997, the Net Asset Value of the different series of Units were as follows:

                                                      NET ASSET
                      NET ASSET           NUMBER        VALUE
                        VALUE            OF UNITS      PER UNIT
                        -----            --------      --------
Series A Units     $ 17,716,313         155,778.00    $ 113.73
Series B Units        2,865,130          25,100.00      114.15
Series C Units        4,061,256          37,551.00      108.15
Series D Units       10,499,613          95,504.00      109.94
Series E Units        7,685,677          70,255.86      109.40
Series F Units        6,136,370          56,275.48      109.04
Series G Units        5,470,415          51,354.50      106.52
Series H Units        5,610,794          52,626.22      106.62
Series K Units       12,127,411         115,752.00      104.77
Series L Units       14,732,144         144,314.00      102.08
Series M Units       14,321,562         138,108.06      103.70
                   ------------       ------------      ------
Total              $101,226,685         942,619.12
                   ============       ============

6. WEIGHTED AVERAGE UNITS

      Weighted average number of Units outstanding was computed for purposes of disclosing consolidated net income per weighted average Unit. The weighted average number of Units outstanding at December 31, 1998, 1997 and 1996 equals the Units outstanding as of such date, adjusted proportionately for Units redeemed or issued based on the respective length of time each was outstanding during the year.

7. MERRILL LYNCH & CO., INC. GUARANTEE

      Merrill Lynch has guaranteed to the Partnership that it will have sufficient Net Assets, as of the Principal Assurance Date for each series of Units, that the Net Asset Value per Unit of such series as of such Principal Assurance Date will equal, after reduction for all liabilities to third parties and all distributions paid in respect of such Units, not less than $100.

8. FAIR VALUE AND OFF-BALANCE SHEET RISK

      The Trading Partnership trades futures, options on futures, forwards and options on forward contracts on interest rates, stock indices, commodities, currencies, energy and metals. The Partnership's total trading results by reporting category for the years ended December 31, 1998, 1997 and 1996 were as follows:

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                             TOTAL TRADING RESULTS
                                -----------------------------------------------
                                   1998              1997              1996
                                -----------       -----------       -----------
Interest Rates                  $ 7,116,336       $ 1,706,686       $ 3,183,955
Stock Indices                       824,905           232,314          (746,255)
Commodities                        (967,695)          679,157            20,119
Currencies                        2,085,218         3,911,109         3,301,360
Energy                             (882,409)       (1,278,003)        3,280,677
Metals                            1,482,985)        1,245,020          (398,013)
                                -----------       -----------       -----------

                                $ 6,693,370       $ 6,496,283       $ 8,641,843
                                ===========       ===========       ===========

MARKET RISK

      Derivative financial instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Trading Partnership's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Trading Partnership as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

      The General Partner has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Partnership, adjusting the percentage of the Partnership's total assets investing in the Trading Partnership with respect to each series of Units, calculating the Net Asset Value of the Advisors' respective Partnership accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations both on an Advisor-by-Advisor and on an overall Partnership basis. While the General Partner does not itself intervene in the markets to hedge or diversify the Partnership's market exposure, the General Partner may urge Advisors to reallocate positions, or itself reallocate Partnership assets among Advisors (although typically only as of the end of a month), in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice and trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

      One important aspect of the General Partner's risk controls is its adjustments to the leverage at which the Units trade. If MLIP makes a leverage adjustment to any series issued after May 1, 1997, a corresponding adjustment is made to the leverage used by all such series. For series issued prior to May 1, 1997, adjustments to leverage may be made individually by series. By controlling the percentage of the assets invested in the Trading Partnership, the General Partner can directly affect the market exposure of the Partner ship. Leverage control is the principal means by which the General Partner hopes to be able to ensure that Merrill Lynch is never required to make any payments under its guarantee that the Net Asset Value per Unit of each series will equal no less than $100 as of the Principal Assurance Date for such series.

FAIR VALUE

      The derivative instruments traded by the Trading Partnership are marked to market daily with the resulting unrealized profit recorded in the Consolidated Statements of Financial Condition and the related profit reflected in trading revenues in the Consolidated Statements of Income.

      The contract/notional values of the Trading Partnership's open derivative instrument positions as of December 31, 1998 and 1997 were as follows:

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                       1998
                                     ---------------------------------------
                                        COMMITMENT            COMMITMENT
                                        TO PURCHASE             TO SELL
                                     (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                       AND FORWARDS)         AND FORWARDS)
                                       -------------         -------------
Interest Rates                          $ 83,065,616          $ 91,012,676
Stock Indices                              3,698,279             1,622,808
Commodities                                1,797,931             7,856,776
Currencies                                52,385,528            53,181,016
Energy                                          --               2,079,384
Metals                                     4,190,146             9,506,207
                                        ------------          ------------

                                        $145,137,500          $165,258,867
                                        ============          ============

                                                       1997
                                     ---------------------------------------
                                        COMMITMENT            COMMITMENT
                                        TO PURCHASE             TO SELL
                                     (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                       AND FORWARDS)         AND FORWARDS)
                                       -------------         -------------
Interest Rates                          $121,435,283          $ 85,620,621
Stock Indices                              1,665,588             8,854,122
Commodities                               11,663,786            21,791,599
Currencies                                70,272,888           147,312,282
Energy                                     1,085,885             9,041,759
Metals                                     4,412,002            19,039,071
                                        ------------          ------------

                                        $210,535,432          $291,659,454
                                        ============          ============

      Substantially all of the Trading Partnership's open derivative instruments outstanding as of December 31, 1998 expire within one year.

      The contract/notional values of the Trading Partnership's open exchange-traded and non-exchange-traded derivative instrument positions as of December 31, 1998 and 1997 were as follows:

                                                         1998
                                       ---------------------------------------
                                          COMMITMENT            COMMITMENT
                                          TO PURCHASE             TO SELL
                                       (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                         AND FORWARDS)         AND FORWARDS)
                                         -------------         -------------
Exchange-Traded                          $102,156,889          $116,203,862
Non-Exchange-
   Traded                                  42,980,611            49,055,005
                                         ------------          ------------

                                         $145,137,500          $165,258,867
                                         ============          ============

                                                         1997
                                       ---------------------------------------
                                          COMMITMENT            COMMITMENT
                                          TO PURCHASE             TO SELL
                                       (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                         AND FORWARDS)         AND FORWARDS)
                                         -------------         -------------
Exchange-Traded                          $142,565,779          $183,223,917
Non-Exchange-
   Traded                                  67,969,653           108,435,537
                                         ------------          ------------

                                         $210,535,432          $291,659,454
                                         ============          ============

      The average fair values, based on contract/ notional values, of the Trading Partnership's derivative instrument positions which were open as of the end of each calendar month during the years ended December 31, 1998 and 1997 were as follows:

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                      1998
                                     ---------------------------------------
                                        COMMITMENT            COMMITMENT
                                        TO PURCHASE             TO SELL
                                     (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                       AND FORWARDS)         AND FORWARDS)
                                       -------------         -------------
Interest Rates                         $221,031,675          $ 98,633,884
Stock Indices                             7,202,373             4,205,480
Commodities                               9,417,012            14,567,919
Currencies                              119,142,464           136,575,495
Energy                                    1,961,831             4,354,689
Metals                                    7,976,980            11,836,785
                                       ------------          ------------

                                       $366,732,335          $270,174,252
                                       ============          ============

                                                      1997
                                     ---------------------------------------
                                        COMMITMENT            COMMITMENT
                                        TO PURCHASE             TO SELL
                                     (FUTURES, OPTIONS     (FUTURES, OPTIONS
                                       AND FORWARDS)         AND FORWARDS)
                                       -------------         -------------
Interest Rates                         $177,189,103          $ 68,697,138
Stock Indices                             7,544,449             4,040,832
Commodities                              13,113,725            11,481,639
Currencies                               70,061,899           113,287,725
Energy                                    3,621,533             3,415,726
Metals                                    7,369,251            14,913,348
                                       ------------          ------------

                                       $278,899,960          $215,836,408
                                       ============          ============

      A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and to sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward markets until the settlement date.

CREDIT RISK

      The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

      The fair value amounts in the above tables represent the extent of the Trading Partnership's market exposure in the particular class of derivative instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments, from counter party nonperformance, is the net unrealized profit included on the Consolidated Statements of Financial Condition.

      The gross unrealized profit and the net unrealized profit on the Trading Partnership's open derivative instrument positions as of December 31, 1998 and 1997 were as follows:

                                                           1998
                                             -------------------------------
                                               GROSS                 NET
                                             UNREALIZED           UNREALIZED
                                               PROFIT               PROFIT
                                             ----------           ----------
Exchange-Traded                              $1,271,311          $   733,034
Non-Exchange-
   Traded                                       911,388             (131,856)
                                             ----------          -----------

                                             $2,182,699          $   601,178
                                             ==========          ===========

                                                           1997
                                             -------------------------------
                                               GROSS                 NET
                                             UNREALIZED           UNREALIZED
                                               PROFIT               PROFIT
                                             ----------           ----------
Exchange-Traded                              $3,263,519          $ 2,416,539
Non-Exchange-
   Traded                                     2,119,281              541,636
                                             ----------          -----------

                                             $5,382,800          $ 2,958,175
                                             ==========          ===========

      The Partnership has credit risk in respect of its counterparties and brokers, but attempts to control this risk by dealing almost exclusively with Merrill Lynch entities as counterparties and brokers.

                          ML PRINCIPAL PROTECTION L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      The Partnership, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage agreement with MLF (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

9. SUBSEQUENT EVENT

      On January 4, 1999, distributions were announced for Series B and Series
F. During 1999, both the Series B Unitholders and the Series F Unitholders received a fixed-rate distribution of $3.50 per unit.

                          INDEPENDENT AUDITORS' REPORT

MERRILL LYNCH INVESTMENT PARTNERS INC.:

      We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") as of December 25, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 25, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

New York, New York
February 5, 1999

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                                  BALANCE SHEET

                                DECEMBER 25, 1998
--------------------------------------------------------------------------------

ASSETS
Cash                                                                 $   937,966
Investments in affiliated partnerships                                11,710,545
Due from parent and affiliate                                         20,683,294
Receivables from affiliated partnerships                               5,047,501
Deferred charges                                                      22,982,728
Advances and other receivables                                        15,055,652
Fixed assets-- net of accumulated depreciation of $1,464,216             464,518
Other assets                                                           1,146,000
                                                                     -----------

     TOTAL ASSETS                                                    $78,028,204
                                                                     ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                             $14,502,593
   Due to affiliate                                                    2,755,842
   Current and deferred income taxes                                  13,313,206
                                                                     -----------

        Total liabilities                                             30,571,641
                                                                     -----------

STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --
     1,000 shares authorized; none outstanding                              --
   Common stock, par value $10.00 per share --
     1,000 shares authorized; 100 shares outstanding                       1,000
   Additional paid-in capital                                         16,915,000
   Retained earnings                                                  30,540,563
                                                                     -----------

        Total stockholder's equity                                   $47,456,563
                                                                     -----------

     TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                        $78,028,204
                                                                     ===========

See Notes to Balance Sheet.

                            PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                             NOTES TO BALANCE SHEET

                                DECEMBER 25, 1998

--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

      Merrill Lynch Investment Partners Inc. (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor and is registered as an investment adviser under the Investment Advisers Act of 1940. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P., ML Futures Investments L.P., John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(sm) L.P., The SECTOR Strategy Fund(sm) II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund(sm) V L.P., ML Global Horizons L.P., ML/AIS L.P., ML Select Hedge I L.P., The SECTOR Strategy Fund(sm) VI L.P., MLS Managed Futures Fund L.P., ML Principal Protection L.P., ML Select Futures I L.P. (formerly ML Chesapeake L.P.) and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture (ML/AIG Asset Management L.L.C.) which is the general partner of ML/AIG Multi-Strategy Fund L.P. Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures, options on futures, futures and options on forward contracts.

ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS

      The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES

      Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.

2. RELATED PARTIES

      The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.

                            PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                             NOTES TO BALANCE SHEET

                                DECEMBER 25, 1998

--------------------------------------------------------------------------------

      ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At December 25, 1998, approximately $20,700,000 was subject to this agreement.

      At December 25, 1998, the Company had receivables from Affiliated Partnerships and off shore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).

      On September 25, 1998, the Company paid a dividend to Merrill Lynch Group Inc., consisting of $140,000,000.

      The Company has determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and related offshore entities of which the Company is the sponsor, for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds, with additional interest amounts totaling approximately $28,500,000, which includes compound interest. Approximately $26,500,000 was paid to investors as of December 1998 with the remaining balance of $2,000,000 recorded as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

      The limited partnership agreements of the Affiliated Partnerships require the Company to make certain minimum capital contributions to them. At December 25, 1998, the Company was in compliance with all such requirements.

      At December 25, 1998, the Company's investments in its Affiliated Partnerships were as follows:

ML Principal Protection L.P.                                         $ 1,490,297
ML Global Horizons L.P.                                                1,450,760
The SECTOR Strategy Fund(sm) II  L.P                                     397,602
John W. Henry & Company/
    Millburn L.P.                                                        615,277
The SECTOR Strategy Fund(sm) VI L.P.                                     244,581
The JWH Global Asset Fund L.P.                                           529,386
The S.E.C.T.O.R. Strategy Fund(sm) L.P.                                  203,553
ML Futures Investments L.P.                                              247,117
The SECTOR Strategy Fund(sm) V L.P.                                      154,234
ML Futures Investments II L.P.                                           127,711
The Growth and Guarantee Fund L.P.                                       148,226
The Futures Expansion Fund Limited
    Partnership                                                           92,239
ML Select Futures I L.P. (formerly ML
    Chesapeake L.P.)                                                      87,355
ML/AIG Asset Management L.L.C.                                         2,450,351
ML JWH Strategic Allocation
   Fund L.P.                                                           2,557,076
ML Select Hedge Fund L.P.                                                507,250
ML/AIS L.P.                                                              295,902
MLS Managed Futures Fund L.P.                                            111,628
                                                                     -----------

      Total                                                          $11,710,545
                                                                     ===========

                            PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                             NOTES TO BALANCE SHEET

                                DECEMBER 25, 1998

--------------------------------------------------------------------------------

      The following represents condensed combined financial information of the Affiliated Partnerships as of December 25, 1998 (in thousands):

    Assets                  $955,906
                            ========

    Liabilities               67,785
    Partners' capital        888,121
                            --------

              Total         $955,906
                            ========

      The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4. INCOME TAXES

      The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate Company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.

      The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At December 25, 1998, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:

    State and local       $2,419,343
    Federal                7,197,341
                          ----------

                          $9,616,684
                          ==========

      As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1998, the Company transferred $25,195,316 in current taxes payable to ML&Co. At December 25, 1998, the Company had a current tax payable with ML&Co. of $7,998,513.

5. NET WORTH AGREEMENTS

      Pursuant to the limited partnership agree ments of the Affiliated Partnerships, the Company is required to meet certain net worth requirements. The Company's net worth, as defined, approxi mated $30,700,000 at December 25, 1998, which, in the opinion of the Company's counsel, met all such requirements.

6. COMMITMENTS

      The Company is obligated to pay to the affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing compensation (a 2-5% annual rate) of the average month-end net assets, accrued monthly and paid quarterly, for units in such partnerships outstanding for more than twelve months.

                            PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                             NOTES TO BALANCE SHEET

                                DECEMBER 25, 1998

--------------------------------------------------------------------------------

7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Company enters into interest-rate swap transactions involving off-balance-sheet financial instruments. These off-balance-sheet financial instruments are subject to varying degrees of market and credit risk.

      MARKET RISK - Market risk is the risk that a change in the level of one or more market prices, rates, indices, volatilities, correlations or other factors, such as liquidity, will result in losses for a specified position or portfolio.

      CREDIT RISK - The Company's exposure to credit risk arises from the possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in the Company incurring a loss. The Company has credit guidelines that limit the Company's transactions to Merrill Lynch affiliates whose performance is guaranteed by Merrill Lynch.

      As of December 31, 1998, the contractual or notional amounts related to these interest rate swaps was $100,000,000.

      Interest rate swaps involve the exchange of payments based on fixed or floating rates applied to notional amounts. The contractual or notional amounts related to these financial instruments reflect the volume and activity and do not reflect the amounts at risk. The amounts at risk are generally limited to the unrealized market valuation gains on the instruments and will vary based on changes in market value. Unrealized gains on interest rate swaps are recognized gross in the balance sheet.

8. CONCENTRATIONS OF CREDIT RISK

      The Company has credit risk because the counterparties with respect to the Company's interest rate swaps are Merrill Lynch or its affiliates.

9. DERIVATIVE FINANCIAL INSTRUMENTS

      The Company's interest rate swaps are derivative financial instruments which are entered into for hedging other transactions.

      DERIVATIVE FINANCIAL INSTRUMENTS USED FOR OTHER THAN TRADING PURPOSES -- The Company entered into the interest rate swaps to hedge exposures or to modify the characteristics of financial instruments or transactions.

      Derivatives used for hedging purposes include swaps, forwards, futures and purchased options. Unrealized gains or losses on these derivative contracts are recorded on the same basis as the underlying assets or liabilities (that is, hedges of financial instruments that are marked to market are also market to market, while hedges of financial instruments recorded at cost or of anticipated transactions are deferred). Open derivative contracts, which are linked to assets or liabilities that are sold or otherwise disposed of, are terminated at the time of disposition.

                            PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

[MERRILL LYNCH BULL LOGO]

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                          ML PRINCIPAL PROTECTION L.P.
                                    2,500,000
                            LIMITED PARTNERSHIP UNITS

                            -------------------------

  This is a speculative, leveraged investment which involves the risk of loss.
        Past performance is not necessarily indicative of future results.

            SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 8 IN PART ONE.

               ----------------------------------------------------

                     THIS PROSPECTUS IS IN TWO PARTS: THE
                     DISCLOSURE DOCUMENT AND THE STATEMENT OF
                     ADDITIONAL INFORMATION. THESE PARTS ARE
                     BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT
                     INFORMATION.

               ----------------------------------------------------

       MERRILL LYNCH, PIERCE, FENNER                    MERRILL LYNCH
           & SMITH INCORPORATED                    INVESTMENT PARTNERS INC.
               SELLING AGENT                           GENERAL PARTNER

                            -------------------------

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Futures Markets and Trading Methods...................................      1

Exhibit A:  Fourth Amended and Restated
Limited Partnership Agreement.........................................  LPA-i

Exhibit B:  Amended Form of Guarantee Agreement.......................    B-1

Exhibit C:  Subscription Requirements.................................   SR-1

Exhibit D:  Subscription Instructions................................. SA-(i)

FUTURES MARKETS AND TRADING METHODS

THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

      Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

      Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

      Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

HEDGERS AND SPECULATORS

      The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

      Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

      The Advisors trade for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

      The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that the Advisors may hold or control in futures contracts on certain commodities.

      Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

       When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

TRADING METHODS

      Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

      A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

      Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

TECHNICAL AND FUNDAMENTAL ANALYSIS

      Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

      Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

TREND-FOLLOWING

      Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

RISK CONTROL TECHNIQUES

      Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

                                                                       EXHIBIT A

                          ML PRINCIPAL PROTECTION L.P.

                           FOURTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


                                   DATED AS OF
                                 AUGUST 1, 1998

                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                 GENERAL PARTNER

                          ML PRINCIPAL PROTECTION L.P.

                           FOURTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

Section                                                              Page
-------                                                              ----

 1.   Formation and Name.......................................      LPA-1
 2.   Principal Office.........................................      LPA-1
 3.   Business.................................................      LPA-1
 4.   Term, Dissolution, Fiscal Year and Net Asset Value.......      LPA-2
 5.   Net Worth of General Partner.............................      LPA-3
 6.   Capital Contributions; Units.............................      LPA-3
 7.   Allocation of Profits and Losses.........................      LPA-4
      (a)   Capital Accounts and Allocations...................      LPA-4
      (b)   Allocation of Profit and Loss for Federal Income
            Tax Purposes.......................................      LPA-5
      (c)   Adjustments........................................      LPA-6
      (d)   Expenses...........................................      LPA-7
      (e)   Limited Liability of Limited Partners..............      LPA-7
      (f)   Return of Capital Contributions....................      LPA-7
 8.   Management of the Fund...................................      LPA-7
      (a)   General............................................      LPA-7
      (b)   Fiduciary Duties...................................      LPA-8
      (c)   Loans; Investments.................................      LPA-9
      (d)   Certain Conflicts of Interest Prohibited...........      LPA-9
      (e)   Certain Contracts..................................      LPA-9
      (f)   Trading Advisors...................................      LPA-9
      (g)   Other Activities...................................      LPA-9
      (h)   Tax Matters Partner................................      LPA-10
      (i)   The Trading Partnership............................      LPA-10
      (j)   "Pyramiding" Prohibited............................      LPA-10
 9.   Audits and Reports to Limited Partners...................      LPA-10
10.   Assignability of Units...................................      LPA-11
11.   Redemptions; Distributions ..............................      LPA-12
12.   Offering of Units........................................      LPA-13
13.   Continuous Offering; Additional Offerings................      LPA-13
14.   Special Power of Attorney................................      LPA-14
15.   Withdrawal of a Partner..................................      LPA-14
16.   Standard of Liability; Indemnification...................      LPA-15
17.   Amendments; Meetings.....................................      LPA-16
      (a)   Amendments with Consent of the General Partner.....      LPA-16
      (b)   Amendments and Actions without Consent of the
            General Partner....................................      LPA-17
      (c)   Meetings; Other Voting Matters.....................      LPA-17
18.   GOVERNING LAW............................................      LPA-18
19.   Miscellaneous............................................      LPA-18


                                      LPA-i

                          ML PRINCIPAL PROTECTION L.P.

                           FOURTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

      This Fourth Amended and Restated Limited Partnership Agreement (this "Limited Partnership Agreement") is made as of August 1, 1998, by and among MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, as general partner (the "General Partner"), and each other party who has become or who becomes a party to this Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" or, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                   WITNESSETH:

      1. FORMATION AND NAME.

      (a) The parties hereto do hereby continue a limited partnership heretofore formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). Subject to Section 1(b) below, the Units, as hereinafter defined, subscribed for on or prior to May 1, 1997 shall be subject to the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Prior Agreement") which shall remain in full force and effect with respect to those Units and those Units only. The terms of this Limited Partnership Agreement shall apply to all Units subscribed for after May 1, 1997. The name of the limited partnership is ML PRINCIPAL PROTECTION L.P. (the "Fund").

      (b) The Prior Agreement is hereby amended to reflect the change of the name of this limited partnership to "ML Principal Protection L.P.," and the change of the name of the Trading Partnership (as hereinafter defined) to "ML Principal Protection Trading L.P.," as described in the Prospectus of the Fund first issued after the date hereof under the Securities Act of 1933, as the same may be amended and updated from time to time (the "Prospectus"). Notwithstanding any provision in this Limited Partnership Agreement or the Prior Agreement to the contrary, any and all references in the Prior Agreement to the "Prospectus" shall be deemed to refer to the specific prospectus, including any applicable supplements thereto, under and in connection with which specific Units were issued. The Prior Agreement and this Limited Partnership Agreement shall be deemed to constitute one agreement, which shall be the partnership agreement of the Fund. The Guarantee Agreement, between ML&Co. (as hereinafter defined) and the Fund, dated as of October 11, 1994, shall apply only to the Units subscribed for prior to the date hereof. The Guarantee Agreement, between ML&Co. and the Fund, dated as of the date hereof shall apply only to the Units subscribed for on and after the date hereof.

      2. PRINCIPAL OFFICE.

      The address of the principal office of the Fund is c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The address of the registered office of the Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Fund in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      3. BUSINESS.

      The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward and futures contracts for all manner of commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto, and to engage in all activities necessary, convenient or incidental thereto. The Fund may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options, as well as in yield enhancement and other


                                      LPA-1
fixed-income strategies. The objective of the Fund's business is capital appreciation of its assets through speculative trading while controlling performance volatility. The Fund may engage in the foregoing speculative trading directly, through investing in other partnerships and funds and through investing in subsidiary limited partnerships or other limited liability entities structured so that, to the maximum extent permitted by law, Limited Partners can be assured that the assets attributable to one series of units of limited partnership interest ("Units") in the Fund will never be used to pay losses or expenses attributable to any other series. In particular, it is contemplated that the Fund shall continue to engage in speculative trading solely through investing in ML PRINCIPAL PROTECTION TRADING L.P. (the "Trading Partnership"), of which the General Partner shall be the sole general partner, and the Fund the sole limited partner.

      In addition to its trading activities, as described above, the Fund and the Trading Partnership retain MERRILL LYNCH ASSET MANAGEMENT, L.P. ("MLAM") to implement cash management strategies in -- in MLAM's absolute discretion within investment parameters established by the General Partner for which MLAM assumes no responsibility -- United States Treasury securities and securities issued by U.S. government agencies and instrumentalities. The Fund instructs Merrill Lynch Futures Inc., the Trading Partnership's commodity broker, to pay MLAM's fees for such cash management services from the flat-rate Brokerage Commissions paid by the Trading Partnership to Merrill Lynch Futures Inc., and the General Partner is hereby specifically empowered to (i) retain MLAM to provide cash management advice and services to the Fund and the Trading Partnership, (ii) arrange for Merrill Lynch Futures Inc. to pay MLAM's fees for such advice and services and
(iii) establish investment parameters for MLAM's cash management services for the Fund and the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's cash management fees, the General Partner, not the Fund, shall be responsible for doing so.

      The Fund is operated in conjunction with a "principal protection" undertaking by Merrill Lynch & Co., Inc. ("ML&Co."), the indirect parent of the General Partner, pursuant to which ML&Co. has agreed to make sufficient payments to the Fund, to be allocated to the appropriate series of Units in the Fund, so that the Net Asset Value per Unit of all Units of such series outstanding on such series' Principal Assurance Date, as defined in the Prospectus, will equal at least $100.

      Other than as set forth above, it is specifically intended that the Fund function in a manner analogous to a "commercial paper issuer" so as to have no operations and incur no debts or obligations whatsoever, except as explicitly set forth herein (including, without limitation, in Section 16(e)).

      In no event shall the Fund as a whole, or any series of Units, considered individually, be permitted to operate as an entity which is primarily engaged in trading or investing in securities (not, for these purposes, to include the limited partnership interest in the Trading Partnership), as opposed to in futures and forward contracts and options thereon.

      4. TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET VALUE.

      (a) TERM. The term of the Fund commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2024; (2) receipt by the General Partner of an approval to dissolve the Fund at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners, notice of which is sent by certified mail, return receipt requested, to the General Partner not less than ninety (90) days prior to the effective date of such dissolution; (3) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to carry on the business of the Fund in such an event), or (ii) within ninety (90) days after such event all Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) a decline in the


                                      LPA-2
aggregate Net Assets of the Fund to less than $250,000; (5) dissolution of the Fund pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Fund to be continued or requires termination of the Fund.

      (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and terminated.

      (c) FISCAL YEAR. The fiscal year of the Fund begins on January 1 of each year and ends on the following December 31.

      (d) NET ASSET VALUE. Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which such position can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Profit Shares (as described in the Prospectus) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. The Net Asset Value of the Fund's investment in the Trading Partnership will be valued in accordance with the foregoing principles.

      The Fund's accrued but unpaid liability for reimbursement to the General Partner of the Fund's organizational and initial offering costs shall not reduce Net Asset Value for any purpose, including calculating Brokerage Commissions, the Administrative Fees or the redemption value of Units. Reimbursement payments will reduce Net Asset Value (for all such purposes) only as actually paid out in the manner described in the Prospectus.

      5. NET WORTH OF GENERAL PARTNER.

      The General Partner agrees that at all times so long as it remains general partner of the Fund, it will maintain its net worth -- determined without reference to the General Partner's interests in the Fund or any other limited partnership or to any notes or accounts receivable from and payable to any limited partners in which the General Partner has an interest -- at an amount not less than 5% of the total contributions by all partners to the fund and all other partnerships of which the General Partner is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving vote of Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners.

      The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the Fund that a proposed modification will not adversely affect the classification of the Fund as a partnership for federal income tax purposes, and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

      6. CAPITAL CONTRIBUTIONS; UNITS.

      The Partners' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.

      The General Partner shall invest in the Fund, as a general partner interest, no less than 1% of the total contributions to the Fund (including the General Partner's contribution) made with respect to each series of Units issued by the Fund. The General Partner, so long as it is a general partner of the Fund, or any substitute general partner, shall maintain a minimum investment of 1% of the outstanding contributions to the Fund with respect to each series of Units. The General Partner need not maintain an equal percentage investment in each series, but must maintain at least a 1% investment in each. The General Partner may withdraw any interest it may have as a general partner in excess of


                                      LPA-3
the foregoing requirement, and may redeem any Units of any series which it may acquire as of any month-end on the same terms as any Limited Partner, provided that the General Partner must, at all times while it is the sole general partner of the Fund, maintain the minimum 1% interest in each series of Units described in the preceding sentence.

      The General Partner may, without the consent of any Partners, admit to the Fund purchasers of Units as limited partners.

      Units of any series acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units of such series has been obtained.

      7. ALLOCATION OF PROFITS AND LOSSES.

      (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each series of Units sold by the Fund and, within each such series a capital account shall be established for each Unit of such series as well as for the General Partner's interest in such series on a Unit-equivalent basis. The initial balance of each series' and of each Unit's capital account shall be the amount contributed to the Fund with respect to such series or Unit. As of the close of business (as determined by the General Partner) on the last day of each month, (i) any increase or decrease in the value of the Fund's U.S. Treasury and federal government agency or instrumentality securities as well as any increase or decrease in the Fund's cash (other than as a result of distributions, redemptions or payments described in the following paragraphs of this Section 7(a)), plus (ii) any increase or decrease in the Net Asset Value of the Fund's capital account in the Trading Partnership attributable to capital
(a) invested in the Trading Partnership or (b) committed to the Trading Partnership by the Fund pursuant to Section 16(e), shall be allocated among the series, in the case of (i) above, PRO RATA based on the relative amounts of assets (without regard to accrued but unpaid Brokerage Commissions, Administrative Fees or Profit Shares) attributable to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month) and, in the case of (ii) above, PRO RATA based on the relative amounts set forth in (ii)(a) and (b) with respect to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month).

      The capital accounts of each series of Units shall be reduced by the amount of any distributions or redemption payments paid out with respect to such series.

      Any Profit Share payments made by the Fund shall be allocated among the series based upon the Profit Shares that would have been paid by the Fund for the relevant period if the Fund's only assets during such period had been those of the appropriate series.

      Any payments made under the Merrill Lynch & Co., Inc. guarantee of the minimum Net Asset Value per Unit of each series, as of the Principal Assurance Date, as defined in the Prospectus, for such series and any indemnity payments by the General Partner pursuant to Section 16(d) hereof shall be allocated to the appropriate series.

      The amounts allocated to a series shall be allocated equally among the Units of such series outstanding as of the last day of such month (including Units redeemed as of such day), except that redemption payments, related redemption charges and Profit Shares payable upon the redemption of Units as of a date other than the last day of a Profit Share calculation period shall be allocated solely to the redeemed Units.

      For purposes of maintaining capital accounts, amounts paid or payable to the General Partner for items such as reimbursement of service fees, "exchange of futures for physical" charges and Administrative Fees shall be treated as if paid or payable to a third party and, except for the General Partner's PRO RATA share of such amounts, shall not affect the capital account of the General Partner.

      For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.


                                      LPA-4

      (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Fund's income, expense, Capital Gain and Capital Loss shall be allocated among the series of Units, and among the Partners of each such series, pursuant to the following subparagraphs for federal income tax purposes. Such allocations shall, as among the series and as among Partners holding the same series, be PRO RATA from the short-term Capital Gain and Capital Loss and long-term Capital Gain and Capital Loss of the Fund or allocated to such series, as the case may be. For purposes of this Section 7(b), Capital Gain and Capital Loss shall be allocated separately and not netted.

      (1) Income, expense, Capital Gain and Capital Loss shall be allocated to each series of Units in the same manner that the financial allocations are made to each such series as provided in Section 7(a). The following allocations relate to the allocations of income, expense, Capital Gain and Capital Loss among the Partners holding Units of the same series.

      (2) First, the series' share of the items of ordinary income and expense (other than Profit Shares, which shall be allocated as set forth in Section 7(b)(3)) and of any Capital Gain and Capital Loss attributable to MLAM's cash management activities shall be allocated equally among the Units of such series outstanding as of the end of each month in which such items accrue.

      (3) Second, the series' share of any Profit Share paid to the Advisors for any Profit Share calculation period with respect to Units redeemed as of a date other than the last day of such Profit Share calculation period shall be allocated to such Units based upon the Profit Share that was taken into account in determining the Net Asset Value of such Units as of their redemption date, and the series' share of any additional Profit Share paid to the Advisors for such Profit Share calculation period shall be allocated equally among the Units outstanding at the end of such calendar quarter.

      (4) Third, the series' share of the Capital Gain and Capital Loss attributable to the activities (other than MLAM's cash management activities, as described in Section 7(b)(3)) of the Trading Partnership ("Trading Capital Gain" or "Trading Capital Loss") shall be allocated as follows:

            (A) There shall be established a tax account with respect to each outstanding Unit of such series. The initial balance of such tax account shall be the amount contributed to the Fund for such Unit. For each of the first 36 months of the Fund's operations, the balance of such tax account shall be reduced by the Unit's allocable share of the series' share of the amount payable as of the end of such month by the Fund to the General Partner in respect of the reimbursement of organizational and initial offering costs, as described in the Prospectus. The adjustment to reflect the reimbursement of organizational and initial offering costs shall be made prior to the allocations of Trading Capital Gain and Trading Capital Loss (and shall be taken into account in making such allocations). As of the end of each fiscal year:

                  (i) Each tax account shall be increased by the amount of
            income allocated to such Unit pursuant to Sections 7(b)(2) and 7(b)(4)(C).

                  (ii) Each tax account shall be decreased by the amount of
            expense or loss allocated to such Unit pursuant to Sections 7(b)(2), 7(b)(3) and 7(b)(4)(E) and by the amount of any distributions paid out with respect to such Unit other than upon redemption.

                  (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

            (B) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Gain, if any, up to the amount of the excess, if any, of the aggregate amount received in respect of such Units (before taking into account any early redemption charges) over the aggregate tax accounts for such Partner's redeemed Units


                                      LPA-5

      (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(B)) allocable to such Units (a "Positive Excess"). In the event the series' share of Trading Capital Gain is less than the aggregate amount of Trading Capital Gain to be allocated pursuant to the first sentence of this Section 7(b)(4)(B), the series' share of Trading Capital Gain shall be allocated among all such redeeming Partners in the ratio which each such Partner's Positive Excess bears to the aggregate Positive Excess of all such Partners.

            (C) The series' share of Trading Capital Gain remaining after the allocation described in Section 7(b)(4)(B) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

            (D) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Loss, if any, up to the excess of the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(D)) over the aggregate amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the series' share of Trading Capital Loss is less than the aggregate amount of Trading Capital Loss to be allocated pursuant to the first sentence of this Section 7(b)(4)(D), the series' share of Trading Capital Loss shall be allocated among all such redeeming Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

            (E) The series' share of Trading Capital Loss remaining after the allocation described in Section 7(b)(4)(D) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

            (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, gain or loss required to be taken into account pursuant to Sections 988 and 1256 thereof.

            (G) The foregoing allocations shall be made separately in respect of each series of Units as if each such series constituted a separate partnership, irrespective of whether the same Partner owns Units of more than one series. Without limiting the foregoing, Limited Partners who redeem their Unit(s) in one series and invest in another shall be treated no differently than Limited Partners making their initial investment in the latter series.

      (5) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including, without limitation, a "Qualified Income Offset."

      (6) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. For purposes of this Section 7(b), unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

      (c) ADJUSTMENTS. The General Partner may adjust the allocations set forth in Section 7(b), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable


                                      LPA-6
allocations or allocations more consistent with the Code.

      (d) EXPENSES. The General Partner pays, without reimbursement, the selling commissions and ongoing compensation relating to the offering of the Units.

      The Fund shall not itself pay any advisory fees due to MLAM or any other manager providing cash management services to the Fund. All such fees shall be paid by Merrill Lynch Futures Inc., or, if Merrill Lynch Futures Inc. does not do so, by the General Partner.

      The Fund shall bear all of any taxes applicable to it.

      The Fund shall pay to the General Partner Administrative Fees of 0.020833 of 1% of the Fund's month-end assets, not assets committed to trading (0.25% annually), as described in the Prospectus, and the General Partner shall pay all of the Fund's routine legal, accounting and administrative expenses. In the event that the aggregate payments made to the General Partner, as Administrative Fees, plus the payments made by the Fund to Merrill Lynch Futures as Brokerage Commissions exceeds for any calendar month the amount of the combined Administrative Fees and Brokerage Commissions that would have been payable under the method of calculation of these charges prior to October 1, 1998, the General Partner shall promptly reimburse the Fund, with interest, for the full amount of such difference, plus interest, at the 91-day Treasury bill rate as in effect as of the beginning of such sale month.

      None of the General Partner's "overhead" expenses incurred in connection with the administration of the Fund (including, but not limited to, salaries, rent and travel expenses) will be charged to the Fund. Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Fund's account shall be billed directly to the Fund. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes. Reserves may, in circumstances in which the General Partner believes it to be appropriate to do so, be established in respect of one or more but less than all series of Units.

      (e) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by such Limited Partner, plus his or her share of undistributed profits and assets.

      (f) RETURN OF CAPITAL CONTRIBUTIONS. No Partner or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units as provided in Section 11 or upon dissolution of the Fund, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive any property from the Fund other than cash.

      8. MANAGEMENT OF THE FUND.

      (a) GENERAL. The General Partner, to the exclusion of all Limited Partners, shall control, conduct and manage the business of the Fund as well as of the Trading Partnership, and have full authority to retain brokers, dealers, advisors, cash management advisors and other service providers on their behalf. The General Partner shall execute various documents on behalf of the Fund and the Partners pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

      The General Partner may in furtherance of the business of the Fund cause the Fund to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, debt securities, deposit accounts and similar instruments and other assets, as well as cause the Fund's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized to enter into, on


                                      LPA-7
behalf of the Fund and the Trading Partnership, (A) the Investment Advisory Contract with MLAM, pursuant to which MLAM manages the available assets of the Fund and the Trading Partnership pursuant to the investment parameters established by the General Partner (in its capacity as respective general partner of each of the Fund and Trading Partnership), and the Customer Agreement with Merrill Lynch Futures Inc., which receives futures Brokerage Commissions from the Trading Partnership, and pays MLAM's cash management fees for services rendered to the Fund and the Trading Partnership as described in the Prospectus, and (B) the cash management arrangements as described under "Use of Proceeds and Cash Management Income" in the Prospectus.

      The General Partner may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund; provided, that no such arrangement shall allow Brokerage Commissions paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 80% of the published retail rate plus pit brokerage fees, or 14% annually --including pit brokerage and F/X Desk service fees -- of average Fund Net Assets, excluding Fund Net Assets not directly related to trading activity), whichever is higher. The General Partner is hereby specifically authorized to enter into, on behalf of the Fund and/or the Trading Partnership, the Advisory Agreements, the Investment Advisory Contract, the Guarantee Agreement and the Selling Agreement as referred to in the Prospectus. The Fund's Brokerage Commissions will not be increased during the period in which redemption charges are in effect with respect to any series of Units, unless such charges are waived or the series to which redemption charges are still applicable are not subject to such increase. The sum of the Fund's Brokerage Commissions and Administrative Fee may not be increased without prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights. Such notification shall contain a description of Limited Partners' voting and redemption rights and a description of any material effect of such increases. The sum of the Fund's Brokerage Commissions and Administrative Fees, taken together, may not be increased above an annual level of 9.0% of the average month-end assets committed to trading without the unanimous consent of all Limited Partners.

      The General Partner may at any time and without the consent of any Partners of the Fund admit persons acquiring any series of Units as Limited Partners of the Fund.

      The General Partner may take such other actions on behalf of the Fund as it deems necessary or desirable to manage the business of the Fund, including without limitation all actions in connection with the future issuance of Units of different series.

      In addition to any specific contract or agreement described herein, the Fund, either directly through the Trading Partnership or together with the Trading Partnership, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

      (b) FIDUCIARY DUTIES. The General Partner shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Fund funds and assets and the use thereof for the benefit of the Fund, all as described under "Use of Proceeds and Cash Management Income" in the Prospectus. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the Brokerage Commissions paid by the Fund shall be competitive. The Fund


                                      LPA-8
shall seek the best price and services available for its commodity transactions.

      (c) LOANS; INVESTMENTS. The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, securities dealer, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The General Partner shall make no loans to the Fund unless approved by the Limited Partners in accordance with Section 17(a) of this Limited Partnership Agreement. If the General Partner (or an affiliate, as in the case of the interim loans made to the Fund by Merrill Lynch Futures Inc. to cover the Fund's losses on foreign transactions, as described under "Use of Proceeds and Cash Management Income" in the Prospectus) makes a loan to the Fund, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Fund (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regard less of the amount. The Fund shall not invest in any debt instruments other than Treasury securities, securities issued by U.S. government agencies or instrumentalities, other CFTC-authorized investments and foreign sovereign debt instruments acquired in connection with the Trading Partnership's trading of foreign futures and options, and shall not invest in any equity security (other than as a limited partner in the Trading Partnership) without prior notice to all Limited Partners.

      (d) CERTAIN CONFLICTS OF INTEREST PROHIBITED. No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management, who shares or participates in any commodity Brokerage Commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with Merrill Lynch Futures Inc., the General Partner or any of their respective affiliates (this prohibition shall not preclude (i) the General Partner from retaining a trading advisor for which the General Partner provides administrative services or (ii) MLAM from providing cash management services to the Fund, provided that MLAM's fees are paid either by Merrill Lynch Futures Inc. or by the General Partner, and that MLAM does not execute principal transactions for the account of either the Fund or the Trading Partnership through any Merrill Lynch affiliate).

      (e) CERTAIN CONTRACTS. The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

      (f) TRADING ADVISORS. All trading advisors for the Fund must meet the NASAA Guidelines' minimum experience requirement.

      The General Partner shall reimburse the Fund for any advisory or other fees (including Profit Shares) paid by the Fund to any trading advisor over the course of any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income or any yield enhancement return) contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Fund for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the next Annual Report delivered to Limited Partners.

      (g) OTHER ACTIVITIES. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Limited Partners may similarly engage in


                                      LPA-9
any such other business activities. The General Partner shall devote to the Fund such time as the General Partner may deem advisable to conduct the Fund's business and affairs.

      (h) TAX MATTERS PARTNER. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Fund.

      The General Partner may, in its discretion, make a mixed straddle account election on behalf of the Trading Partnership.

      (i) THE TRADING PARTNERSHIP. The General Partner shall not permit the Fund to undertake any debts or obligations other than as set forth herein, including without limitation pursuant to Section 16(e). The General Partner further covenants and agrees that as general partner of the Trading Partnership, the General Partner will not permit the Trading Partnership (A) to engage in any activities or incur any obligations except in respect of the Trading Partnership's speculative futures and forward trading on behalf of the Fund or
(B) to enter into any brokerage, F/X or other agreement or undertaking, unless all other parties to such agreement explicitly acknowledge and agree that (i) they will in no event seek to assert, other than pursuant to and to the extent of the Fund's undertaking set forth in Section 16(e), that the Fund or any of its assets is in any respects subject to any debts of or claims against the Trading Partnership, either through "piercing the corporate veil," "substantive consolidation" or any other theory, and (ii) they will take no action and institute no action or proceeding seeking to adjudicate the Trading Partnership a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Trading Partnership or for any substantial part of its property.

      The General Partner shall ensure that (i) the Fund is at all times the sole limited partner of the Trading Partnership and (ii) the General Partner is at all times the sole general partner of the Trading Partnership and at all times controls the Trading Partnership, by virtue of the Fund's equity ownership of the Trading Partnership and the General Partner's serving as sole general partner of both the Fund and the Trading Partnership -- the intent of the parties being that the Trading Partnership should function solely as a conduit for the Fund's own trading activities and not as any form of investment by the Fund.

      The General Partner, as general partner of the Trading Partnership, will cause the Trading Partnership to comply with all provisions of the NASAA Guidelines.

      The General Partner is, by way of greater certainty and not by way of limitation, specifically authorized as general partner of the Fund and the Trading Partnership to retain the General Partner's affiliate, MLAM, to provide cash management services to the Fund and the Trading Partnership and to instruct and authorize Merrill Lynch Futures Inc. to pay the cash management fees due to MLAM from the futures Brokerage Commissions received by Merrill Lynch Futures Inc. from the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's fees, the General Partner will do so without reimbursement from either the Fund or the Trading Partnership.

      (j) "PYRAMIDING" PROHIBITED. The Fund is prohibited from employing the trading technique commonly known as "pyramiding," and will not permit the Trading Partnership to employ any such technique. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to constitute "pyramiding."

      9. AUDITS AND REPORTS TO LIMITED PARTNERS.

      The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within ninety (90), but in no event later than one hundred twenty (120), days after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of


                                     LPA-10
each year) such tax information relating to the Fund as is necessary for a Limited Partner to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. The General Partner shall include in the annual reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent Brokerage Commission rate paid by the Trading Partnership during the preceding year. Limited Partners or their duly authorized representatives may inspect the Fund books and records, for any purpose reasonably related to such Limited Partners' interest as limited partners in the Fund during normal business hours upon reasonable written notice to the General Partner. Copies of such records may be made upon payment of reasonable reproduction costs for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Fund and, upon request, shall be sent to any Limited Partner upon payment of reasonable reproduction and mailing costs.

      The General Partner shall calculate the approximate Net Asset Value per Unit of each series on a daily basis and furnish such information upon request to any Limited Partner.

      The General Partner will send written notice to each Limited Partner within seven (7) days of any decline in the aggregate Net Asset Value attributable to any series of Units held by such Limited Partner or in the Net Asset Value per Unit of any such series to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

      The General Partner shall maintain and preserve all Fund records for a period of not less than six (6) years after such records are created or after the event to which such records relate (whichever is later).

      Not by way of qualifying the General Partner's obligations to ensure that the Fund's Brokerage Commissions are competitive, but rather as a means of providing additional information to the Limited Partners, the General Partner will, with the assistance of the Fund's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Fund (including the commodity brokerage arrangements applicable to any subsidiary entity, such as the Trading Partnership, through which the Fund trades). In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Fund in order to assess whether the rates charged the Fund are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Fund, the General Partner will notify the Limited Partners, setting forth the rates charged to the Fund and several funds which are, in the General Partner's opinion, comparable to the Fund. The General Partner shall also conduct a similar review of the Fund's forward trading arrangements.

      In addition to the undertakings in the preceding paragraph, the Fund will seek the best price and services available in its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage fees may not exceed the cap set forth in Section 8(a). The General Partner will annually review rates to guarantee that the criteria of this paragraph is followed. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations.

      10. ASSIGNABILITY OF UNITS.

      Each Limited Partner expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or all or any part of his or her right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of all or any part of his or her right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the General Partner until the General Partner receives written notice of the assignment; and the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld in


                                     LPA-11
its sole and absolute discretion, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to withdraw or receive assets from the Fund except by redemption as provided in Section 11 or upon dissolution of the Fund. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of any further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits (including the right to receive any payments due under the ML&Co. Guarantee Agreement in respect of his or her Units) and shall have that right of redemption and those rights upon dissolution to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

      11. REDEMPTIONS; DISTRIBUTIONS.

      A Limited Partner, the General Partner to the extent that it owns Units or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his or her Units (a "redemption"), effective as of the close of business (as determined by the General Partner) on the last business day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities, such as the Trading Partnership, in which the Fund invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption.

      Units redeemed on or before the end of the twelfth full month after trading begins with respect to such Units are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Units redeemed after the end of the twelfth full month but on or before the end of the eighteenth full month after trading begins with respect to such Units are subject to redemption charges of 1.5% of the Net Asset Value at which they are redeemed. Units redeemed after the end of the eighteenth full month but on or before the end of the twenty-fourth full month after trading begins with respect to such Units are subject to redemption charges of 1.0% of the Net Asset Value at which they are redeemed. Units redeemed after he twenty-fourth month after trading begins with respect to such Units are not subject to any redemption charge. Redemption charges shall be paid to the General Partner.

      If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are so reinvested. The Units acquired upon reinvestment are, however, subject to redemption charges as set forth in the preceding paragraph.

      Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (whether or not the 3% redemption charge was waived with respect to the Units redeemed as described in the preceding paragraphs). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

      Redemption charges shall not apply to distributions.

      Requests for redemption must be received by the General Partner at least ten (10) calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. If a redeeming Limited Partner no longer has a Merrill Lynch customer securities account, requests for redemption must be submitted in writing and with the signature guaranteed (not notarized; guaranteed)


                                     LPA-12
by a member firm of the National Association of Securities Dealers, Inc.

      The General Partner may waive any of the foregoing charges or restrictions on redemptions in the General Partner's discretion, and may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

      Payment will be made within ten (10) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trading Partnership or the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Fund's aggregate Net Asset Value allocable to all series of Units being redeemed, and represented by the sums which are the subject of such default or delay.

      The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Fund, and will do so to the extent the General Partner deems appropriate or necessary to prevent the Fund or any series of Units considered individually from being deemed to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

      The General Partner may, in its discretion, establish "Special Redemption Dates" in respect of one or more series of Units as a means of implementing "stop loss" or similar policies. "Special Redemption Dates" may require the suspension of all trading and the liquidation of all open positions held with respect to such series.

      The General Partner may -- but shall be under no obligation whatsoever (and does not presently intend) to -- make any distributions in respect of the Units. Any such distributions would be made pro rata to all outstanding series of Units and would not reduce the $100 minimum Net Asset Value per Unit guaranteed to investors as of the Principal Assurance Date for their series of Units, as described in the Prospectus.

      12. OFFERING OF UNITS.

      The General Partner on behalf of the Fund shall (i) cause to be filed such Prospectus Supplements and amended Registration Statements and Prospectuses as the General Partner may deem advisable, with the Securities and Exchange Commission for the ongoing registration of the continuous public offering of Units, (ii) use its best efforts to maintain the qualification of the Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

      The General Partner shall not accept any subscriptions for Units if doing so would cause the Fund, or any series of Units considered individually, to have "plan assets" status under ERISA. If an ERISA subscriber has its subscription reduced in order to avoid "plan assets" status, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

      13. CONTINUOUS OFFERING; ADDITIONAL OFFERINGS.

      The General Partner may, in its discretion, continue the ongoing offering of Units contemplated by the Prospectus as well as make additional public or private offerings of Units, provided that doing so does not dilute existing Limited Partners' economic interest in the Fund or cause the ongoing offering of the Units (unless otherwise discontinued) not to constitute a "continuous offering" within the meaning of applicable Securities and Exchange Commission rules. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.


                                     LPA-13

      The General Partner intends to continue to offer the series of Units on continuous basis throughout each calendar quarter, the sales of each series to take place as of the beginning of the immediately following calendar quarter; provided that, unless otherwise expressly required by law, the assets attributable to each such series shall under no circumstances be subject to being used in any respect to satisfy or discharge any debt or obligation of any other such series.

      The General Partner may terminate (subject to the General Partner's discretion to reopen) but not suspend the offering of Units.

      Each additional series of Units issued hereunder must comply with the NASAA Guidelines in the same manner and to the same extent as the initial series of Units issued hereunder.

      14. SPECIAL POWER OF ATTORNEY.

      Each Limited Partner by his or her execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable, deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

      15. WITHDRAWAL OF A PARTNER.

      The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of Section 4. In addition, the General Partner may withdraw from the Fund, without any breach of this Limited Partnership Agreement, at any time upon one hundred and twenty (120) days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Fund's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

      The General Partner may not assign its general partner interest or its obligation to direct the management or trading of the Fund's or the Trading Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

      The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Fund shall not terminate or dissolve the Fund, and a Limited Partner, his or her estate, custodian or personal representative shall have no right to redeem, receive proceeds from or value such Limited Partner's interest in the Fund except as provided in Section 11 hereof and upon dissolution of the Fund. Each Limited Partner expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting


                                     LPA-14
or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Fund or to redeem or transfer Units.

      16. STANDARD OF LIABILITY; INDEMNIFICATION.

      (a) STANDARD OF LIABILITY FOR THE GENERAL PARTNER. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or such Affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

      (b) INDEMNIFICATION OF THE GENERAL PARTNER BY THE FUND. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates, shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner or such Affiliates, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

      Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

      In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board, and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

      The Fund shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

      For the purposes of this Section 16, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

      Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

      Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the


                                     LPA-15
legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Fund in cases in which they would not be entitled to indemnification under this Section 16.

      In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

      In no event shall any indemnification permitted by this Section 16(b) be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

      In no event shall any indemnification obligations of the Fund under this
Section 16(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(e).

      (c) INDEMNIFICATION OF THE FUND BY THE PARTNERS. In the event that the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Fund's business, such Partner shall indemnify and reimburse the Fund for all loss or expense incurred, including reasonable attorneys' fees.

      The General Partner shall indemnify and hold the Fund harmless from all loss or expense which the Fund may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability as set forth herein or (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability under the Custody Agreement and MLIP's standard of liability as set forth herein.

      (d) SERIES DEFAULT INDEMNIFICATION OF THE PARTNERS BY THE GENERAL PARTNER. In addition, and not by way of limitation of the provisions of the second paragraph Section 13, the General Partner shall indemnify and hold harmless each Limited Partner against all loss or expense incurred by the Units of any series held by such Limited Partner, which loss or expense is properly attributable to trading losses or expenses allocable to any other series of Units.

      (e) UNDERTAKING TO MAKE ADDITIONAL PAYMENTS TO THE TRADING PARTNERSHIP. The Fund hereby agrees and undertakes that it will pay to the Trading Partnership or the Trading Partnership's estate, or to the Trading Partnership's brokers and dealers, an amount equal to the excess, if any, between the amount which the Trading Partnership commits, at the direction of the General Partner and on behalf of the Fund, to the Trading Advisors for trading and the amount of assets invested in the Trading Partnership by the Fund. In the event that the Fund is obligated to make any payments pursuant to this undertaking, it shall allocate such payments among the different series of Units PRO RATA based on the respective excesses between the respective amounts committed to trading in respect of each such series by the Trading Partnership and the amount of assets invested in the Trading Partnership and attributable to such series. The General Partner is authorized and directed to provide in the Trading Partnership's brokerage and dealer agreements that the amounts agreed to be paid to the Fund hereunder may be debited directly from the Fund's account without need of giving any advance notice of any such debit to the Fund, in the same manner as a "safekeeping account."

      17. AMENDMENTS; MEETINGS.

      (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If at any time during the term of the Fund the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately


                                     LPA-16
following sentence, by the holders of Units representing more than fifty percent (50%) of the aggregate number of Units then owned by the Limited Partners. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval unless a series is not adversely affected by such amendment, in which case such series shall not have the right to vote with respect to such amendment. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Fund as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Commodity Futures Trading Commission, the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to better insulate the different series of Units from the risk of paying the debts of any other such series,
(vii) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable provided that such amendment is not adverse to the Limited Partners, or that is required by law, (viii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Fund or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Fund, or of any series of Units considered individually, from constituting assets of any "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in and subject to Section 4975 of the Code.

      (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. In any vote called by the General Partner or by a Limited Partner pursuant to Section 17(c), upon the affirmative vote (which may be in person or by proxy) of the holders of Units representing more than fifty percent (50%) of the aggregate number of Units of each series then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners holding Units of any series shall be required in the case of amendments changing or altering this Section 17, extending the term of the Fund, or materially changing the Fund's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and, as of the time of such removal, the General Partner may be replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from the Fund, provided that such election takes place prior to or as of the time the General Partner withdraws; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval, except that in the case of clause (i) above, the approval of a series of Units need not be obtained if such series is not adversely affected by the proposed amendment to this Limited Partnership Agreement.

      (c) MEETINGS; OTHER VOTING MATTERS. Any Limited Partner, upon written request addressed to the General Partner, shall be entitled to obtain from the General Partner, upon payment, in advance, of


                                     LPA-17
reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units of each series held by each (which shall be mailed by the General Partner to the Limited Partner within ten (10) days of the receipt of the request). Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least ten percent (10%) of the aggregate number of Units then owned by Limited Partners of any series, that a meeting of the Fund (or of any or all series of Units) be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement, the General Partner shall, by written notice to each Limited Partner of record mailed within fifteen (15) days after such receipt, call a meeting of the Fund (or of such series of Units). Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

      The General Partner may not restrict the voting rights of Limited Partners except as set forth herein.

      In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

      18. GOVERNING LAW.

      THE VALIDITY AND CONSTRUCTION OF THIS LIMITED PARTNERSHIP AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING SPECIFICALLY THE ACT (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW); PROVIDED, HOWEVER, CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAW SHALL NOT BE GOVERNED BY THIS SECTION 18.

            19. MISCELLANEOUS.

            (a) COMPLIANCE WITH THE INVESTMENT ADVISERS ACT OF 1940. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

            (b) NOTICES. All notices under this Limited Partnership Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

            (c) BINDING EFFECT. This Limited Partnership Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

            (d) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

            IN WITNESS WHEREOF, the parties hereto have executed this Limited Partnership Agreement as of the day and year first above written.


                                     LPA-18

GENERAL PARTNER:

MERRILL LYNCH INVESTMENT
   PARTNERS INC.


By /s/ JOHN R. FRAWLEY, JR.                    .
   -----------------------------------------
       John R. Frawley, Jr.
       President and Chief Executive Officer

LIMITED PARTNERS:

All Limited partners now and hereafter admitted as limited partners of the Fund pursuant to Powers of Attorney now or hereafter executed in favor of, and delivered to, the General Partner

By /s/ JOHN R. FRAWLEY, JR.
   -----------------------------------------
       John R. Frawley, Jr.
       President and Chief Executive
        Officer


                                     LPA-19

                                                                       EXHIBIT B

                          ML PRINCIPAL PROTECTION L.P.

                                     AMENDED
                                     FORM OF
                               GUARANTEE AGREEMENT

      GUARANTEE AGREEMENT made as of the 1st day of January, 1997 between MERRILL LYNCH & CO., INC., a Delaware corporation ("ML&Co."), and ML PRINCIPAL PROTECTION L.P., a Delaware limited partnership (the "Fund").

      1. ML&Co. shall make, on April 30, 2002 and as of each calendar quarter-end thereafter (the "Principal Assurance Dates") (subject to adjustment by up to one month in the discretion of MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP")), sufficient payments to the Fund so that the Net Asset Value per Unit of each series of Units, as of the Principal Assurance Date for such series, which is available for distribution to Limited Partners (after adjustment for all liabilities of the Fund to third parties) will be at least $100, as of such date. Such $100 minimum Net Asset Value per Unit shall not be reduced by the distributions, if any, made by the Fund in respect of the series of Units in question, which distributions are entirely in the discretion of the General Partner.

      2. This Guarantee Agreement -- which supports a corresponding obligation of MLIP, an indirect wholly-owned subsidiary of ML&Co. --will remain in effect unless the Fund is dissolved or MLIP is removed as the general partner of the Fund, in each case with the approving vote of the Limited Partners -- upon either of which events this Guarantee Agreement will terminate without any payment obligation on behalf of ML&Co.

      3. ML&Co. acknowledges and agrees that its risk under this Guarantee Agreement is in no respect mitigated by the fact that the Fund will not trade directly, but rather through a wholly-owned subsidiary limited partnership, ML PRINCIPAL PROTECTION TRADING L.P. (the "Trading Partnership "), because the Fund will commit to pay losses and expenses incurred by the Trading Partnership in amounts in excess of the capital invested in the Trading Partnership by the Fund.

      4. ML&Co. agrees that in the event it is required to make one or more payments under this Guarantee Agreement, any such payment will be made without recourse to the Fund, the Trading Partnership, MLIP, Merrill Lynch Futures Inc. or any Limited Partner.

      5. ML&Co. shall be obligated to make payments under this Guarantee Agreement only on the Principal Assurance Date for each series and only in respect of Units of such series outstanding on such date (including Units then being redeemed).

      6. This Guarantee Agreement is an agreement between ML&Co. and the Fund; investors in the Fund are in no respects parties hereto.

      7. This Guarantee Agreement will terminate as to each series of Units on the Principal Assurance Date for such series, upon payment by ML&Co. of any amounts due hereunder at such time. No series, except as of the Principal Assurance Date for such series, shall have any rights hereunder.

      8. This Guarantee Agreement shall inure to the benefit of the Fund only in respect of each series of Units as of its Principal Assurance Date, not in respect of Units of other series.

      9. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, this Guarantee Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

MERRILL LYNCH & CO., INC.


By:______________________________

Title:___________________________

ML PRINCIPAL PROTECTION L.P.

By: MERRILL LYNCH INVESTMENT PARTNERS INC.
            (GENERAL PARTNER)


By:______________________________

Title:___________________________

                                                                       EXHIBIT C

                          ML PRINCIPAL PROTECTION L.P.

                              --------------------

                            SUBSCRIPTION REQUIREMENTS

      By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML PRINCIPAL PROTECTION L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at the price of $100 per Unit ($97 per Unit in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates) as described in the Fund's Prospectus dated _________, 1999, as the same may from time to time be supplemented and amended (the "Prospectus"). EXCEPT AS SET FORTH BELOW IN THE CASE OF MAINE AND MICHIGAN RESIDENTS, INVESTORS WHO ARE CURRENTLY LIMITED PARTNERS IN THE FUND NEED NOT EXECUTE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN ORDER TO PURCHASE ADDITIONAL UNITS. HOWEVER, SUCH PERSONS MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND AND CAREFULLY REVIEW THIS EXHIBIT C -- SUBSCRIPTION REQUIREMENTS AS WELL AS THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. SUCH PERSONS' MERRILL LYNCH FINANCIAL CONSULTANTS WILL BE REQUIRED TO RECONFIRM THAT SUCH PERSONS CONTINUE TO MEET THE SUITABILITY REQUIREMENTS SET FORTH BOTH HEREIN AND THEREIN IN ORDER FOR SUCH PERSONS TO BE ABLE TO PURCHASE ADDITIONAL UNITS.

      By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of Purchaser's subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Fourth Amended and Restated Limited Partnership Agreement, included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

REPRESENTATIONS AND WARRANTIES

      As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, ML Principal Protection Trading L.P., MLIP, Merrill Lynch Futures Inc. and the Selling Agent as follows:

      (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus --together with the applicable Prospectus Supplement, if any, and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser subscribed to purchase Units.

      (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

      (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

      (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

      (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is acquiring the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agree ment and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

      (f) Purchaser (or the entity on behalf of which Purchaser is subscribing) either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. IT IS AN NFA REQUIREMENT THAT MLIP ATTEMPT TO VERIFY THAT ANY ENTITY WHICH SEEKS TO PURCHASE UNITS BE DULY REGISTERED WITH THE CFTC AND A MEMBER OF THE NFA, IF REQUIRED. PURCHASER AGREES TO SUPPLY MLIP WITH SUCH INFORMATION AS MLIP MAY REASONABLY REQUEST IN ORDER TO ATTEMPT SUCH VERIFICATION. MOST ENTITIES WHICH ACQUIRE UNITS WILL, AS A RESULT, THEMSELVES BECOME COMMODITY POOLS WITHIN THE INTENT OF APPLICABLE CFTC AND NFA RULES, AND THEIR SPONSORS, ACCORDINGLY, WILL BE REQUIRED TO REGISTER AS COMMODITY POOL OPERATORS.

      (g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary"), that: (i) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating to the Fund; (ii) the Plan Fiduciary has determined that an investment in the Fund by such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (iii) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (iv) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (v) none of any Advisor to the Fund, the Selling Agent, Merrill Lynch Futures Inc. ("MLF"), Merrill Lynch International Bank ("MLIB"), Merrill Lynch Asset Management, L.P. ("MLAM"), any of their respective affiliates or any of their respective agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (C) is an employer maintaining or contributing to the Plan; and (vi) the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of MLIP, any Advisor to the Fund, the Selling Agent, MLF, MLIB, MLAM and any of their respective affiliates, and (C) is qualified to make such investment decision. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

      THE REPRESENTATIONS AND STATEMENTS SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE FUND, ML PRINCIPAL PROTECTION TRADING L.P., MLIP, THE ADVISORS TO THE FUND, THE SELLING

AGENT, MLF, MLIB, MLAM OR OTHERS IN ANY LITIGATION OR OTHER PROCEEDING.

INVESTOR SUITABILITY

      PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW (NET WORTH FOR SUCH PURPOSES IS IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER SHOULD NOT INVEST MORE THAN 10% OF PURCHASER'S READILY MARKETABLE ASSETS IN THE FUND.

      1. Arizona -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual income of at least $60,000.

      2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.

      3. Indiana -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual income of at least $100,000.

      4. Iowa -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      5. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 OR a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

      6. Massachusetts -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual income of at least $100,000.

      7. Michigan -- Net worth of at least $225,000 OR a net worth of at least $60,000 and taxable income in the immediately preceding year of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

      8. Minnesota -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual income of at least $100,000.

       9. Mississippi -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual income of at least $60,000.

      10. Missouri -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual income of at least $100,000.

      11. New Hampshire -- Net worth of at least $250,000 OR a net worth of at least $125,000 and an annual income of at least $50,000.

      12. North Carolina -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual income of at least $60,000.

      13. Oklahoma -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual income of at least $60,000.

      14. Oregon -- Net worth of at least $225,000 OR a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      15. Pennsylvania -- Net worth of at least $175,000 OR a net worth of at least $100,000 and an annual taxable income of at least $50,000 in the immediately preceding year and an expectation of the same in the current year.

      16. South Carolina -- Net worth of at least $100,000 OR a net income in the immediately preceding year some portion of which was subject to maximum federal and state income tax.

      17. South Dakota -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual income of at least $100,000.

      18. Tennessee -- Net worth of at least $250,000 and gross income during the immediately preceding year and an expectation of gross income during the current year of at least $65,000 OR a net worth of at least $500,000.

      19. Texas -- Net worth of at least $250,000 OR a net worth of at least $100,000 and an annual taxable income of at least $100,000.

                                                                       EXHIBIT D

                          ML PRINCIPAL PROTECTION L.P.

                            -------------------------

                            SUBSCRIPTION INSTRUCTIONS

  ANY PERSON CONSIDERING PURCHASING UNITS SHOULD CAREFULLY READ AND REVIEW THE
     PROSPECTUS OF THE FUND DATED _________, 1999, TOGETHER WITH THE CURRENT PROSPECTUS SUPPLEMENT, IF ANY, AND SUMMARY FINANCIAL INFORMATION RELATING
         TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS WHICH ACCOMPANY THE
                                   PROSPECTUS.

      THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO PERSON SHOULD INVEST MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS IN THE FUND.

      THE DIFFERENT SERIES OF UNITS ARE EACH SOLD AT $100 PER UNIT BUT OVER TIME COME TO HAVE DIFFERENT NET ASSET VALUES.

      EXISTING LIMITED PARTNERS WHO ARE SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE BUT MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND (TOGETHER WITH THE CURRENT PROSPECTUS SUPPLEMENT, IF ANY, AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS) AND CAREFULLY REVIEW THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AS WELL AS EXHIBIT C --SUBSCRIPTION REQUIREMENTS. SUCH LIMITED PARTNERS' MERRILL LYNCH FINANCIAL CONSULTANTS MUST RECONFIRM THAT SUCH LIMITED PARTNERS CONTINUE TO MEET THE STANDARDS AND REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT C -- SUBSCRIPTION REQUIREMENTS IN ORDER FOR SUCH LIMITED PARTNERS TO BE ELIGIBLE TO PURCHASE ADDITIONAL UNITS.

      ANY ADDITIONAL UNITS PURCHASED BY AN EXISTING LIMITED PARTNER WILL BE A DIFFERENT SERIES OF UNITS THAN THE UNITS ALREADY OWNED BY SUCH LIMITED PARTNER.

                            -------------------------

FILL IN ALL OF THE BOXES ON PAGES SA-4 and SA-5; TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1 -- Financial Consultants must complete the information required.

Item 2 -- Enter the number of Units to be purchased.

Item 3 -- Enter the dollar amount (no cents) of the purchase (the dollar amount must be $100 per Unit; $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

Item 4 -- Enter customer's Merrill Lynch Account Number.

Item 5 -- Enter the Social Security Number or Taxpayer ID Number.
          In case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

      TRUST -- Enter the Trust name on line 8 and the trustee's name on line 9, followed by "Trustee." If applicable, use line 10 for the custodian's name, followed by "Custodian." BE SURE TO FURNISH THE TAXPAYER ID NUMBER OF THE TRUST.

      CUSTODIAN UNDER UNIFORM GIFTS TO MINORS ACT -- Complete line 6 with the name of minor followed by "UGMA." On line 9 enter the


                                     SA-(i)
custodian's name, followed by "Custodian." BE SURE TO FURNISH THE MINOR'S SOCIAL SECURITY NUMBER.

      PARTNERSHIP OR CORPORATION -- The Partnership or Corporation name is required on line 8. Enter an partner's or officer's name on line 9. BE SURE TO FURNISH THE TAXPAYER ID NUMBER OF THE PARTNERSHIP OR CORPORATION.

Items 6, 7, 8 -- Enter the exact name in which the Units are to be held.

Item 9        --  Enter a partner's or an officer's name.

Item 10       --  Complete information as required.

Item 11       --  The investor(s) (EXCEPT CURRENT LIMITED PARTNERS IN THE
                  PARTNERSHIP OTHER THAN RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 11, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 11.

Item 12     --    Financial Consultants must complete the information required.

                      THE SPECIMEN COPY OF THE SUBSCRIPTION
                        AGREEMENT AND POWER OF ATTORNEY
                         SIGNATURE PAGE (PAGES SA-2 AND
                          SA-3) SHOULD NOT BE EXECUTED.

Instructions to Financial Consultants:

                     THE EXECUTED SUBSCRIPTION AGREEMENT AND
                      POWER OF ATTORNEY SIGNATURE PAGE MUST
                        BE RETAINED IN THE BRANCH OFFICE.

      RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS) OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE REGARDING THE CONTINUING SUITABILITY OF EXISTING LIMITED PARTNERS SUBSCRIBING FOR ADDITIONAL UNITS MUST ALSO BE RETAINED IN THE BRANCH OFFICE.


                                     SA-(ii)

                          ML PRINCIPAL PROTECTION L.P.

                            LIMITED PARTNERSHIP UNITS

                              --------------------

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                 NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                             SUBSCRIPTION AGREEMENT

ML PRINCIPAL PROTECTION L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
South Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

            1. I subscribe for the amount of Units indicated on the Subscription Agreement Signature Page.

            The purchase price is the $100 per Unit -- $97 of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

            The purchase date for my Units is the first day of the calendar quarter immediately following this subscription being accepted. My Financial Consultant will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

            2. I have received both parts of the Prospectus -- the Disclosure Document and the Statement of Additional Information (both parts bound together) -- as well as the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

            3. I irrevocably appoint MLIP as my true and lawful
Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLIP considers appropriate to carry out the provisions of the Limited Partnership Agreement.

            4. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                     READILY MARKETABLE ASSETS IN THE FUND.


1    Financial Consultant  /_/_/_/_/_/_/_/_/_/_/_/_/  /_/   /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/_/
     Name                  First                      M.I.  Last                             Sub. Order Ref.#

     Financial Consultant
     Phone Number          /_/_/_/-/_/_/_/-/_/_/_/_/  Financial Consultant Number /_/_/_/_/  Branch Wire Code /_/_/_/


                          ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
    PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.


     The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co. Inc. and its affiliates.

     The named investor acknowledges receipt of the Prospectus of the Fund dated _____________, 1999, including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein the terms of which govern the investment in the Units being subscribed for hereby, together with the accompanying Prospectus Supplement, if any, and summary financial information relating to the Fund current within 60 calendar days.

     If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith
     Incorporated:

2. The minimum value of all securities and funds in such IRA, Basic(TM)or SEP account is $10,000;

3. The minimum subscription is 20 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM)or SEP account on the subscription date; and

4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.


2    /_/_/_/_/_/_/_/                              /_/_/_/_/_/_/_/_/_/                          /_/_/_/-/_/_/_/_/_/
     Number of Units (minimum 50 Units;           Total $ Amount (No. of Units x               Merrill Lynch Account #
     20 Units for IRAs/Tax Exempts;               $100; $97 for Merrill Lynch officers
     10 Units for existing Limited Partners       and employees)
     subscribing for additional Units)


          5    /_/_/_/-/_/_/_/-/_/_/_/_/             /_/_/-/_/_/_/_/_/_/_/
               Social Security Number        or      Taxpayer ID Number


     Limited Partner Name
6    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/     /_/       /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     First Name                              M.I.      Last Name

     Joint Partner Name
7    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/     /_/       /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     First Name                              M.I.      Last Name


     Partnership, Corporate or Trust Limited Partner Name
8    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
9    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Additional Information
10   /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Residence Address of Limited Partner (P.O. Box Numbers are Not Appropriate for Residence Address)
     /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/
     Street Number  Street Name                                  Apt. Number

     /_/_/_/_/_/ /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/ /_/_/ /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.   City                                State  Zip Code

     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

     Mailing Address of Limited Partner (If Other Than Residence Address) /_/_/_/_/_/_/ /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/ /_/_/_/_/_/
     Street Number  Street Name                                  Apt. Number

     /_/_/_/_/_/_/  /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/  /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.      P.O. Box No.   City                             State  Zip Code


     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

     /_/ Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

     Name of Custodian if Not Merrill Lynch
     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/


     Mailing Address of Custodian Other Than Merrill Lynch
     /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/_/
     Street Number  Street Name                                          Apt. Number


     /_/_/_/_/_/_/  /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/  /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.      P.O. Box No.   City                             State  Zip Code


     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

                          ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

11                           FOR USE BY INVESTOR


X                                             X
  -------------------------------------        -------------------------------------------
  Signature of Investor       Date             Signature of Joint Investor (if any)   Date

  (   )      -
  -------------------------------------        Subscription for the series of Units to be sold as of
  Telephone Number of Investor                                                                      (insert date)
                                               -----------------------------------------------------


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE PROSPECTUS DATED ____________, 1999, THE ACCOMPANYING PROSPECTUS SUPPLEMENT, IF ANY, AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 9. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

12                        FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant must sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
  -----------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  -----------------------------------------------------------------------------
  Office Manager Signature                                       Date


For Office     Date Received   Country Code  Additional Order   Control Number
 Use Only      /_/_/_/_/_/_/      /_/_/           /_/           /_/_/_/_/_/


1    Financial Consultant  /_/_/_/_/_/_/_/_/_/_/_/_/  /_/   /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/_/
     Name                  First                      M.I.  Last                             Sub. Order Ref.#

     Financial Consultant
     Phone Number          /_/_/_/-/_/_/_/-/_/_/_/_/  Financial Consultant Number /_/_/_/_/  Branch Wire Code /_/_/_/


                          ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
    PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.


     The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co. Inc. and its affiliates.

     The named investor acknowledges receipt of the Prospectus of the Fund dated _____________, 1999, including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein the terms of which govern the investment in the Units being subscribed for hereby, together with the accompanying Prospectus Supplement, if any, and summary financial information relating to the Fund current within 60 calendar days.

     If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith
     Incorporated:

2. The minimum value of all securities and funds in such IRA, Basic(TM)or SEP account is $10,000;

3. The minimum subscription is 20 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM)or SEP account on the subscription date; and

4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.


2    /_/_/_/_/_/_/_/                              /_/_/_/_/_/_/_/_/_/                          /_/_/_/-/_/_/_/_/_/
     Number of Units (minimum 50 Units;           Total $ Amount (No. of Units x               Merrill Lynch Account #
     20 Units for IRAs/Tax Exempts;               $100; $97 for Merrill Lynch officers
     10 Units for existing Limited Partners       and employees)
     subscribing for additional Units)


          5    /_/_/_/-/_/_/_/-/_/_/_/_/             /_/_/-/_/_/_/_/_/_/_/
               Social Security Number        or      Taxpayer ID Number


     Limited Partner Name
6    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/     /_/       /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     First Name                              M.I.      Last Name

     Joint Partner Name
7    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/     /_/       /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     First Name                              M.I.      Last Name


     Partnership, Corporate or Trust Limited Partner Name
8    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
9    /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Additional Information
10   /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/

     Residence Address of Limited Partner (P.O. Box Numbers are Not Appropriate for Residence Address)
     /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/
     Street Number  Street Name                                  Apt. Number

     /_/_/_/_/_/ /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/ /_/_/ /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.   City                                State  Zip Code

     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

     Mailing Address of Limited Partner (If Other Than Residence Address) /_/_/_/_/_/_/ /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/ /_/_/_/_/_/
     Street Number  Street Name                                  Apt. Number

     /_/_/_/_/_/_/  /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/  /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.      P.O. Box No.   City                             State  Zip Code


     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

     /_/ Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

     Name of Custodian if Not Merrill Lynch
     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/


     Mailing Address of Custodian Other Than Merrill Lynch
     /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/_/_/_/_/
     Street Number  Street Name                                          Apt. Number


     /_/_/_/_/_/_/  /_/_/_/_/_/_/  /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  /_/_/  /_/_/_/_/_/_/_/_/_/_/
     Bldg. No.      P.O. Box No.   City                             State  Zip Code


     /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/
     Country (If Other Than U.S.A.)

                          ML PRINCIPAL PROTECTION L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

11                           FOR USE BY INVESTOR


X                                             X
  -------------------------------------        -------------------------------------------
  Signature of Investor       Date             Signature of Joint Investor (if any)   Date

  (   ) -
  -------------------------------------        Subscription for the series of Units to be sold as of
  Telephone Number of Investor                                                                      (insert date)
                                               -----------------------------------------------------


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE PROSPECTUS DATED ____________, 1999, THE ACCOMPANYING PROSPECTUS SUPPLEMENT, IF ANY, AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 9. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

12                        FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant must sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
  -----------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  -----------------------------------------------------------------------------
  Office Manager Signature                                       Date


For Office     Date Received   Country Code  Additional Order   Control Number
 Use Only      /_/_/_/_/_/_/      /_/_/           /_/           /_/_/_/_/_/

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         MLIP will pay the costs associated with preparing, filing and distributing the Prospectus and this Post-Effective Amendment to the Registration Statement. The following is an estimate of such costs:

                                                                   Approximate
                                                                      Amount
                                                                   -----------
Printing Expenses...........................................         125,000
Fees of Certified Public Accountants........................          50,000
Blue Sky Expenses (Excluding Legal Fees)....................          10,000
Fees of Counsel.............................................         100,000
Escrow Fees.................................................          40,000
Miscellaneous Offering Costs................................          25,000
                                                                    --------
   Total....................................................        $350,000
                                                                    ========

                              --------------------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 16 of the Fourth Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct.

         In the Selling Agreement, each Trading Advisor has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to such Trading Advisor or any principal of such Trading Advisor or their operations, trading systems, methods or performance, which was made in this Registration Statement, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by such Trading Advisor for inclusion therein.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

         (a) Exhibits.

         The following exhibits are filed herewith.

Exhibit
Number      Description of Document
------      -----------------------

3.01 Fourth Amended and Restated Limited Partnership Agreement of the Partnership (included as Exhibit A to the Prospectus).

5.01        Opinion of Sidley & Austin relating to the legality of the Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences

10.01 Amended Form of Merrill Lynch & Co., Inc. Guarantee Agreement (included as Exhibit B to the Prospectus).

10.02 Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).

23.01       Consent of Sidley & Austin (contained in their opinion in Exhibit
            5.01)

23.02       Consent of Deloitte & Touche LLP

27.01       Financial Data Schedule

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Registrant's Registration Statement on Form S-1 filed with the Commission on August 4 , 1998 (Reg. No. 333-60567).

Exhibit
Number      Description of Document
------      -----------------------

1.01        Selling Agreement Amendment

10.02 Subscription Agreement and Power of Attorney included as Exhibit D to the Prospectus.

10.03       Customer Agreement Amendment

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-1 filed with the Commission on January 28, 1997 (Reg. No. 333-7593).

Exhibit
Number      Description of Document
------      -----------------------

10.01 Form of Amendment to the Customer Agreement between the Trading Partnership and Merrill Lynch Futures

10.03 Form of Advisory Agreement among the Partnership, Trading Partnership, General Partner and each Trading Advisor.

10.04 Form of Consulting Agreement among the Partnership, Trading Partnership, General Partner and each Trading Advisor.

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to Registrant's Registration Statement on Form S-1 filed with the Commission on August 27, 1996 (Reg. No. 333-7593).

Exhibit
Number      Description of Document
------      -----------------------

1.01        Form of Selling Agreement among the Partnership, the Trading
(Amended)   Partnership, the General Partner, Merrill Lynch Futures, the Selling
            Agent and the Trading Advisors.

1.02 Form of Amendment to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent and each additional Trading Advisor.

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Registrant's Registration Statement on Form S-1, as filed with the Commission on July 3, 1996 (Reg. No. 333-7593) which also constituted Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-73914).

Exhibit
Number      Description of Document
------      -----------------------

3.01(i) Amended and Restated Certificate of Limited Partnership of the Partnership.

3.02(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

3.03(ii) Second Amended and Restated Limited Partnership Agreement of the Trading Partnership.

10.01 Form of Advisory Agreement among the Partnership, Trading Partnership, the General Partner and each Trading Advisor.

10.02 Form of Consulting Agreement between Merrill Lynch Futures and each Trading Advisor.

10.03 Form of Customer Agreement between the Trading Partnership and Merrill Lynch Futures.

10.04 Form of Escrow Agreement among the Partnership, the Escrow Agent, the Selling Agent and the General Partner.

10.07 Foreign Exchange Desk Service Agreement with Amendment adding the Trading Partnership as a party thereto.

10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

10.09(a)    Note from Merrill Lynch Futures Inc. to the Trading Partnership.

10.09(b) Note from Merrill Lynch, Pierce, Fenner & Smith Incorporated to the Partnership.

10.10       Minimum Net Asset Value per Unit undertaking of the General Partner.

10.11 Form of Custody Agreement between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Partnership.

      The following exhibit is incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as filed with the Commission and which became effective on January 25, 1996 (Reg. No. 33-73914).

Exhibit
Number      Description of Document
------      -----------------------

1.01 Amendment No. 4 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent and AIB Investment Managers Limited.

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 3 (Second Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the Commission on December 8, 1995 (Reg. No. 33-73914).

Exhibit
Number      Description of Document
------      -----------------------

1.01 Amendment No. 2 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and the Advisors amending certain provisions thereof; and

            Amendment No. 3 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and Millburn Ridgefield Corporation.

1.02        Form of Assignment of Selling Agreement.

3.03(i) Amended and Restated Certificate of Limited Partnership of the Partnership.

3.04(i) Amended and Restated Certificate of Limited Partnership of the Trading Partnership.

3.06(ii) Amendment to the Limited Partnership Agreement of the Trading Partnership.

10.10       Form of Assignment of Advisory Agreement.

10.11       Form of Assignment of Consulting Agreement.

10.13       Amendment No. 1 to the Customer Agreement.

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 2 (First Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the commission on March 24, 1995 and which became effective on April 20, 1995 (Reg. No. 33-73914).

Exhibit
Number      Description of Document
------      -----------------------

1.01 Amendment No. 1 to the Selling Agreement among the Partnership, the Trading Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, Emcor Eurocurrency Management Corporation and Trendstat Capital Management, Inc.

10.09 Custody Agreement among the Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on June 14, 1994 and which became effective on July 14, 1994 (Reg. No. 33-73914).

Exhibit
Number      Description of Document
------      -----------------------

1.01        Selling Agreement among the Partnership, the Trading Partnership,
(Amended)   the General Partner, Merrill Lynch Futures, the Selling Agent and
            the Trading Advisors.

10.01       Form of Advisory Agreement among the Partnership, the Trading
(Amended)   Partnership, MLFIP and each Trading Advisor.

10.02       Form of Consulting Agreement between Merrill Lynch Futures and each
(Amended)   Trading Advisor.

10.03       Form of Customer Agreement between the Trading Partnership and
(Amended)   Merrill Lynch Futures.

10.04       Form of Escrow Agreement among the Partnership, the Escrow Agent,
(Amended)   the Selling Agent and MLFIP.

10.07       Foreign Exchange Desk Service Agreement with Amendment adding the
(Amended)   Trading Partnership as a party thereto.

10.08 Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the Trading Partnership and MLAM.

            (b) Financial Statement Schedules.

            No Financial Schedules are required to be filed herewith.

ITEM 17. UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 26th day of March, 1999.

ML Principal Protection L.P.

By: Merrill Lynch Investment Partners Inc.
    General Partner


By: /s/ JOHN R. FRAWLEY, JR.
    -----------------------------------------
      John R. Frawley, Jr.
      Chairman, President and Chief Executive
      Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/s/  JOHN R. FRAWLEY, JR.   Chairman, Chief Executive
--------------------------  Officer, President and Director     March 26, 1999
     John R. Frawley, Jr.   (Principal Executive Officer)



/s/   JO ANN DIDARIO        Vice President, Chief
--------------------------  Financial Officer and Treasurer     March 26, 1999
      Jo Ann DiDario        (Principal Financial
                            and Accounting Officer)


/s/  JEFFREY F. CHANDOR     Senior Vice President,
--------------------------  Director of Sales,                  March 26, 1999
     Jeffrey F. Chandor     Marketing and Research and Director


/s/  STEPHEN G. BODURTHA     Director                           March 26, 1999
--------------------------
     Stephen G. Bodurtha


/s/  ALLEN N. JONES          Director                           March 26, 1999
--------------------------
     Allen N. Jones


/s/  JOSEPH H. MOGLIA        Director                           March 26, 1999
--------------------------
     Joseph H. Moglia

            (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

MERRILL LYNCH INVESTMENT PARTNERS INC.
General Partner of Registrant                                  March 26, 1999


By /s/ JOHN R. FRAWLEY, JR.
----------------------------
       John R. Frawley, Jr.
    Chairman, Chief Executive
      Officer and President

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 26th day of March, 1999.

ML Principal Protection L.P.

By: Merrill Lynch Investment Partners Inc.
    General Partner


By: /s/ JOHN R. FRAWLEY, JR.
    -----------------------------------------
        John R. Frawley, Jr.
        Chairman, President and Chief Executive
        Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/s/  JOHN R. FRAWLEY, JR.     Chairman, Chief Executive
----------------------------  Officer, President and Director     March 26, 1999
     John R. Frawley, Jr.     (Principal Executive Officer)

/s/  JO ANN DIDARIO           Vice President, Chief
----------------------------  Financial Officer and Treasurer     March 26, 1999
     Jo Ann DiDario           (Principal Financial
                              and Accounting Officer)

/s/  JEFFREY F. CHANDOR       Senior Vice President,
----------------------------  Director of Sales,                  March 26, 1999
     Jeffrey F. Chandor       Marketing and Research and Director


/s/  STEPHEN G. BODURTHA      Director                            March 26, 1999
----------------------------
     Stephen G. Bodurtha


/s/  ALLEN N. JONES           Director                            March 26, 1999
----------------------------
     Allen N. Jones


/s/  JOSEPH H. MOGLIA         Director                            March 26, 1999
----------------------------
     Joseph H. Moglia

            (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

MERRILL LYNCH INVESTMENT PARTNERS INC.
General Partner of Registrant                                     March 26, 1999


By /s/ JOHN R. FRAWLEY, JR.
----------------------------
       John R. Frawley, Jr.
       Chairman, Chief Executive
          Officer and President

                            PRINCIPAL PROTECTION L.P.
                        PRINCIPAL PROTECTION TRADING L.P.

                                  EXHIBIT LIST

Exhibit
Number      Description of Document
------      -----------------------

3.01 Fourth Amended and Restated Limited Partnership Agreement of the Partnership (included as Exhibit A to the Prospectus).

5.01        Opinion of Sidley & Austin relating to the legality of the Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences

10.01 Amended Form of Merrill Lynch & Co., Inc. Guarantee Agreement (included as Exhibit B to the Prospectus).

10.02 Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).

23.01       Consent of Sidley & Austin (contained in their opinion in Exhibit
            5.01)

23.02       Consent of Deloitte & Touche LLP

27.01       Financial Data Schedule